                                                               EXHIBIT 99.1
--------------------------------------------------------------------------------


                                   $75,000,000


                                CREDIT AGREEMENT


                            Dated as of June 9, 1998


                                      among


                               FRESH FOODS, INC.,

                                       and

                        Certain of its U.S. Subsidiaries,

                                  as Borrowers,

                       EACH OF THE FINANCIAL INSTITUTIONS
                          INITIALLY A SIGNATORY HERETO,
                          TOGETHER WITH THOSE ASSIGNEES
                        PURSUANT TO SECTION 14.6 HEREOF,

                                   as Lenders,

                                       and

                       FIRST UNION COMMERCIAL CORPORATION,

                                    as Agent


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I  DEFINITIONS............................................................................................1
         1.1 General Definitions..................................................................................1
         1.2 Accounting Terms and Determinations.................................................................27
         1.3 Other Definitional Terms............................................................................28

ARTICLE II  REVOLVING LOANS......................................................................................28
         2.1 Revolving Loans.....................................................................................28
         2.2 [intentionally left blank]..........................................................................34
         2.3 Optional and Mandatory Prepayments; Reduction of Commitments........................................34
         2.4 Payments and Computations...........................................................................35
         2.5 Maintenance of Account..............................................................................37
         2.6 Statement of Account................................................................................38
         2.7 Taxes...............................................................................................38
         2.8 Sharing of Payments.................................................................................40
         2.9 Pro Rata Treatment..................................................................................40
         2.10 Extensions and Conversions.........................................................................40

ARTICLE III  LETTERS OF CREDIT...................................................................................41
         3.1 Issuance............................................................................................41
         3.2 Notice and Reports..................................................................................41
         3.3 Participation.......................................................................................42
         3.4 Reimbursement.......................................................................................42
         3.5 Repayment with Revolving Loans......................................................................43
         3.6 Renewal, Extension..................................................................................44
         3.7 Uniform Customs and Practices.......................................................................44
         3.8 Indemnification; Nature of Issuing Bank's Duties....................................................44
         3.9 Responsibility of Issuing Bank......................................................................46
         3.10 Conflict with Letter of Credit Documents...........................................................46

ARTICLE IV  INTEREST AND FEES....................................................................................46
         4.1 Interest on Loans...................................................................................46
         4.2 Interest After Event of Default.....................................................................46
         4.3 Unused Line Fee.....................................................................................47
         4.4 Lenders' Fees/Agent's Fees..........................................................................47
         4.5 Letter of Credit Fees...............................................................................47
         4.6 Authorization to Charge Account.....................................................................48
         4.7 Indemnification in Certain Events...................................................................48
         4.8 Inability To Determine Interest Rate................................................................48
         4.9 Illegality..........................................................................................49
         4.10 Funding Indemnity..................................................................................49


ARTICLE V  CONDITIONS PRECEDENT..................................................................................50
         5.1 Closing Conditions..................................................................................50
         5.2 Material Adverse Change.............................................................................50
         5.3 Fees................................................................................................50
         5.4 Representations and Warranties; No Default..........................................................50
         5.5 Notice of Borrowing.................................................................................51
         5.6 Additional Documents................................................................................51

ARTICLE VI  REPRESENTATIONS AND WARRANTIES.......................................................................51
         6.1 Organization and Qualification......................................................................51
         6.2 Solvency............................................................................................52
         6.3 Liens; Inventory....................................................................................52
         6.4 No Conflict.........................................................................................52
         6.5 Enforceability......................................................................................53
         6.6 Financial Data......................................................................................53
         6.7 Locations of Offices, Records and Inventory.........................................................54
         6.8 Fictitious Business Names...........................................................................54
         6.9 Subsidiaries........................................................................................54
         6.10 No Judgments or Litigation.........................................................................54
         6.11 No Defaults........................................................................................55
         6.12 No Employee Disputes...............................................................................55
         6.13 Compliance with Law................................................................................55
         6.14 ERISA..............................................................................................55
         6.15 Compliance with Environmental Laws.................................................................56
         6.16 Use of Proceeds....................................................................................56
         6.17 Intellectual Property..............................................................................57
         6.18 Licenses and Permits...............................................................................57
         6.19 Title to Property..................................................................................58
         6.20 Labor Matters......................................................................................58
         6.21 Investment Company.................................................................................59
         6.22 Margin Security....................................................................................59
         6.23 No Event of Default................................................................................59
         6.24 Taxes and Tax Returns..............................................................................59
         6.25 No Other Indebtedness..............................................................................60
         6.26 Status of Accounts.................................................................................60
         6.27 Representations and Warranties.....................................................................60
         6.28 Material Contracts.................................................................................61
         6.29 Survival of Representations........................................................................61
         6.30 Affiliate Transactions.............................................................................61
         6.31 Key Members of Management..........................................................................61
         6.32 Accuracy and Completeness of Information...........................................................61
         6.33 Farm Products, etc.................................................................................61

ARTICLE VII  AFFIRMATIVE COVENANTS...............................................................................62
         7.1 Financial Information...............................................................................62


         7.2 Inventory/ Equipment................................................................................64
         7.3 Corporate Existence.................................................................................64
         7.4 ERISA...............................................................................................65
         7.5 Proceedings or Adverse Changes......................................................................66
         7.6 Environmental Matters...............................................................................66
         7.7 Books and Records...................................................................................67
         7.8 Collateral Records..................................................................................68
         7.9 Security Interests..................................................................................68
         7.10 Insurance; Casualty Loss...........................................................................69
         7.11 Taxes..............................................................................................70
         7.12 Compliance With Laws...............................................................................70
         7.13 Use of Proceeds....................................................................................70
         7.14 Fiscal Year........................................................................................70
         7.15 Notification of Certain Events.....................................................................71
         7.16 Additional Borrowers...............................................................................71
         7.17 Schedules of Accounts and Purchase Orders..........................................................72
         7.18 Collection of Accounts.............................................................................72
         7.19 Notice; Credit Memoranda; and Returned Goods.......................................................72
         7.20 Acknowledgment Agreements..........................................................................73
         7.21 Trademarks.........................................................................................73
         7.22 Maintenance of Property............................................................................73
         7.23 Covenants Relating to Packers and Stockyard Act....................................................73
         7.24 Covenants Relating to Food Security Act............................................................73
         7.25 Year 2000 Compliance...............................................................................74
         7.26 Additional Eligible Real Property..................................................................74
         7.27 Reorganization.....................................................................................74
         7.28 Post-Closing Matters...............................................................................74

ARTICLE VIII  FINANCIAL COVENANTS................................................................................75
         8.1 Leverage Ratio......................................................................................75
         8.2 Fixed Charge Coverage Ratio.........................................................................75
         8.3 Capital Expenditures................................................................................75
         8.4 Restaurant Capital Expenditures.....................................................................76
         8.5 Availability........................................................................................76

ARTICLE IX  NEGATIVE COVENANTS...................................................................................76
         9.1 Restrictions on Liens...............................................................................76
         9.2 Restrictions on Additional Indebtedness.............................................................76
         9.3 Restrictions on Sale of Assets......................................................................76
         9.4 No Corporate Changes................................................................................77
         9.5 No Guarantees.......................................................................................77
         9.6 No Restricted Payments..............................................................................77
         9.7 No Investments......................................................................................77
         9.8 No Affiliate Transactions...........................................................................77
         9.9 No Prohibited Transactions Under ERISA..............................................................78


         9.10 No Additional Bank Accounts........................................................................79
         9.11 No Excess Cash.....................................................................................79
         9.12 Restrictions on the Company........................................................................79
         9.13 Issuance of Stock..................................................................................79
         9.14 Material Amendments of Material Contracts..........................................................79
         9.15 Additional Negative Pledges........................................................................79
         9.16 Senior Unsecured Debt..............................................................................80
         9.17 Sale and Leaseback.................................................................................80
         9.18 Licenses, Etc......................................................................................80
         9.19 Limitations........................................................................................80

ARTICLE X  POWERS................................................................................................81
         10.1 Appointment as Attorney-in-Fact....................................................................81
         10.2 Limitation on Exercise of Power....................................................................81

ARTICLE XI  EVENTS OF DEFAULT AND REMEDIES.......................................................................82
         11.1 Events of Default..................................................................................82
         11.2 Acceleration.......................................................................................84

ARTICLE XII  TERMINATION.........................................................................................84

ARTICLE XIII  THE AGENT..........................................................................................85
         13.1 Appointment of Agent...............................................................................85
         13.2 Nature of Duties of Agent..........................................................................85
         13.3 Lack of Reliance on Agent..........................................................................86
         13.4 Certain Rights of the Agent........................................................................86
         13.5 Reliance by Agent..................................................................................86
         13.6 Indemnification of Agent...........................................................................87
         13.7 The Agent in its Individual Capacity...............................................................87
         13.8 Holders of Notes...................................................................................87
         13.9 Successor Agent....................................................................................88
         13.10 Collateral Matters................................................................................88
         13.11 Actions with Respect to Defaults..................................................................90
         13.12 Delivery of Information...........................................................................90

ARTICLE XIV  MISCELLANEOUS.......................................................................................90
         14.1 Waivers............................................................................................90
         14.2 JURY TRIAL.........................................................................................91
         14.3 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE...................................................91
         14.4 Arbitration........................................................................................91
         14.5 Notices............................................................................................93
         14.6 Assignability......................................................................................93
         14.7 Information........................................................................................96
         14.8 Payment of Expenses; Indemnification...............................................................97
         14.9 Entire Agreement, Successors and Assigns...........................................................98

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

         14.10 Amendments, Etc...................................................................................98
         14.11 Nonliability of Agent and Lenders.................................................................98
         14.12 Independent Nature of Lenders' Rights.............................................................99
         14.13 Counterparts......................................................................................99
         14.14 Effectiveness.....................................................................................99
         14.15 Severability......................................................................................99
         14.16 Headings Descriptive..............................................................................99
         14.17 Maximum Rate......................................................................................99
         14.18 Right of Setoff..................................................................................100
         14.19 Concerning Joint and Several Liability of the Borrowers..........................................100
         14.20 Power of Attorney................................................................................103


                             EXHIBITS AND SCHEDULES

                                    EXHIBITS

Exhibit A                  Form of Acknowledgment Agreement
Exhibit B                  Form of Assignment and Acceptance
Exhibit C                  Form of Solvency Certificate
Exhibit D                  Form of Landlord Lien Waiver Agreement
Exhibit E                  Form of Pledge Agreement
Exhibit F                  Form of Security Agreement
Exhibit G                  Form of Revolving Note
Exhibit H                  Form of Notice of Borrowing
Exhibit I                  Form of Lockbox Agreement
Exhibit J                  Form of Notice of Extension/Conversion
Exhibit K                  Form of Compliance Certificate
Exhibit L                  Form of Borrowing Base Certificate
Exhibit M                  Form of Joinder Agreement
Exhibit N                  Form of Mortgagee Lien Waiver Agreement

                                    SCHEDULES

Schedule 1.1A              Lenders and Commitments
Schedule 1.1B              Closing Conditions
Schedule 1.1C              Liens
Schedule 1.1D              Indebtedness
Schedule 1.1E              Investments
Schedule 1.1F              Corporate Structure
Schedule 1.1G              Equipment Appraisals
Schedule 1.1H              Unsecured Letters of Credit
Schedule 6.1               Jurisdictions of Organization
Schedule 6.7               Collateral Locations
Schedule 6.8               Fictitious Business Names

Schedule 6.9               Subsidiaries
Schedule 6.10              Litigation
Schedule 6.14              ERISA
Schedule 6.15              Environmental Disclosures
Schedule 6.17              Intellectual Property
Schedule 6.19              Real Estate
Schedule 6.24              Taxes
Schedule 6.28              Material Contracts
Schedule 6.30              Affiliate Transactions
Schedule 6.31              Key Members of Management
Schedule 6.34              Restaurant Business
Schedule 9.3               Sales of Assets
Schedule 9.10              Bank Accounts

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is entered into as of June 9, 1998 among FRESH FOODS, INC., a North Carolina corporation (the "Company"), the Subsidiary Borrowers (as defined herein) (hereinafter, the Company and the Subsidiary Borrowers collectively referred to as the "Borrowers" or individually referred to as a "Borrower"), each of those financial institutions identified as Lenders on Schedule 1.1A hereto (together with each of their successors and assigns, referred to individually as a "Lender" and, collectively, as the "Lenders"), and FIRST UNION COMMERCIAL CORPORATION ("FUCC"), acting in the manner and to the extent described in Article XIII hereof (in such capacity, the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrowers wish to obtain a revolving credit facility to provide for the acquisition by the Company of the Pierre Foods Division of Hudson Foods, Inc., a subsidiary of Tyson Foods, Inc., and to provide for the working capital, letter of credit and general corporate needs of the Borrowers; and

         WHEREAS, upon the terms and subject to the conditions set forth herein, the Lenders are willing to make loans and advances to the Borrowers;

         NOW, THEREFORE, the Borrowers, the Lenders and the Agent hereby agree as follows:


                                    ARTICLE I

                                  DEFINITIONS.

         1.1      GENERAL DEFINITIONS.

         As used herein, the following terms shall have the meanings herein specified:

         "Accounts" shall mean all of each Borrower's accounts, whether now existing or existing in the future, including, without limitation, all (i) accounts receivable (whether or not specifically listed on schedules furnished to the Agent), including without limitation, all accounts created by or arising from all of each Borrower's sales of goods or rendition of services made under any of each Borrower's trade names or styles, or through any of each Borrower's divisions; (ii) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by each Borrower with respect to any such accounts receivable or account debtors; (v) guarantees or collateral for any of the foregoing; and (vi) insurance policies or rights relating to any of the foregoing.

         "Acknowledgment Agreements" shall mean (i) the Acknowledgment Agreements, substantially in the form of Exhibit A hereto, between each Borrower's warehousemen, fillers, packers and processors and the Agent, in each case acknowledging and agreeing, among other things, (A) that such warehousemen, fillers, packers and processors do not have any Liens on any of the property of any Borrower or any Subsidiary, other than for customary fees and storage charges, and (B) to the collateral assignment by each Borrower to the Agent of each such Borrower's interest in the contracts with each of such warehousemen, fillers, packers and processors and (ii) Landlord Agreements.

         "Acquired Company" shall mean the Person (or the assets thereof) which is acquired pursuant to an Acquisition.

         "Acquisition" shall mean the purchase of (i) the Capital Stock of a Person, (ii) the assets of such Person through merger or consolidation with such Person or (iii) the plant, property and equipment of such Person, or a portion thereof, together with the related current assets and intangible assets of such Person.

         "Acquisition Documents" shall mean an asset purchase agreement pursuant to which an Acquisition is made in accordance with the terms hereof, including the exhibits and schedules thereto, and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith.

         "Affiliate" shall mean any entity which directly or indirectly controls, is controlled by, or is under common control with, any Borrower or any Subsidiary. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to (i) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group.

         "Agent" shall mean FUCC as provided in the preamble to this Credit Agreement or any successor to FUCC.

         "Agent's Fees" shall mean the fees payable by the Borrowers to the Agent as described in the Fee Letter.

         "Applicable Percentage" shall mean for Eurodollar Loans, Base Rate Loans and Unused Line Fees, the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:


----------- --------------------- ---------------------------- ---------------------------- --------------------------
   Tier                             Applicable Percentage for    Applicable Percentage for     Applicable Percentage
  Levels       Leverage Ratio          Eurodollar Loans              Base Rate Loans           for Unused Line Fee
----------- --------------------- ---------------------------- ---------------------------- --------------------------
    1            > 5.5:1.0                  2.625%                       1.125%                       .50%
----------- --------------------- ---------------------------- ---------------------------- --------------------------
    2       > 5.0:1.0 <= 5.5:1.0            2.375%                       0.875%                       .50%
----------- --------------------- ---------------------------- ---------------------------- --------------------------
    3       > 4.5:1.0 <= 5.0:1.0            2.125%                       0.625%                       .375%
----------- --------------------- ---------------------------- ---------------------------- --------------------------
    4       > 4.0:1.0 <= 4.5:1.0            1.875%                       0.375%                       .375%
----------- --------------------- ---------------------------- ---------------------------- --------------------------
    5       > 3.5:1.0 <= 4.0:1.0            1.625%                       0.125%                       .25%
----------- --------------------- ---------------------------- ---------------------------- --------------------------
    6       > 3.0:1.0 <= 3.5:1.0            1.375%                        0.00%                       .25%
----------- --------------------- ---------------------------- ---------------------------- --------------------------
    7            <= 3.0:1.0                 1.125%                        0.00%                       .25%
----------- --------------------- ---------------------------- ---------------------------- --------------------------

The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") which is the first Business Day of the calendar month immediately following the calendar month in which the Company provides the quarterly officer's certificate in accordance with the provisions of Section 7.1(f); provided, however, that (i) the initial Applicable Percentages shall be based on Tier Level 3 (as shown above) and shall remain at Tier Level 3 until the first Calculation Date subsequent to the Closing Date, and, thereafter, the Tier Level shall be determined by the then current Leverage Ratio, and (ii) if the Company fails to provide the officer's certificate to the Agent for any fiscal quarter as required by and within the time limits set forth in Section 7.1(f), the Applicable Percentages from the applicable date of such failure shall be based on Tier Level 1 until the first Business Day of the calendar month immediately following the calendar month in which an appropriate officer's certificate is provided, whereupon the Tier Level shall be determined by the then current Leverage Ratio. Except as set forth above, each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date.

         "Approved Restaurants" shall have the meaning given to such term in the definition of Eligible Real Property herein.

         "Asset Disposition" shall mean the disposition of any or all of the assets (including without limitation the Capital Stock of a Borrower or Subsidiary of a Borrower) of any Borrower or its Subsidiaries whether by sale, lease, transfer or otherwise .

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by an assigning Lender and an assignee Lender, accepted by the Agent, in accordance with Section 14.6(f), in the form attached hereto as Exhibit B.

         "Availability" shall mean as of any date of determination, the lesser of the Revolving Credit Committed Amount and the Borrowing Base as of such date, minus the outstanding principal amount of the Revolving Loans then outstanding minus the Letter of Credit Obligations then outstanding.

         "Base Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (i) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (ii) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (i) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

         "Base Rate Loan" shall mean any Loan bearing interest at a rate determined by reference to the Base Rate.

         "Benefit Plan" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which any Borrower, any Subsidiary or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "Borrower" and "Borrowers" shall have the meaning given such terms in the preamble of this Credit Agreement.

         "Borrowing Base" shall have the meaning given to such term in Section 2.1(b)(i).

         "Borrowing Base Certificate" shall have the meaning given to such term in Section 7.1(e).

         "Business Day" shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina or New York, New York; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

         "Capital Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Stock" shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Collateral Accounts" shall mean the FUNB NonRestaurant Cash Collateral Account and the FUNB Claremont Restaurant Cash Collateral Account.

         "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits or certificates of deposit of any commercial bank incorporated under the laws of the United States or any state thereof, of recognized standing having capital and unimpaired surplus in excess of $1,000,000,000 and whose short-term commercial paper rating at the time of acquisition is at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Services, Inc. (any such bank, an "Approved Bank"), with such deposits or certificates having maturities of not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any Approved Bank, (iv) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing not more than one year after the date of acquisition, and (v) investments in money market funds that are registered under the Investment Company Act of 1940, which have net assets of at least $1,000,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (i) through
(iv) above. All such Cash Equivalents must be denominated solely for payment in U.S. Dollars.

         "Casualty Loss" shall have the meaning given to such term in Section 7.10.

         "Change of Control" shall mean the occurrence of any of the following:
(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Borrower; (ii) the Borrower merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into the Borrower, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Borrower is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Borrower is converted into or exchanged for
(1) Voting Stock of the surviving or transferee corporation and/or (2) cash, securities or other property in an amount which could be paid by the Borrower as a "restricted payment" under the indenture governing the Senior Unsecured Debt and (y) immediately after such transaction no "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (other than the Permitted Holders) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (1) 50% or more of the voting power of the Voting Stock of the surviving or transferee corporation on a fully diluted basis, after giving effect to the conversion or exercise of all outstanding warrants, options and other securities of such surviving or transferee corporation, convertible into or exercisable for Voting Stock of such surviving or transferee corporation (whether or not such securities are then currently convertible or exercisable) and (2) a greater percentage of the Voting Stock of such surviving or transferee corporation, calculated on a fully diluted basis, than the percentage beneficially owned by the Permitted Holders; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of 66 2/3% of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Borrower then in office.

         "Closing" shall mean the consummation of the making of the initial loan or advance by the Lenders to the Borrowers under this Credit Agreement.

         "Closing Conditions" shall mean the list of Closing Conditions attached hereto as Schedule 1.1B.

         "Closing Date" shall mean the date on which the Closing occurs.

         "Collateral" shall mean any and all assets and rights and interests in or to property of the Borrowers pledged from time to time as security for the Obligations pursuant to the Security Documents whether now owned or hereafter acquired, including, without limitation, (i) all of the Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles (including all intellectual property), Inventory, Instruments and Proceeds of each Borrower, as defined in the Security Agreement, (ii) all Pledged Stock and all Proceeds thereof pledged pursuant to the Pledge Agreement and (iii) all of the real property subject to the Mortgages.

         "Consolidated or consolidated" with reference to any term defined herein, shall mean that term as applied to the accounts of the Company and all Subsidiaries, consolidated in accordance with GAAP.

         "Consolidated Capital Expenditures" shall mean, for any applicable period of computation, an amount equal to the consolidated aggregate expenditures of the Company and its Subsidiaries during such fiscal period for the acquisition (including the acquisition by capitalized lease) or improvement of capital assets, as determined in accordance with GAAP.

         "Consolidated Cash Taxes" shall mean, for any applicable period of computation, the aggregate of all taxes of the Company and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP, to the extent the same are paid in cash during such period.

         "Consolidated EBITDA" shall mean, for any applicable period of computation, the sum of (i) Consolidated Net Income for such period, but excluding therefrom all extraordinary non-cash items of income or loss, plus
(ii) the aggregate amount of depreciation, amortization and other non-cash charges made in calculating Consolidated Net Income for such period, plus (iii) aggregate consolidated interest expense for such period, plus (iv) the aggregate amount of all income taxes reflected on the consolidated statements of income of the Company and its Subsidiaries for such period plus transaction, integration and systems related charges up to $2,000,000 related to the acquisition of the Pierre Foods Division and taken during the four fiscal quarterly periods subsequent to such acquisition. Consolidated EBITDA shall include gains or losses on the sale of assets.

         "Consolidated Fixed Charges" shall mean, for any applicable period of computation, the sum of (i) all Consolidated Interest Expense for the applicable period plus (ii) all Consolidated Cash Taxes paid during the applicable period plus (iii) Consolidated Scheduled Funded Debt Payments for the applicable period plus (iv) cash dividends paid by the Company pursuant to Section 9.6 in the applicable period.

         "Consolidated Funded Debt" shall mean, as of the date of determination, all Funded Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" shall mean, for any applicable period of computation, interest expense on Consolidated Funded Debt of the Company and its Subsidiaries for such period, as determined in accordance with GAAP.

         "Consolidated Net Income" shall mean the consolidated net income (or net deficit) of the Company and its Subsidiaries for any period, after deduction of all expenses, taxes and other proper charges, all as determined in accordance with GAAP.

         "Consolidated Restaurant Capital Expenditures" shall mean Consolidated Capital Expenditures incurred in connection with the opening of new, or the conversion of existing, restaurants of the Company and its Subsidiaries.

         "Consolidated Scheduled Funded Debt Payments" shall mean, as of the end of each fiscal quarter of the Company and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Consolidated Scheduled Funded Debt Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to Section 2.4.

         "Contractual Obligations" shall mean, with respect to any Person, any term or provision of any securities issued by such Person, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "Credit Agreement" shall mean this credit agreement, dated as of the date hereof, as the same may be modified, amended, extended, restated or supplemented from time to time.

         "Credit Documents" shall mean, collectively, this Credit Agreement, the Revolving Notes, the Letters of Credit, the Security Documents and all other documents, agreements, instruments, opinions and certificates executed and delivered in connection herewith or therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

         "Default" shall mean an event, condition or default which, with the giving of notice, the passage of time or both would be an Event of Default.

         "Defaulting Lender" shall have the meaning given to such term in
Section 2.1(d)(iii).

         "DOL" shall mean the United States Department of Labor and any successor department or agency.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Eligible Accounts Receivable" shall mean the aggregate face amount of the Borrowers' Accounts that conform to the warranties contained herein and at all times continue to be acceptable to the Agent in its reasonable discretion, less the aggregate amount of all returns, discounts, claims, credits, charges (including warehousemen's charges) and allowances of any nature (whether issued, owing, granted or outstanding), and less the aggregate amount of all reserves for slow paying accounts, foreign sales, bill and hold (or deferred shipment) transactions and the Lenders' charges as set forth in this Credit Agreement. Unless otherwise approved in writing by the Agent, no Account shall be deemed to be an Eligible Account Receivable if:

                  (i) it arises out of a sale made by any Borrower to an Affiliate; or

                  (ii) (A) the Account is unpaid more than 60 days after the original invoice date, with respect to Accounts the invoice for which provides that payment is due in 60 days or less from the date of such invoice (for purposes hereof, a "Regular Account"), (B) the Account is unpaid more than 30 days after the original due date, with respect to Accounts the invoice for which provides that payment is due 90 days or less, but more than 60 days, from the date of such invoice or (C) any Account the invoice for which provides that payment is due more than 90 days from the date of such invoice; or

                  (iii) such Account is from the same account debtor (or any affiliate thereof) and fifty percent (50%) or more, in face amount, of other Accounts from such account debtor (or any affiliate thereof) are due or unpaid more than 60 days after the original invoice date; or

                  (iv) the Account, when aggregated with all other Accounts of such account debtor, exceeds twenty percent (20%) in face value of all Accounts of the Borrowers then outstanding, to the extent of such excess, or such Account, on an individual basis, exceeds fifteen percent (15%) in face value of all Accounts of any one Borrower; or

                  (v) (A) the account debtor is also a creditor of any Borrower, to the extent of the amount owed by the Borrower to the account debtor,
         (B) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account or any other Account due from such account debtor to such Borrower, which has not been resolved or (C) the Account otherwise is or may become subject to any right of setoff by the account debtor, to the extent of the amount of such setoff; or

                  (vi) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect to the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (vii) the sale is to an account debtor outside the continental United States, unless the sale is (A) on letter of credit, guaranty or acceptance terms, in each case acceptable to the Agent in its reasonable discretion, or (B) otherwise approved by and acceptable to the Agent in its reasonable discretion; or

                  (viii) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

                  (ix) Agent believes, in its commercially reasonable judgment, that collection of such Account is insecure or that such Account may not be paid by reason of the account debtor's financial inability to pay; or

                  (x) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.); or

                  (xi) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Account have not been performed by the applicable Borrower and accepted by the account debtor or the Account otherwise does not represent a final sale; or

                  (xii) the Account exceeds a credit limit determined by the Agent, in its reasonable discretion, to the extent such Account exceeds such limit; or

                  (xiii) the Agent does not have a first priority, perfected security interest in the Account; or

                  (xiv) the Agent, in the exercise of its reasonable discretion, determines it to be ineligible.

         In addition to the foregoing, Eligible Accounts Receivable shall include such Accounts as the Borrowers shall request and that the Agent approves in advance, in writing and in its commercially reasonable judgment.

         "Eligible Equipment" shall mean (A) the Orderly Liquidation Value of the gross amount of each Borrower's Equipment (which as of the Closing Date shall be limited to Equipment located at the Claremont, North Carolina and Cincinnati, Ohio facilities of the Company and its Subsidiaries), which (i) is owned solely by such Borrower and with respect to which such Borrower has good, valid and marketable title; (ii) is located on property that is either owned or leased by such Borrower (provided, that, with respect to Equipment located on property leased by such Borrower, such Borrower shall have delivered in favor of the Agent an Acknowledgment Agreement from the landlord of such leased property); (iii) is subject to a valid, enforceable and first priority perfected Lien (and no other Liens) in favor of the Agent; (iv) is located in the United States; and (v) is not obsolete or slow moving, and which otherwise conforms to the warranties contained herein; and (B) less any Equipment that the Agent determines in its reasonable judgment to be ineligible. Notwithstanding the foregoing, any increase in Eligible Equipment after the Closing Date shall only constitute Eligible Equipment for purposes of calculating the Borrowing Base if approved in writing by the Lenders in their reasonable discretion.

         "Eligible Inventory" shall mean (i) the aggregate gross amount of each Borrower's Inventory (excluding work-in-progress other than work-in-progress consisting of smoked hams during the curing process), valued at the lower of cost (on a FIFO basis) or market, which (A) is owned solely by such Borrower and with respect to which such Borrower has good, valid and marketable title, (B) is stored on property that is either (1) owned or leased by such Borrower or (2) owned or leased by a warehouseman that has contracted with such Borrower to store Inventory on such warehouseman's property or by a filler, processor or packer of such Borrower (provided that, with respect to Inventory stored on property leased by such Borrower, such Borrower shall have delivered in favor of the Agent an Acknowledgment Agreement from the landlord of such leased location, and, with respect to Inventory stored on property owned or leased by a warehouseman, filler, processor or packer, such Borrower shall have delivered to the Agent an Acknowledgment Agreement executed by such warehouseman, filler, processor or packer); (C) is subject to a valid, enforceable and first priority Lien in favor of Agent except, with respect to Eligible Inventory stored at sites described in clause (B)(2) above for normal and customary warehouseman, filler, packer and processor charges); (D) is located in the United States; and (E) is not obsolete or slow moving and for which a markdown reserve has not been made, and which otherwise conforms to the warranties contained herein and which at all times continues to be acceptable to the Agent in its reasonable discretion; (ii) less Inventory consisting of manufacturing supplies (other than raw materials), expense supplies or shipping supplies; (iii) less markdown reserves; (iv) less any goods returned or rejected by such Borrower's customers for which a credit has not yet been issued and goods in transit to third parties (other than to such Borrower's agents, warehouses, fillers, processors or packers that comply with clause
(i)(B)(2) above); (v) less damaged Inventory or any Inventory that the Agent determines in its commercially reasonable judgment to be a no charge or sample item; (vi) less a reserve equal to the amount of all accounts payable of such Borrower owed or owing to any filler, packer or processor of such Borrower;
(vii) less any reserves required by the Agent in its reasonable discretion for special order goods and market value declines; (viii) less any Inventory which is held by a Borrower pursuant to consignment, sale or return, sale on approval or similar arrangement; and (ix) less any Inventory that the Agent determines in its commercially reasonable judgment to be ineligible. In addition to the foregoing, Eligible Inventory shall include such items of such Borrower's Inventory as such Borrower shall request and that the Agent approves in advance, in writing and in its commercially reasonable judgment.

         "Eligible Real Property" shall mean the Fair Market Value of the owned properties noted as such on Schedule 6.19 hereto and which are subject to a valid, enforceable and first priority Lien in favor of Agent, together with additional properties consisting of new restaurants acquired by the Company or any of its Subsidiaries during the first two years following the Closing Date which have been approved by the Agent ("Approved Restaurants"), which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any additions of Eligible Real Property, other than Approved Restaurants, after the Closing Date shall only constitute Eligible Real Property for purposes of calculating the Borrowing Base if approved in writing by the Lenders in their reasonable discretion.

         "Equipment" shall mean all of each Borrower's equipment and machinery, including, without limitation, all appliances, parts, instruments, appurtenances, accessories, furnishings, spare parts constituting part of the equipment and machinery and other equipment or property of whatever nature which may from time to time be incorporated or installed in or attached to any property of any Borrower or any portion thereof, and any replacements of the foregoing.

         "Equipment Appraisals" shall mean the appraisals of Equipment listed on
Schedule 1.1G hereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA Affiliate" shall mean any (i) corporation which is or was at any time a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrowers or any Subsidiary; (ii) partnership or other trade or business (whether or not incorporated) at any time under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrowers or any Subsidiary; and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrowers or any Subsidiary, any corporation described in clause (i) above, or any partnership or trade or business described in clause (ii) above.

         "Eurodollar Loan" shall mean a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

         "Eurodollar Rate" shall mean, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                  Eurodollar Rate =      London Interbank Offered Rate
                                       ---------------------------------
                                       1 - Eurodollar Reserve Percentage

         "Eurodollar Reserve Percentage" shall mean for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event(s) of Default" shall have the meaning given such term in Article XI.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Excluded Taxes" shall have the meaning given to such term in Section 2.7.

         "Fair Market Value" shall mean, with respect to Real Estate, the most probable price which a parcel of Real Estate should bring in a competitive and open market under all conditions requisite to a fair sale assuming that buyer and seller are each acting prudently and knowledgeably and that the price is not affected by undue stimulus. Implicit in this definition is that the sale will be consummated by a specified date and that the passing of the title from seller to buyer will occur under the following conditions: (i) buyer and seller are typically motivated, well informed, well advised and acting in their best interests, respectively, (ii) a reasonable time is allowed for marketing of the Real Estate in the open market, (iii) payment is made in U.S. Dollars or upon other financial arrangements comparable thereto and (iv) the price represents normal consideration for the Real Estate sold, unaffected by special or creative financing or sales concessions granted by any party associated with the sale.

         "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

         "Fee Letter" shall mean the letter agreement, dated April 7, 1998, by and between the Agent and the Borrowers regarding the fees to be paid by the Borrowers to the Agent.

         "Fees" shall mean, collectively, the Agent's Fees, the Lenders' Fees, the Unused Line Fee, the Standby Letter of Credit Fee, Trade Letter of Credit Fee and the Issuing Bank Fees payable hereunder.

         "Financials" shall have the meaning given to such term in Section 6.6.

         "First Union" shall mean First Union National Bank, having its principal office in North Carolina, and its successors and permitted assigns.

         "Fixed Charge Coverage Ratio" shall mean, (i) as of the last day of the fiscal quarter ending November 26, 1998, the ratio of Consolidated EBITDA minus Unfinanced Consolidated Capital Expenditures (computed for the two fiscal quarterly periods then ending) to Consolidated Fixed Charges (computed for the two fiscal quarterly periods then ending), (ii) as of the last day of the fiscal quarter ending February 26, 1999, the ratio of Consolidated EBITDA minus Unfinanced Consolidated Capital Expenditures (computed for the three fiscal quarterly periods then ending) to Consolidated Fixed Charges (computed for the three fiscal quarterly periods then ending) and (iii) as of the last day of the fiscal quarter ending May 21, 1999 and as of the last day of each fiscal quarter ending thereafter, the ratio of Consolidated EBITDA minus Unfinanced Consolidated Capital Expenditures (computed for the four fiscal quarterly periods then ending) to Consolidated Fixed Charges (computed for the four fiscal quarterly periods then ending).

         "Food Security Act" shall mean the Food Security Act of 1985, as amended, and any successor statute thereto, including all rules and regulations thereunder, all as the same may be in effect from time to time.

         "Foreign Lender" shall have the meaning given to such term in Section 2.8(a).

         "FUNB Claremont Restaurant Cash Collateral Account" shall mean account number 2000000754228, established and maintained in the name of the Agent at First Union, for the benefit of the Lenders.

         "FUNB Leverage Account" shall mean account number 2070482789126, established and maintained in the name of the Agent at First Union, for the benefit of the Lenders.

         "FUNB NonRestaurant Cash Collateral Account" shall mean account number 2000000754231, established and maintained in the name of the Agent at First Union, for the benefit of the Lenders.

         "Funded Indebtedness" shall mean, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause (e), (f), (g), (i), (k), (l) and (m) of the definition of "Indebtedness" set forth in this Section 1.1, (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all guaranties of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person and (d) Indebtedness of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

         "Funding Bank" shall have the meaning given to such term in Section
4.7.

         "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect on the date hereof and applied on a consistent basis with the Financials.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Hedging Agreements" shall mean any Interest Rate Protection Agreement or other interest rate protection agreement, foreign currency exchange agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreements

         "Highest Lawful Rate" shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness under this Credit Agreement, under the laws of the State of North Carolina (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under North Carolina or such other jurisdiction's law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

         "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person,
(e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guaranties of such Person with respect to Indebtedness of the type referred in this definition of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Interest Rate Protection Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) with respect to the Borrower or any of its Subsidiaries, the principal portion of all obligations of such Person under off-balance sheet financing arrangements and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

         "Independent Accountant" shall mean a firm of independent public accountants of nationally recognized standing selected by the Board of Directors of the Company, which is "independent" as that term is defined in Rule 2-01 of Regulation S-X promulgated by the Securities and Exchange Commission.

         "Interest Period" shall mean, as to Eurodollar Loans, a period of one month, two months, three months or six months, as selected by the Borrowers, commencing on the date of the borrowing (including continuations and conversions thereof); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business
Day), (ii) no Interest Period shall extend beyond the Maturity Date, (iii) any Interest Period with respect to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period and (iv) if the Revolving Loans and Revolving Commitments hereunder have not been fully syndicated by the Closing Date, during the 60-day period after the Closing Date, the Borrowers shall only be permitted to select Eurodollar Loans with Interest Periods of one month or Base Rate Loans.

         "Interest Rate Protection Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreements between any Borrower and any Lender, or any affiliate of a Lender.

         "Internal Revenue" shall mean the Internal Revenue Service and any successor agency.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto and all rules and regulations promulgated thereunder.

         "Inventory" shall mean all of each Borrower's inventory, including without limitation, (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Borrowers' business;
(ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and
(iii) all goods returned to or repossessed by the Borrowers.

         "Investment" in any Person shall mean (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise, but exclusive of the acquisition of inventory, supplies, equipment and other assets used or consumed in the ordinary course of business of the applicable Borrower and Consolidated Capital Expenditures not otherwise prohibited hereunder) of assets, shares of capital stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such Person, (ii) any deposit (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) with, or advance, loan or other extension of credit (other than sales of inventory on credit in the ordinary course of business and payable or dischargeable in accordance with customary trade terms) to, such Person or (iii) any other capital contribution to or investment in such Person, including, without limitation, any obligation incurred for the benefit of such Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iii) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and
(iv) there shall not be deducted from the aggregate amount of Investments any decrease in the market value thereof.

         "Issuing Bank" shall mean First Union.

         "Issuing Bank Fees" shall have the meaning given to such term in
Section 4.5(c).

         "Joinder Agreement" shall mean an agreement substantially in the form of Exhibit M hereto.

         "Landlord Agreements" shall mean the Landlord Lien Waiver Agreements, substantially in the form of Exhibit D hereto, between each of the Borrower's landlords and the Agent, in each case acknowledging and agreeing, among other things, (i) that such landlords do not have any Liens on any of the property of any Borrower or any Subsidiary and
(ii) to permit the Agent access to the property for the purposes of exercising its remedies under the Security Agreement.

         "Leases" shall have the meaning given to such term in Section 6.19.

         "Lender" shall have the meaning given to such term in the preamble of this Credit Agreement.

         "Lenders' Fees" shall mean the non-refundable fees payable to each of the Lenders as set forth in each of the Lender's respective fee letter with the Agent.

         "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

         "Letter of Credit Committed Amount" shall have the meaning given to such term in Section 3.1.

         "Letter of Credit Obligations" shall mean, at any time, the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit for which the Issuing Bank has not at such time been reimbursed, plus (iii) without duplication, the aggregate amount of all payments made by each Lender to the Issuing Bank with respect to such Lender's participation in Letters of Credit as provided in Section 3.3 for which the Borrowers have not at such time reimbursed the Lenders, whether by way of a Revolving Loan or otherwise.

         "Letters of Credit" shall mean all letters of credit (whether documentary or stand-by and whether for the purchase of inventory, equipment or otherwise) issued by an Issuing Bank for the account of the Borrowers pursuant to this Credit Agreement, and all amendments, renewals, extensions or replacements thereof.

         "Leverage Ratio" shall mean (i) as of the last day of the fiscal quarter ending August 31, 1998, the ratio of (a) Consolidated Funded Debt (computed as of the last day of such fiscal quarter) to (b) Consolidated EBITDA (computed for the fiscal quarterly period then ending) times four (4), (ii) as of the last day of the fiscal quarter ending November 30, 1998, the ratio of (a) Consolidated Funded Debt (computed as of the last day of such fiscal quarter) to Consolidated EBITDA (computed for the two fiscal quarterly periods then ending) times two (2), (iii) as of the last day of the fiscal quarter ending February 28, 1999, the ratio of (a) Consolidated Funded Debt (computed as of the last day of such fiscal quarter) to Consolidated EBITDA (computed for the three fiscal quarterly periods then ending) times one and one-third (1 1/3) and (iv) as of the last day of the fiscal quarter ending May 31, 1999 and as of the last day of each fiscal quarter ending thereafter, the ratio of (a) Consolidated Funded Debt (computed as of the last day of such fiscal quarter) to (b) Consolidated EBITDA (computed for the four fiscal quarterly periods then ending).

         "Lien(s)" shall mean any lien, claim, charge, pledge, security interest, deed of trust, mortgage, or other encumbrance.

         "Lockbox Accounts" shall have the meaning given to such term in Section 2.4(b)(ii).

         "Lockbox Agreement" shall have the meaning given to such term in
Section 2.4(b)(ii).

         "Lockbox Bank" shall have the meaning given to such term in Section 2.4(b)(ii).

         "Lockboxes" shall have the meaning given to such term in Section 2.4(b)(ii).

         "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "Management Services Agreement" shall mean the Management Services Agreement dated as of June 23, 1995, between Herth Management, Inc. and the Company, as amended by a certain Extension Agreement dated August 29, 1997.

         "Material Adverse Change" shall mean a material adverse change in (a) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrowers, taken as a whole, (b) the Collateral, (c) the Borrowers' ability to perform their respective obligations under the Credit Documents, or (d) the rights and remedies of the Lenders hereunder, in each case as determined by the Agent in its reasonable discretion.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrowers, taken as a whole, (b) the Collateral, (c) the Borrowers' ability to perform their respective obligations under the Credit Documents, or (d) the rights and remedies of the Lenders hereunder, in each case as determined by the Agent in its reasonable discretion.

         "Material Contract" shall mean any contract or other arrangement (other than any of the Leases or the Credit Documents), whether written or oral, to which any Borrower or any Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect.

         "Maturity Date" shall mean June 1, 2003.

         "Merchandise Returns" shall mean any of the products manufactured and sold by the Borrowers or any of their Subsidiaries that is returned.

         "Mortgages" shall mean the mortgages granted by the Borrowers to secure the Obligations on all owned Real Estate.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA and (i) which is, or within the immediately preceding six (6) years was, contributed to by any Borrower, any Subsidiary or any ERISA Affiliate or (ii) with respect to which any Borrower or any Subsidiary may incur any liability.

         "Net Cash Proceeds" shall mean the aggregate cash proceeds received by the Borrowers in respect of any Asset Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the collection, sale or other disposition of any non-cash consideration received by the Borrowers in any Asset Disposition.

         "NonRestaurant Business" shall mean all operations of the Company other than the Restaurant Business.

         "Notice of Borrowing" shall have the meaning given to such term in
Section 2.1(d)(i).

         "Notice of Extension/Conversion" shall have the meaning given to such term in Section 2.10.

         "Obligations" shall mean the Loans, any other loans and advances or extensions of credit made or to be made by any Lender to any Borrower, or to others for any Borrower's account in each case pursuant to the terms and provisions of this Credit Agreement, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and, including, without limitation, any reimbursement obligation or indemnity of the Borrowers on account of Letters of Credit and all other Letter of Credit Obligations, and all indebtedness, fees, liabilities and obligations which may at any time be owing by any Borrower to any Lender in each case pursuant to this Credit Agreement or any other Credit Document, whether now in existence or incurred by a Borrower from time to time hereafter, whether unsecured or secured by pledge, Lien upon or security interest in any of a Borrower's assets or property or the assets or property of any other Person, whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether such Borrower is liable to such Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include any other indebtedness owing to any Lender by any Borrower under this Credit Agreement and the other Credit Documents, any Borrower's liability to any Lender pursuant to this Credit Agreement as maker or endorser of any promissory note or other instrument for the payment of money, any Borrower's liability to any Lender pursuant to this Credit Agreement or any other Credit Document under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which any Lender may make or issue to others for any such Borrower's account pursuant to this Credit Agreement, including any accommodation extended with respect to applications for Letters of Credit, and all liabilities and obligations owing from any Borrower to any Lender, or any affiliate of a Lender, arising under Interest Rate Protection Agreements entered into for the purpose of hedging interest rate risk under this Credit Agreement and the other Credit Documents.

         "Operative Documents" shall mean the Credit Documents, the Security Documents, the Acquisition Documents, the Management Services Agreement, any employment contracts, and any documents or instruments evidencing Senior Unsecured Debt.

         "Orderly Liquidation Value" shall mean, with respect to the Equipment, the estimated gross proceeds that could be expected to be obtained from a "forced piecemeal" privately negotiated sale (and removal) of such Equipment. The terms of any such sale and removal are based on the following assumptions:
(i) the seller of such Equipment would be provided a term of six to nine months to effect such sale, (ii) all such sales would be made on an "as is" - "where is" basis and on cash terms and (iii) the buyer of such Equipment would be responsible for the removal of any such Equipment. In addition, attributes of the Equipment taken into consideration to determine value would include age, physical condition, geographical location, removal costs, quantities brought into the marketplace and overall psychological appeal.

         "Other Taxes" shall have the meaning given to such term in Section 2.7(c).

         "Packers and Stockyard Act" shall mean the Packers and Stockyards Act of 1921, as amended, and any successor statute thereto, including all rules and regulations thereunder, all as the same may be in effect from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

         "Permitted Acquisitions" shall mean an Acquisition by any Borrower of an Acquired Company which Acquisition complies with the following requirements (in each case to the satisfaction of the Agent): (i) the Acquired Company shall be an operating company that engages in the food processing line of business,
(ii) the aggregate purchase price for all Acquired Companies (including cash, stock and/or assumption of liabilities) shall not exceed $10,000,000, (iii) the Agent shall have received the "Board Paper" for the Acquired Company (i.e. a short memo prepared by the applicable Borrower with respect to the Acquired Company), (iv) the Agent shall have received a review of the financial condition of the Acquired Company conducted by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Agent, (v) the Agent shall have received an appraisal from an appraiser satisfactory to the Agent setting forth the Orderly Liquidation Value of the Equipment of the Acquired Company and the Fair Market Value of the owned real estate of the Acquired Company to be included in the Borrowing Base, subject to the prior written approval of the Lenders, (vi) the Agent shall have completed a field examination with respect to the working capital assets of the Acquired Company to be included in the Borrowing Base,
(vii) the Agent shall have received all items required by Sections 7.9 and 7.16 in connection with the Acquired Company, (viii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition,
(ix) the Company shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a pro forma Basis, the Company and its Subsidiaries shall be in compliance with all of the covenants set forth in Article VIII, (x) no Default or Event of Default shall exist immediately prior to or immediately after the consummation of the Acquisition, (xi) after giving effect to any Acquisition with a purchase price (including cash, stock and/or assumption of liabilities) of less than $5,000,000, Availability shall be at least $10,000,000 and after giving effect to any Acquisition with a purchase price (including cash, stock and/or assumption of liabilities) of equal to or greater than $5,000,000, Availability shall be at least $20,000,000 and (xii) the Company shall have delivered to the Agent all Acquisition Documents in connection with such Permitted Acquisition which documents shall be satisfactory to the Agent.

         "Permitted Holders" shall mean any or all of James C. Richardson, David
R. Clark and James E. Harris or any Person as to which Messrs. Richardson, Clark and Harris beneficially own, in the aggregate, more than 50% of the Capital Stock of such Person and control more than 50% of the Voting Stock of such Person.

         "Permitted Indebtedness" shall mean:

                  (i) Indebtedness to the Lenders with respect to the Revolving Loans and the Letters of Credit pursuant to the Credit Documents;

                  (ii) trade payables incurred in the ordinary course of the Borrowers' business;

                  (iii) purchase money Indebtedness (including Capital Leases) hereafter incurred by the Borrowers or any of their Subsidiaries to finance the purchase of fixed assets provided that (A) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $15,000,000 at any one time outstanding (including any such Indebtedness referred to in clause (v) immediately below); (B) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (C) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (iv) obligations of the Borrowers in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

                  (v) Indebtedness described on Schedule 1.1D attached hereto and any refinancings of such Indebtedness; provided that the aggregate principal amount of such Indebtedness is not increased, the scheduled maturity dates of such Indebtedness are not shortened and such refinancing is on terms and conditions no more restrictive than the terms and conditions of the Indebtedness being refinanced; and provided, further, that the Unsecured Letters of Credit may only be refinanced as Letters of Credit hereunder;

                  (vi) Senior Unsecured Debt;

                  (viii) Indebtedness incurred to finance the acquisition, construction and development of new restaurant locations provided that such Indebtedness does not exceed $1,500,000 for any new restaurant location and does not exceed $4,500,000 in the aggregate for all such new restaurant locations; and

                  (viii) other Indebtedness not to exceed $1,000,000 in the aggregate at any time outstanding.

         "Permitted Investments" shall mean:

                  (i) Cash Equivalents;

                  (ii) interest-bearing demand or time deposits (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program; provided, however, that the Borrowers may, in the ordinary course of their respective businesses, maintain in their disbursement accounts from time to time amounts in excess of then applicable FDIC or other program insurance limits;

                  (iii) Investments existing on the Closing Date and set forth on Schedule 1.1E attached hereto;

                  (iv) advances to officers, directors and employees for travel or other expenses incurred or anticipated to be incurred in the ordinary course and other loans and advances to officers, directors and employees not to exceed $500,000 in the aggregate at any time outstanding;

                  (v) Permitted Acquisitions; and

                  (vi) such other investments as the Required Lenders may approve in their sole discretion.

         "Permitted Liens" shall mean

                  (i) Liens granted to the Agent by the Borrowers pursuant to any Credit Document;

                  (ii) Liens listed on Schedule 1.1C attached hereto;

                  (iii) Liens on fixed assets securing purchase money Indebtedness (including Capital Leases) to the extent permitted under
         Section 9.2, provided that (A) any such Lien attaches to such assets concurrently with or within 30 days after the acquisition thereof and only to the assets to be acquired and (B) a description of the assets so acquired is furnished to the Agent;

                  (iv) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and as to which the Borrower shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (v) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (vi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (vii) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (viii) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Borrower;

                  (ix) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (x) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (xi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of a Borrower, including rights of offset and set-off; and

                  (xii) Liens to secure any Indebtedness which is incurred to refinance any Permitted Indebtedness which has been secured by a Permitted Lien; provided that such new Liens (A) are no less favorable to the Lenders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (B) do not extend to any property or assets other than the property or assets securing the Indebtedness refinanced or replaced by such refinancing Indebtedness.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

         "Pierre Foods Division" shall mean the assets and liabilities of the Pierre Foods Division of Hudson Foods, Inc., a wholly-owned subsidiary of Tyson Foods, Inc., to be acquired and assumed by the Company pursuant to the Purchase Agreement.

         "Plan" shall mean any employee benefit plan, program or arrangement, whether oral or written, maintained or contributed to by any Borrower or any Subsidiary, or with respect to which any Borrower or any such Subsidiary may incur liability.

         "Pledge Agreement" shall mean the Pledge Agreement, of even date herewith, between the Agent and the Borrowers, in the form attached hereto as Exhibit E .

         "Pledged Collateral" shall have the meaning given to such term in the Pledge Agreement.

         "Prime Rate" shall mean the rate which First Union announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. First Union (and its affiliates) may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "Proprietary Rights" shall have the meaning given to such term in
Section 6.17.

         "Purchase Agreement" shall mean the Asset Purchase Agreement dated as of April 10, 1998 between Fresh Foods of North Carolina, LLC, a wholly-owned subsidiary of the Company, and Hudson Foods, Inc., as the same may from time to time be amended, modified or supplemented in accordance with the terms hereof and thereof.

         "Real Estate" shall mean the real property owned or leased by the Borrowers described in Schedule 6.19 attached hereto, together with all Structures thereon.

         "Reorganization" shall mean the corporate reorganization of the Company and its Subsidiaries as described on Schedule 1.1F.

         "Reportable Event" shall mean any of the events described in Section 4043 of ERISA and the regulations thereunder.

         "Required Lenders" shall mean, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least 51% of (i) the Revolving Credit Commitments (and participation interests therein) or (ii) if the Commitments have been terminated, the outstanding Loans and participation interests (including the participation interests of the Issuing Bank in any Letters of Credit).

         "Restaurant Business" shall mean the restaurant operations of the Company, comprised of the Sagebrush, Western Steer, Prime Sirloin and Bennett's Concepts.

         "Restricted Payment" shall mean (i) any cash dividend or other cash distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Borrower or any Subsidiary, as the case may be, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Borrower or any Subsidiary now or hereafter outstanding by such Borrower or any Subsidiary, as the case may be, except for any redemption, retirement, sinking funds or similar payment payable solely in such shares of that class of stock or in any class of stock junior to that class, (iii) any cash payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of Capital Stock of any Borrower or any Subsidiary now or hereafter outstanding, or (iv) any payment to any Affiliate of any Borrower except to the extent expressly permitted in this Credit Agreement.

         "Retiree Health Plan" shall mean an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make its portion of the Revolving Loans in a principal amount up to such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Committed Amount.

         "Revolving Credit Commitment Percentage" shall mean, for any Lender, the percentage identified as its Revolving Credit Commitment Percentage on
Schedule 1.1A, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 14.6.

         "Revolving Credit Committed Amount" shall mean the aggregate revolving credit line extended by the Lenders to the Borrowers for Revolving Loans and Letters of Credit pursuant to and in accordance with the terms of this Credit Agreement, in an amount up to $75,000,000, as such revolving credit line may be reduced from time to time in accordance with Section 2.3(c).

         "Revolving Loans" shall have the meaning given to such term in Section 2.1(b) and shall include Base Rate Loans and Eurodollar Loans.

         "Revolving Notes" shall have the meaning given to such term in Section 2.1(c).

         "Security Agreement" shall mean the Security Agreement, of even date herewith, between the Agent and the Borrowers, in the form attached hereto as Exhibit F.

         "Security Documents" shall mean, collectively, the Pledge Agreement, the Mortgages, the Security Agreement, any Acknowledgment Agreements and any Lockbox Agreement.

         "Senior Unsecured Debt" shall mean the unsecured senior notes issued by the Company on the Closing Date in an original amount no less than $110,000,000 but no greater than $125,000,000.

         "Settlement Period" shall have the meaning given to such term in
Section 2.1(d)(ii).

         "Standby Letter of Credit Fee" shall have the meaning given to such term in Section 4.5(a).

         "Structures" shall mean all plants, offices, manufacturing facilities, warehouses, administration buildings and related facilities of the Borrowers located in the Real Estate described on Schedule 6.19 attached hereto.

         "Subsidiary" shall mean, as to any Person, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any partnership, association, limited liability company, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% interest in the total capital, total income and/or total ownership interests of such entity at any time and (c) any partnership in which such Person is a general partner.

         "Subsidiary Borrower" and "Subsidiary Borrowers" shall mean each of the Persons identified as a "Subsidiary Borrower" on the signature pages hereto and each additional Subsidiary of the Company which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns, and "Subsidiary Borrower" means any one of them.

         "Taxes" shall mean any federal, state, local or foreign income, sales, use, transfer, payroll, personal, property, occupancy, franchise or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any interest or penalties thereon.

         "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower, any Subsidiary or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Benefit Plan pursuant to Section 4041 of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan.

         "Trade Letter of Credit Fee" shall have the meaning given to such term in Section 4.5(b).

         "Unfinanced Consolidated Capital Expenditures" shall mean, for any period, the sum of (i) during the first two years following the Closing Date, thirty percent (30%) of all Consolidated Capital Expenditures made in connection with the opening of new restaurants during such period provided, that the financed portion of all such Consolidated Capital Expenditures shall not exceed $2,500,000 per year in each of such first two years following the Closing Date and (ii) one hundred percent (100%) of all other Consolidated Capital Expenditures made during such period.

         "Unsecured Letters of Credit" shall mean those letters of credit listed on Schedule 1.1H

         "Unused Line Fee" shall mean the fee required to be paid to the Agent for the benefit of the Lenders at the end of each calendar month as partial compensation for extending the Revolving Credit Committed Amount to the Borrowers, and shall be determined by multiplying (i) the positive difference, if any, between (A) the Revolving Credit Committed Amount in effect at such time and (B) the average daily Revolving Loans of the Borrowers and the Letter of Credit Obligations outstanding during such calendar month by (ii) the Applicable Percentage then in effect for the number of days in said calendar month.

         "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         1.2      ACCOUNTING TERMS AND DETERMINATIONS.

         Unless otherwise defined or specified herein, all accounting terms shall be construed herein and all accounting determinations for purposes of determining compliance with Sections 8.1 through 8.5 hereof and otherwise to be made under this Credit Agreement shall be made in accordance with GAAP applied on a basis consistent in all material respects with the Financials. All financial statements required to be delivered hereunder from and after the Closing Date and all financial records shall be maintained in accordance with GAAP as in effect as of the date of the Financials. If GAAP shall change from the basis used in preparing the Financials, the certificates required to be delivered pursuant to
Section 7.1 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how the Borrowers are in compliance with the financial covenants based upon GAAP as in effect on the Closing Date. If the Borrowers shall change their method of inventory accounting, all calculations necessary to determine compliance with the covenants contained herein shall be made as if such method of inventory accounting had not been so changed.

         1.3      OTHER DEFINITIONAL TERMS.

         Terms not otherwise defined herein which are defined in the Uniform Commercial Code as in effect in the State of North Carolina (the "Code") shall have the meanings given them in the Code unless the context otherwise requires. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to the Credit Agreement as a whole and not to any particular provision of this Credit Agreement, unless otherwise specifically provided. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any times herein shall refer to Charlotte, North Carolina time.


                                   ARTICLE II

                                 REVOLVING LOANS

         2.1      REVOLVING LOANS.

                  (a) Revolving Credit Commitments. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each of the Lenders severally agrees to lend to the Borrowers at any time or from time to time on or after the Closing Date and before the Maturity Date, such Lender's Revolving Credit Commitment Percentage of the Revolving Loans as may be requested or deemed requested by the Borrowers.

                  (b)      Determination of Borrowing Base.

                           (i) The Lenders agree, subject to the terms and
                  conditions of this Credit Agreement, from time to time, to make loans and advances to the Borrowers hereunder on a revolving basis. Such loans and advances to the Borrowers (each, a "Revolving Loan"; and collectively, the "Revolving Loans"), together with the Letter of Credit Obligations outstanding, shall not in the aggregate exceed the lesser of:

                                    (A) the Revolving Credit Committed Amount
                           then in effect; or

                                    (B) the following amount (the "Borrowing
                           Base") calculated as follows:

                                            (1) an amount equal to up to 85% of
                                    the then Eligible Accounts Receivable; plus

                                            (2) an amount equal to the sum of
                                    (a) up to 45% of the Eligible Inventory
                                    consisting of Mom and Pops country hams, plus (b) up to 55% of the Eligible Inventory consisting of Pierre Foods/Claremont location raw materials, plus (c) up to 65% of the Eligible Inventory consisting of Pierre Foods/Cincinnati location raw materials, plus (d) up to 55% of the Eligible Inventory consisting of Smokehouse finished goods, plus (e) up to 50% of the Eligible Inventory consisting of Pierre Foods/Claremont location bakery finished goods, plus (f) up to 65% of the Eligible Inventory consisting of Pierre Foods/Cincinnati location finished goods; plus

                                            (3) an amount equal to up to 70% of
                                    the Eligible Equipment and Eligible Real
                                    Property determined as of its initial
                                    inclusion into the Borrowing Base; provided, however, that on the last day of each calendar quarter such initial amount shall be reduced by an amount equal to 1/28th of such initial amount; and provided, further, that no more than $2,500,000 shall be included in the Borrowing Base with respect to Approved Restaurants during each of the first two years following the Closing Date; minus

                                            (4) reserves established by the
                                    Agent from time to time in its reasonable discretion, including, without limitation, reserves against the Unsecured Letters of Credit.

                  Subject to the relevant terms and provisions set forth herein, the Agent at all times shall be entitled to reduce or increase the advance rates (but not in excess of the advance rates set forth in clauses (1) through (3) immediately above) and standards of eligibility under this Credit Agreement, in each case in its reasonable discretion.

                           (ii) No Lender shall be obligated at any time to make
                  available to the Borrowers its Revolving Credit Commitment Percentage of any requested Revolving Loan if such amount plus its Revolving Credit Commitment Percentage of all Revolving Loans and its Revolving Credit Commitment Percentage of all Letter of Credit Obligations then outstanding would exceed such Lender's Revolving Credit Commitment at such time. The aggregate balance of Revolving Loans and the aggregate amount of all Letter of Credit Obligations outstanding shall not at any time exceed the Revolving Credit Committed Amount. No Lender shall be obligated to make available, nor shall the Agent make available, any Revolving Loans to any of the Borrowers to the extent such Revolving Loan when added to the then outstanding Revolving Loans and all Letter of Credit Obligations would cause the aggregate outstanding Revolving Loans and all Letter of Credit Obligations to exceed the Borrowing Base. The Borrowers shall promptly repay to the Agent for the account of the Lenders from time to time the full amount of the excess, if any of (A) the amount of all Revolving Loans and Letter of Credit Obligations outstanding over (B) the lesser of (1) the Revolving Credit Committed Amount and (2) the Borrowing Base.

                  (c) Revolving Notes. The obligations to repay the Revolving Loans and to pay interest thereon shall be evidenced by separate promissory notes of the Borrowers to each Lender in substantially the form of Exhibit G attached hereto (the "Revolving Notes"), with appropriate insertions, one Revolving Note being payable to the order of each Lender in a principal amount equal to such Lender's Revolving Credit Commitment and representing the obligations of the Borrowers to pay such Lender the amount of such Lender's Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Lender hereunder, plus interest accrued thereon, as set forth herein. The Borrowers irrevocably authorize each Lender to make or cause to be made appropriate notations on its Revolving Note, or on a record pertaining thereto, reflecting Revolving Loans and repayments thereof. The outstanding amount of the Revolving Loans set forth on such Lender's Revolving Note or record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to make such notation or record, or any error in such notation or record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Revolving Note to make payments of principal of or interest on any Revolving Note when due.

         (d)      Borrowings under Revolving Notes.

                  (i) Each request for borrowings hereunder shall be made by notice in the form attached hereto as Exhibit H from the Company on behalf of the Borrowers to the Agent (the "Notice of Borrowing"), given not later than 11:00 a.m. (A) on the Business Day on which the proposed borrowing is requested to be made for Revolving Loans that will be Base Rate Loans and (B) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans. Each Notice of Borrowing shall be given by either telephone, telecopy, telex or cable, and, if requested by the Agent, confirmed in writing if by telephone, setting forth (1) the requested date of such borrowing, (2) the aggregate amount of such requested borrowing, (3) whether such Revolving Loans will be Base Rate Loans or the Eurodollar Rate Loans, and if appropriate, the applicable Interest Period, (4) certification by the Company on behalf of the Borrowers that they have complied in all respects with Article V, all of which shall be specified in such manner as is necessary to comply with all limitations on Revolving Loans outstanding hereunder (including, without limitation, availability under the Borrowing Base) and (5) the account at which such requested funds should be made available. Each Notice of Borrowing shall be irrevocable by and binding on the Borrowers. Revolving Loans consisting of less than $1,000,000 shall be made as Base Rate Loans. Revolving Loans of $1,000,000 or more may be made as Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrowers may request; provided that no more than five (5) Eurodollar Loans shall be outstanding hereunder at any one time; and provided, further, that Eurodollar Loans shall be in a minimum principal amount of at least $1,000,000 and integral multiples of $500,000 in excess thereof. Revolving Loans may be repaid and reborrowed in accordance with the provisions hereof.

                  The Agent shall give to each Lender prompt notice (but in no event later than 1:00 p.m. on the date of the Agent's receipt of notice from the Borrowers) of each Notice of Borrowing by telecopy, telex or cable (other than any Notice of Borrowing which will be funded by the Agent in accordance with subsection (d)(ii) below). No later than 3:00 p.m. on the date on which a borrowing is requested to be made pursuant to the applicable Notice of Borrowing, each Lender will make available to the Agent at the address of the Agent set forth on the signature pages hereto, in immediately available funds, its Revolving Credit Commitment Percentage of such borrowing requested to be made. Unless the Agent shall have been notified by any Lender prior to the date of borrowing that such Lender does not intend to make available to the Agent its portion of the borrowing to be made on such date, the Agent may assume that such Lender will make such amount available to the Agent as required herein above and the Agent may, in reliance upon such assumption, make available the amount of the borrowing to be provided by such Lender. Upon fulfillment of the conditions set forth in Article V for such borrowing, the Agent will make such funds available to the Borrowers at the account specified by the Borrowers in such Notice of Borrowing.

                  (ii) Because the Borrowers anticipate requesting borrowings of Revolving Loans on a daily basis and repaying Revolving Loans on a daily basis through the collection of Accounts and the proceeds of other Collateral, resulting in the amount of outstanding Revolving Loans fluctuating from day to day, in order to administer the Revolving Loans in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, the Lenders hereby instruct the Agent, and the Agent may (but is not obligated to) (A) make available, on behalf of the Lenders, the full amount of all

         Revolving Loans requested by the Borrowers not to exceed $10,000,000 in the aggregate at any one time outstanding without requiring that the Borrowers give the Agent a Notice of Borrowing with respect to such borrowing and without giving each Lender prior notice of the proposed borrowing, of such Lender's Revolving Credit Commitment Percentage thereof and the other matters covered by the Notice of Borrowing and
         (B) if the Agent has made any such amounts available as provided in clause (A), upon repayment of Revolving Loans by the Borrowers, apply such amounts repaid directly to the amounts made available by the Agent in accordance with clause (A) and not yet settled as described below; provided that the Agent shall not advance funds as described in clause
         (A) above if the Agent has actually received prior to such borrowing
         (1) an officers' certificate from the Company or any other Borrower pursuant to and in accordance with Section 7.1(k) that a Default or Event of Default is in existence or (2) a Notice of Borrowing from any Borrower wherein the certification provided therein states that the conditions to the making of the requested Revolving Loans have not been satisfied or (3) a written notice from any Lender that the conditions to such borrowing have not been satisfied, which officers' certificate, Notice of Borrowing or notice, in each case, shall not have been rescinded. If the Agent advances Revolving Loans on behalf of the Lenders, as provided in the immediately preceding sentence, the amount of outstanding Revolving Loans and each Lender's Revolving Credit Commitment Percentage thereof shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 5:00 p.m. on the Business Day immediately preceding the date of each computation; provided, however, that the Agent retains the absolute right at any time or from time to time to make the aforedescribed adjustments at intervals more frequent than weekly. The Agent shall deliver to each of the Lenders after the end of each week, or such lesser period or periods as the Agent shall determine, a summary statement of the amount of outstanding Revolving Loans for such period (such week or lesser period or periods being hereafter referred to as a "Settlement Period"). If the summary statement is sent by the Agent and received by the Lenders prior to 12:00 Noon on any Business Day each Lender shall make the transfers described in the next succeeding sentence no later than 3:00 p.m. on the day such summary statement was sent; and if such summary statement is sent by the Agent and received by the Lenders after 12:00 Noon on any Business Day, each Lender shall make such transfers no later than 3:00 p.m. on the next succeeding Business Day. If in any Settlement Period, the amount of a Lender's Revolving Credit Commitment Percentage of the Revolving Loans is in excess of the amount of Revolving Loans actually funded by such Lender, such Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to the Agent by wire transfer in immediately available funds the amount of such excess; and, on the other hand, if the amount of a Lender's Revolving Credit Commitment Percentage of the Revolving Loans in any Settlement Period is less than the amount of Revolving Loans actually funded by such Lender, the Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of such difference. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by the Agent. Each of the Agent and the Lenders agree to mark their respective books and records at the end of each Settlement Period to show at all times the dollar amount of their respective Revolving Credit Commitment Percentages of the outstanding Revolving Loans. Because the Agent on behalf of the Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when the Lenders will actually advance and/or be repaid Revolving Loans, interest with respect to Revolving Loans shall be allocated by the Agent to each Lender (including the Agent) in accordance with the amount of Revolving Loans actually advanced by and repaid to each Lender (including the Agent) during each Settlement Period and shall accrue from and including the date such Revolving Loans are advanced by the Agent to but excluding the date such Revolving Loans are repaid by the Borrowers in accordance with Section
         2.4 or actually settled by the applicable Lender as described in this
         Section 2.1(d)(ii). All such Revolving Loans shall be made as Base Rate Loans.

                  (iii) If the amounts described in subsection (d)(i) or (d)(ii) of this Section 2.1 are not in fact made available to the Agent by a Lender (such Lender being hereinafter referred to as a "Defaulting Lender") and the Agent has made such amount available to the Borrowers, the Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrowers and the Borrowers shall immediately (but in no event later than five Business Days after such demand) pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Defaulting Lender and the Borrowers, (A) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrowers to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to either (1) if paid by such Defaulting Lender, the overnight Federal Funds Rate or (2) if paid by the Borrowers, the then applicable rate of interest, calculated in accordance with Section 4.1, plus (B) in each case, an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Credit Agreement. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrowers to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrowers under clause (B) above on account of such Defaulting Lender's default.

                  (iv) The failure of any Lender to make the Revolving Loan to be made by it as part of any borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any borrowing.

                  (v) Each Lender shall be entitled to earn interest at the then applicable rate of interest, calculated in accordance with Article IV, on outstanding Revolving Loans which it has funded to the Agent from the date such Lender funded such Revolving Loan to, but excluding, the date on which such Lender is repaid with respect to such Revolving Loan.

                  (vi) Notwithstanding the obligation of the Borrowers to send written confirmation of a Notice of Borrowing made by telephone if and when requested by the Agent, in the event that the Agent agrees to accept a Notice of Borrowing made by telephone, such telephonic Notice of Borrowing shall be binding on the Borrowers whether or not written confirmation is sent by the Borrowers or requested by the Agent. The Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic notice believed by the Agent in good faith to be from a Borrower or its agents. The Agent's records of the terms of any telephonic Notices of Borrowing shall be conclusive on the Borrowers in the absence of gross negligence or willful misconduct on the part of the Agent in connection therewith.

         2.2      [INTENTIONALLY LEFT BLANK].

         2.3      OPTIONAL AND MANDATORY PREPAYMENTS; REDUCTION OF COMMITMENTS.

                  (a) Voluntary Prepayments. The Borrowers shall have the right to prepay Revolving Loans in whole or in part from time to time, but otherwise without premium or penalty; provided, however, that (i) Revolving Loans that are Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent specifying the applicable Revolving Loans to be prepaid; (ii) any prepayment of Revolving Loans that are Eurodollar Loans will be subject to Section 4.10; (iii) each such partial prepayment of Revolving Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $1,000,000. Prepayments on Revolving Loans shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. Notwithstanding the foregoing to the contrary, this Section 2.3(a) shall not be applicable to payments on the Revolving Loans effected pursuant to Section 2.4(b)(ii) hereof.

                  (b) Mandatory Prepayments.

                           (i) Revolving Credit Committed Amount. If at any
                  time, the sum of the aggregate principal amount of outstanding Revolving Loans plus Letter of Credit Obligations outstanding shall exceed the lesser of (A) the Revolving Credit Committed Amount and (B) the Borrowing Base, the Borrowers immediately shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the Letter of Credit Obligations, in an amount sufficient to eliminate such excess.

                           (ii) Asset Dispositions. Promptly and in any event
                  within five (5) days following the occurrence of any Asset Disposition, the Borrowers shall prepay the Revolving Loans in an aggregate amount equal to the Net Cash Proceeds of the related Asset Disposition. Such prepayment shall be applied as set forth in clause (iii) below.

                           (iii) Application of Mandatory Prepayments. All
                  amounts required to be paid pursuant to this Section 2.3(b) shall be applied to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of Letter of Credit Obligations. Prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 2.3(b) shall be subject to Section 4.10.

                  (c) Voluntary Reductions. The Borrowers may from time to time permanently reduce or terminate the Revolving Credit Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $5,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Credit Committed Amount)) upon three Business Days' prior written notice to the Agent; provided, however, no such termination or reduction shall be made which would cause the aggregate principal amount of outstanding Revolving Loans plus Letter of Credit Obligations outstanding to exceed the lesser of (A) the Revolving Credit Committed Amount and (B) the Borrowing Base, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrowers pursuant to this Section 2.3(c).

                  (d) Maturity Date. The Commitments of the Lenders and the Letter of Credit Commitment of the Issuing Bank shall automatically terminate on the Maturity Date.

                  (e) General. The Borrowers shall pay to the Agent for the account of the Lenders in accordance with the terms of Section 4.3, on the date of each termination or reduction of the Revolving Credit Committed Amount, the Unused Line Fee accrued through the date of such termination or reduction on the amount of the Revolving Credit Committed Amount so terminated or reduced.

         2.4      PAYMENTS AND COMPUTATIONS.

                  (a) The Borrowers shall make each payment hereunder and under the Revolving Notes not later than 2:00 p.m. on the day when due or by direct charge against the Revolving Credit Commitment, if available, pursuant to Section 2.4(b)(ii) hereof. Payments made by the Borrowers shall be in Dollars to the Agent at its address referred to in Section
         14.5 hereof in immediately available funds. Payments made with respect to the Revolving Loans shall be applied to repay Revolving Loans consisting of Base Rate Loans first and then Revolving Loans consisting of Eurodollar Loans. As soon as practicable after the Agent receives payment from the Borrowers, but in no event later than one Business Day after such payment has been made, subject to Section 2.1(d)(ii), the Agent will cause to be distributed like funds relating to the payment of principal, interest, or Fees (other than amounts payable to the Agent to reimburse the Agent and the Issuing Bank for fees and expenses payable solely to them pursuant to Article IV hereof) or expenses payable to the Agent and the Lenders in accordance with Section 14.8 hereof ratably to the Lenders, and like funds relating to the payment of any other amounts payable to such Lender. The Borrowers' obligations to the Lenders with respect to such payments shall be discharged by making such payments to the Agent pursuant to this Section 2.4(a) or if not timely paid or any Event of Default then exists, may be added to the principal amount of the Revolving Loans outstanding.

                  (b) (i) The Borrowers, individually or through the Company, shall have each established and shall maintain lockboxes (the "Lockboxes") with financial institutions, including First Union, selected by the Company and reasonably acceptable to the Agent (the "Lockbox Banks") and shall instruct all account debtors on the Accounts of each Borrower to remit all payments to its respective Lockboxes. Separate Lockboxes shall be maintained for the NonRestaurant Business and the Restaurant Business of the Borrowers. All amounts received by the Borrowers from any account debtor, in addition to all other cash received from any other source including but not limited to proceeds from asset sales and judgments, shall be promptly deposited into the applicable Lockbox Account (as defined below).

                           (ii) Each Borrower, individually or through the
                  Company, the Agent and each Lockbox Bank shall enter into three party agreements in the form of Exhibit I hereto (the "Lockbox Agreements"), providing, among other things, for the following:

                                    (A) The Borrowers, individually or through
                           the Company, will open and establish for the benefit of the Agent on behalf of the Lenders an account at each Lockbox Bank (each a "Lockbox Account").

                                    (B) All receipts held in the Lockboxes shall
                            be remitted daily to the appropriate Lockbox
                            Account. All funds deposited into the Lockbox Accounts pertaining to the Restaurant Business on any Business Day shall be transferred to the FUNB Claremont Restaurant Cash Collateral Account. All funds deposited into the Lockbox Accounts pertaining to the NonRestaurant Business on any Business Day shall be transferred to the FUNB NonRestaurant Cash Collateral Account. All funds transferred to the Cash Collateral Accounts on any Business Day shall be immediately credited to the FUNB Leverage Account. All funds credited on any Business Day to the FUNB Leverage Account shall be applied by the Agent on such Business Day to reduce the then outstanding balance of the Revolving Loans and to pay accrued interest thereon and to pay any other outstanding Obligations which are then due and payable. All amounts received directly by the Borrowers from any account debtor, in addition to all other cash received from any other source including but not limited to proceeds from asset sales and judgments, shall be held in trust by the Borrowers and promptly deposited into the applicable Lockbox Account.

                           (iii) All funds deposited into the Cash Collateral
                  Accounts shall immediately become the property of the Agent and the Borrowers shall obtain the agreement by the Lockbox Banks to waive any offset rights against the funds so deposited. The Agent assumes no responsibility for the Lockbox arrangements, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by the Lockbox Banks thereunder.

                           (iv) The Borrowers may close Lockboxes and/or open
                  new lockboxes with the prior written consent of the Agent and subject to prior execution and delivery to the Agent of lockbox agreements consistent with the provisions of this
                  Section 2.4(b) and in form and substance satisfactory to the Agent and its counsel.

                  (c) The Borrowers hereby authorize each Lender to charge from time to time against any or all of the Borrowers' accounts with such Lender any of the Obligations which are then due and payable. Each Lender receiving any payment as a result of charging any such account shall promptly notify the Agent thereof and make such arrangements as the Agent shall request to share the benefit thereof in accordance with
         Section 2.8.

                  (d) Except as otherwise provided herein with respect to Eurodollar Loans, any payments falling due under this Credit Agreement on a day other than a Business Day shall be due and payable on the next succeeding Business Day and shall accrue interest at the applicable interest rate provided for in this Credit Agreement to but excluding such Business Day. Except as otherwise provided herein, computation of interest and fees hereunder shall be made on the basis of actual number of days elapsed over a 360 day year.

         2.5      MAINTENANCE OF ACCOUNT.

         The Agent shall maintain an account on its books in the name of the Borrowers in which the Borrowers will be charged with all loans and advances made by the Lenders to the Borrowers or for the Borrowers' account, including the Revolving Loans, the Letter of Credit Obligations and any other Obligations, including any and all costs, expenses and attorney's fees which the Agent may incur, including, without limitation, in connection with the exercise by or for the Lenders of any of the rights or powers herein conferred upon the Agent (other than in connection with any assignments or participations by any Lender) or in the prosecution or defense of any action or proceeding by or against any Borrower or the Lenders concerning any matter arising out of, connected with, or relating to this Credit Agreement or the Accounts, or any Obligations owing to the Lenders by any Borrower. The Borrowers will be credited in accordance with
Section 2.4(b)(ii)(B) above, with all amounts received by the Lenders from the Borrowers or from others for the Borrowers' account, including, as above set forth, all amounts received by the Agent in payment of Accounts. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Agent's right to demand payment of any Obligation upon its maturity. Further, it is understood that the Agent shall have no obligation whatsoever to perform in any respect any of the Borrowers' contracts or obligations relating to the Accounts.

         2.6      STATEMENT OF ACCOUNT.

         After the end of each month the Agent shall send the Borrowers a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Lenders and the Borrowers during that month. The monthly statements shall be deemed correct and binding upon the Borrowers and shall constitute an account stated between the Borrowers and the Lenders unless the Agent receives a written statement of the Borrowers' exceptions within thirty (30) days after same is mailed to the Borrowers.

         2.7      TAXES.

                  (a) Any and all payments by the Borrowers hereunder or under the Revolving Notes to or for the benefit of any Lender shall be made, in accordance with Section 2.4, free and clear of and without deduction for any and all present or future Taxes, deductions, charges or withholdings and all liabilities with respect thereto, excluding, in the case of each such Lender and the Agent, Taxes imposed on or measured by the Agent's or any Lender's net income or receipts in its jurisdiction of organization or those jurisdictions in which it is doing business (any such excluded Taxes, collectively, "Excluded Taxes"). If any Borrower shall be required by law to deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable hereunder or under any Revolving Note to or for the benefit of any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 2.7) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
         (iii) such Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that such Borrower shall be under no obligation to increase the sum payable to any Lender not organized under the laws of the United States or a state thereof (a "Foreign Lender") by an amount equal to the amount of the United States Tax required to be withheld under United States law from the sums paid to such Foreign Lender, if such withholding is caused by the failure of such Foreign Lender to be engaged in the active conduct of a trade or business in the United States or all amounts of interest and fees to be paid to such Foreign Lender hereunder are not effectively connected with such trade or business within the meaning of United States Treasury Regulation 1.1441-4(a).

                  (b) Each Foreign Lender agrees that it will deliver to the Borrowers and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form(s), as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, together with any other certificate or statement of exemption required under the Code or regulations issued thereunder. Each such Lender also agrees to deliver to the Borrowers and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Borrowers or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Agent. Such Lender shall certify (A) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes and (B) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

                  (c) In addition, the Borrowers agree to pay any present or future stamp, documentary, privilege, intangible or similar Taxes or any other excise or property Taxes, charges or similar levies that arise at any time or from time to time (other than Excluded Taxes) (i) from any payment made under any and all Credit Documents, (ii) from the transfer of the rights of any Lender under any Credit Documents to any other Lender or Lenders or (iii) from the execution or delivery by any Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to, any and all Credit Documents (hereinafter referred to as "Other Taxes").

                  (d) The Borrowers will indemnify each Lender and the Agent for the full amount of Taxes (including, without limitation and without duplication, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.7), subject to (i) the exclusion set out in the first sentence of Section 2.7(a), (ii) the provisions of Section 2.7(b), and (iii) the provisions of the proviso set forth in Section 2.7(a), and will indemnify each Lender and the Agent for the full amount of Other Taxes (including, without limitation and without duplication, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.7) paid by such Lender or the Agent (on its own behalf or on behalf of any Lender), as the case may be, in respect of payments made or to be made hereunder, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment of this indemnification shall be made within 30 days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

                  (e) Within 30 days after the date of any payment of Taxes or Other Taxes, the applicable Borrower shall furnish to the Agent, at its address referred to in Section 14.5, the original or certified copy of a receipt evidencing payment thereof.

                  (f) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.7 shall survive the payment in full of all Obligations hereunder and under the Revolving Notes.

         2.8      SHARING OF PAYMENTS.

         If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Revolving Loans made by it or its participation in Letters of Credit in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment accruing all Lenders in accordance with their respective ratable shares as provided for in this Credit Agreement; provided, however, that if all or any portion of such excess is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) or any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.8 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

         2.9      PRO RATA TREATMENT.

         Each Revolving Loan, each payment or prepayment of principal of any Revolving Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Revolving Loans, each payment of the Unused Line Fee, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction of the Revolving Credit Commitment and each conversion or extension of any Revolving Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Revolving Loans and their participation interests in the Letters of Credit; provided, however, that the foregoing fees payable hereunder to the Lenders shall be allocated to each Lender based on such Lender's Revolving Credit Commitment Percentage.

         2.10     EXTENSIONS AND CONVERSIONS.

         Subject to the terms of Article V, the Borrowers shall have the option, on any Business Day, to extend existing Eurodollar Loans into a subsequent permissible Interest Period, to convert Base Rate Loans into Eurodollar Loans, or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (i) except as provided in Section 4.10, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" and shall be in such minimum amounts as provided in with respect to Revolving Loans, Section 2.1(d)(i), and (iv) no more than five
(5) separate Eurodollar Loans shall be outstanding hereunder at any time. Each such extension or conversion shall be effected by the Borrowers by giving a written notice in the form of Exhibit J hereto (a "Notice of Extension/Conversion") (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 A.M. on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Revolving Loans to be so extended or converted, the types of Revolving Loans into which such Revolving Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by the Borrowers of the matters specified in Article 5. In the event the Borrowers fail to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.


                                   ARTICLE III

                                LETTERS OF CREDIT

         3.1      ISSUANCE.

         Subject to the terms and conditions hereof and of the Letter of Credit Documents, if any, and any other terms and conditions which the Issuing Bank may reasonably require, the Lenders will participate in the issuance by the Issuing Bank from time to time of such Letters of Credit in Dollars from the Closing Date until the Maturity Date as the Borrowers may request, in a form acceptable to the Issuing Bank; provided, however, that (a) the Letter of Credit Obligations outstanding shall not at any time exceed THREE MILLION DOLLARS ($3,000,000) (the "Letter of Credit Committed Amount") and (b) the sum of the aggregate principal amount of outstanding Revolving Loans plus Letter of Credit Obligations outstanding shall not at any time exceed the lesser of (i) the Revolving Credit Committed Amount and (ii) the Borrowing Base. No Letter of Credit shall (x) have an original expiry date or renewal date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall comply with the related Letter of Credit Documents. The issuance and expiry date of each Letter of Credit shall comply with the related Letter of Credit Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

         3.2      NOTICE AND REPORTS.

         The request for the issuance of a Letter of Credit shall be submitted by the Borrowers to the Issuing Bank at least three (3) Business Days prior to the requested date of issuance. The

Issuing Bank will, upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date as well as any payment or expirations which may have occurred.

         3.3      PARTICIPATION.

         Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Bank in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Revolving Credit Commitment Percentage of such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Bank therefor and discharge when due, its Revolving Credit Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Bank its Revolving Credit Commitment Percentage of such unreimbursed drawing pursuant to the provisions of Section 3.4. The obligation of each Lender to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the Issuing Bank under any Letter of Credit, together with interest as hereinafter provided.

         3.4      REIMBURSEMENT.

         In the event of any drawing under any Letter of Credit, the Issuing Bank will promptly notify the Borrowers. Unless the Borrowers shall immediately notify the Issuing Bank that the Borrowers intend to otherwise reimburse the Issuing Bank for such drawing, the Borrowers shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in Section 3.5 on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrowers promise to reimburse the Issuing Bank on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrowers shall fail to reimburse the Issuing Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the sum of (i) the Applicable Percentage for Base Rate Loans and (ii) two percent (2%). The Borrowers' reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrowers may claim or have against the Issuing Bank, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrowers to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Bank will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Bank in Dollars and in immediately available funds, the amount of such Lender's

Revolving Credit Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the Business Day such notice is received by such Lender from the Issuing Bank if such notice is received at or before 2:00 P.M. otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Bank in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Bank in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Bank, and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Revolving Credit Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrowers hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Bank, such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Bank) in the related unreimbursed drawing portion of the Letter of Credit Obligation and in the interest thereon and in the related Letter of Credit Documents, and shall have a claim against the Borrowers with respect thereto.

         3.5      REPAYMENT WITH REVOLVING LOANS.

         On any day on which the Borrowers shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrowers to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(d)(i) with respect thereto) shall be immediately made to the Borrowers by all Lenders (notwithstanding any termination of the Revolving Credit Commitments pursuant to Section 11.2) pro rata based on the respective Revolving Credit Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 11.2) and the proceeds thereof shall be paid directly by the Agent to the Issuing Bank for application to the respective Letter of Credit Obligations. Each such Lender hereby irrevocably agrees to make its Revolving Credit Commitment Percentage of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Article V are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the

Revolving Credit Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a bankruptcy or insolvency proceeding with respect to any Borrower), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Issuing Bank such participation in the outstanding Letter of Credit Obligations as shall be necessary to cause each such Lender to share in such Letter of Credit Obligations ratably (based upon the respective Revolving Credit Commitment Percentages of the Lenders (determined before giving effect to any termination of the Revolving Credit Commitments pursuant to Section 11.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Bank, to the extent not paid to the Issuing Bank by the Borrowers in accordance with the terms of Section 3.4, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

         3.6      RENEWAL, EXTENSION.

         The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         3.7      UNIFORM CUSTOMS AND PRACTICES.

         The Issuing Bank may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

         3.8      INDEMNIFICATION; NATURE OF ISSUING BANK'S DUTIES.

                  (a) In addition to its other obligations under this Article III, the Borrowers hereby agree to protect, indemnify, pay and save the Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

                  (b) As between the Borrowers and the Issuing Bank, the Borrowers shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (iv) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (v) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers hereunder.

                  (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to any Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Bank against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrowers, including, without limitation, any and all Government Acts. The Issuing Bank shall not, in any way, be liable for any failure by the Issuing Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Bank.

                  (d) Nothing in this Section 3.8 is intended to limit the reimbursement obligations of the Borrower contained in Section 3.4 above. The obligations of the Borrowers under this Section 3.8 shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Bank to enforce any right, power or benefit under this Credit Agreement.

                  (e) Notwithstanding anything to the contrary contained in this
         Section 3.8, the Borrowers shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank
         (i) arising solely out of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (ii) caused by the Issuing Bank's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

         3.9      RESPONSIBILITY OF ISSUING BANK.

         It is expressly understood and agreed that the obligations of the Issuing Bank hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Bank shall be entitled to assume that the conditions precedent set forth in Articles III or V have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Article III shall be deemed to prejudice the right of any Lender to recover from the Issuing Bank any amounts made available by such Lender to the Issuing Bank pursuant to this Article III in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Bank.

         3.10     CONFLICT WITH LETTER OF CREDIT DOCUMENTS.

         In the event of any conflict between this Credit Agreement and any Letter of Credit Document (including any letter of credit application), this Credit Agreement shall control.


                                   ARTICLE IV

                                INTEREST AND FEES

         4.1      INTEREST ON LOANS.

         Subject to the provisions of Section 4.2, interest on the Revolving Loans shall be payable (a) for Base Rate Loans, monthly in arrears as of the end of each calendar month and the interest rate shall be equal to the Base Rate plus the Applicable Percentage on the average balances of the Base Rate Loans owing to the Lenders in the Borrowers' Revolving Loan accounts at the close of business for each day during each calendar month and (b) for Eurodollar Loans, on the last day of the applicable Interest Period (and with respect to any Eurodollar Loan with an Interest Period of six (6) months, on the date three (3) months after the making of such Eurodollar Loan) and the interest rate shall be equal to the Eurodollar Rate plus the Applicable Percentage on the outstanding amount of each such Eurodollar Loan. In the event of any change in the Base Rate, the rate hereunder shall change, effective as of the day the Base Rate changes. The interest rates hereunder shall be calculated based on a 360 day year for the actual number of days elapsed.

         4.2      INTEREST AFTER EVENT OF DEFAULT.

         Interest on any amount of matured principal under the Revolving Loans, and interest on the amount of principal under the Revolving Loans outstanding as of the date an Event of Default occurs, and at all times thereafter until the earlier of the date upon which (a) all Obligations have been paid and satisfied in full or (b) such Event of Default shall have been cured or waived, shall be payable on demand at a rate equal to the rate at which the Revolving Loans are then bearing interest pursuant to Section 4.1 above, plus two percent (2%). In the event of any change in said applicable interest rate, the rate hereunder shall change, effective as of the day the applicable interest rate changes, so as to remain two percent (2%) above the then applicable interest rate. Interest shall be payable on any other amount due hereunder and shall accrue at the Base Rate, plus two percent (2%) from the date due until paid in full. The rates hereunder shall be calculated based on a 360 day year for the actual number of days elapsed.

         4.3      UNUSED LINE FEE.

         At the end of each calendar month the Borrowers shall pay to the Agent for the benefit of the Lenders the Unused Line Fee due in respect of such calendar month.

         4.4      LENDERS' FEES/AGENT'S FEES.

         On the Closing Date the Agent shall pay to each Lender its respective Lender's Fees that are required to be paid on the Closing Date pursuant to the terms of such Lender's fee letter with the Agent. The Borrowers shall pay all fees required to be paid to the Agent under the Fee Letter at the times and in the amounts set forth therein.

         4.5      LETTER OF CREDIT FEES.

                  (a) Standby Letter of Credit Fee. In consideration of the issuance of standby Letters of Credit hereunder, the Borrowers promise to pay to the Agent for the account of each Lender a fee (the "Standby Letter of Credit Fee") on such Lender's Revolving Credit Commitment Percentage of the stated amount of each such standby Letter of Credit computed at a per annum rate for the period from and including the date of issuance to and including the date of expiration equal to the Applicable Percentage for Eurodollar Loans. The Standby Letter of Credit Fee shall be due and payable in full on the date of issuance thereof.

                  (b) Trade Letter of Credit Drawing Fee. In consideration of the issuance of trade Letters of Credit hereunder, the Borrowers promise to pay to the Agent for the account of each Lender a fee (the "Trade Letter of Credit Fee") equal to the Applicable Percentage for Eurodollar Loans less 0.50% on such Lender's Revolving Credit Commitment of the amount of each drawing under any such trade Letter of Credit. The Trade Letter of Credit Fee will be payable on each date of drawing under the applicable trade Letter of Credit.

                  (c) Issuing Bank Fees. In addition to the Standby Letter of Credit Fee payable pursuant to clause (a) above and the Trade Letter of Credit Fee payable pursuant to clause (b) above, the Borrowers promise to pay to the Issuing Bank for its own account without sharing by the other Lenders (i) a letter of credit fronting fee equal to 0.125% of the stated amount of each Letter of Credit payable in full upon issuance of each such Letter of Credit and (ii) negotiation fees agreed to by the Borrowers and the Issuing Bank from time to time and the customary charges from time to time of the Issuing Bank with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Bank Fees").

         4.6      AUTHORIZATION TO CHARGE ACCOUNT.

         The Borrowers hereby authorize the Agent to charge the Borrowers' Revolving Loan accounts with the amount of all payments and fees due hereunder to the Lenders, the Agent and the Issuing Bank as and when such payments become due. The Borrowers confirm that any charges which the Agent may so make to the Borrowers' Revolving Loan accounts as herein provided will be made as an accommodation to the Borrowers and solely at the Agent's discretion.

         4.7      INDEMNIFICATION IN CERTAIN EVENTS.

         If after the Closing Date, either (a) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to FUCC or any other banking or financial institution from whom any of the Lenders borrow funds or obtain credit (a "Funding Bank") or any of the Lenders, or (b) a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other Governmental Authority or (c) a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (c), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lenders' policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (a), (b) or (c) is or results in an increase in the cost to any of the Lenders of funding or maintaining the Revolving Credit Committed Amount, the Revolving Loans or the Letters of Credit, then the Borrowers shall from time to time upon demand by the Agent, pay to the Agent additional amounts sufficient to indemnify the Lenders against such increased cost. A certificate as to the amount of such increased cost shall be submitted to the Borrowers by the Agent and shall be conclusive and binding absent manifest error.

         4.8      INABILITY TO DETERMINE INTEREST RATE.

         If prior to the first day of any Interest Period, (a) the Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (b) the Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Eurodollar Loans during such Interest Period, or (c) Dollar deposits in the principal amounts of the Eurodollar Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, the Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrowers when such conditions no longer exist. If such notice is given, (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (b) any Revolving Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (c) each outstanding Eurodollar Loan shall be converted, on the last day of the then-current Interest Period thereof, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Base Rate Loans to Eurodollar Loans.

         4.9      ILLEGALITY.

         Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrowers and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and
(c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Revolving Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.10.

         4.10     FUNDING INDEMNITY.

         The Borrowers, jointly and severally, promise to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrowers in making a borrowing of, conversion into or extension of Eurodollar Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrowers in making any prepayment of a Eurodollar Loan after the Borrowers have given a notice thereof in accordance with the provisions of this Credit Agreement, and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein over
(ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination of this Credit Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

         The obligation of the Lenders to make any Revolving Loan or of the Issuing Bank to issue any Letter of Credit hereunder is subject to the satisfaction of, or waiver of, the Required Lenders immediately prior to or concurrently with the making of such Revolving Loan or issuance of such Letter of Credit, the following conditions precedent:

         5.1      CLOSING CONDITIONS.

         On or prior to the Closing Date, the Lenders shall have received each of the documents, opinions and certificates set forth in the list of Closing Conditions attached hereto as Schedule 1.1B and the conditions set forth therein shall have been satisfied or waived.

         5.2      MATERIAL ADVERSE CHANGE.

         (a) No Material Adverse Change, or development reasonably likely to have a Material Adverse Effect, shall have occurred, (b) no occurrence or event which is reasonably likely to have a Material Adverse Effect shall have occurred and be continuing and (c) on or prior to the Closing Date, there shall not have occurred a substantial impairment of the financial markets generally which, in the opinion of the Lenders, has materially and adversely affected the transactions contemplated hereby.

         5.3      FEES.

         On or prior to the Closing Date, the Lenders shall have received payment in full of the fees required to be paid to the Lenders on the Closing Date.

         5.4      REPRESENTATIONS AND WARRANTIES; NO DEFAULT.

         On the date of the making of any Revolving Loan or the issuance of any Letter of Credit, both before and after giving effect thereto and to the application of the proceeds therefrom, the following statements shall be true to the satisfaction of the Agent (and each request for a Revolving Loan and request for a Letter of Credit, and the acceptance by the Borrower of the proceeds of such Revolving Loan or issuance of such Letter of Credit, shall constitute a representation and warranty by the Borrowers that on the date of such Revolving Loan or issuance of such Letter of Credit before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true): (a) the representations and warranties contained in this Credit Agreement are true and correct in all material respects on and as of the date of such Revolving Loan or issuance of such Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and complete on and as of such earlier date); (b) no event has occurred and is continuing, or would result from such Revolving Loan or issuance of such Letter of Credit or the application of the proceeds thereof, which would constitute a Default or an Event of Default under this Credit Agreement; and (c) no Material Adverse Change, or development reasonably likely to have a Material Adverse Effect shall have occurred and be continuing.

         5.5      NOTICE OF BORROWING.

         On the date of the making of any Revolving Loan, the Agent shall have received a Notice of Borrowing to the extent such Notice of Borrowing is required to be given with respect to the making of such Revolving Loan.

         5.6       ADDITIONAL DOCUMENTS.

         On or prior to the Closing Date, the Borrowers shall have executed and delivered to the Agent all documents which the Agent determines are reasonably necessary to consummate the lending arrangements contemplated hereby.


                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Credit Agreement and the Issuing Bank to issue the Letters of Credit, and to make available the credit facilities contemplated hereby, each Borrower hereby represents and warrants to the Lenders and the Issuing Bank as of the Closing Date, and on the date of each extension of credit hereunder, as follows:

         6.1      ORGANIZATION AND QUALIFICATION.

         Such Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the state in which it was organized, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (iii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could have a Material

Adverse Effect. Schedule 6.1 contains a true, correct and complete list of all jurisdictions in which such Borrower and its Subsidiaries are qualified to do business as a foreign corporation or foreign limited liability company as of the Closing Date.

         6.2      SOLVENCY.

         The fair saleable value of such Borrower's assets exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement. Such Borrower (i) does not have unreasonably small capital in relation to the business in which it is or proposes to be engaged or (ii) has not incurred, and does not believe that it will incur after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay such debts as they become due.

         6.3      LIENS; INVENTORY.

         There are no Liens (other than Permitted Liens) in favor of third parties with respect to any of the Collateral, including, without limitation, with respect to the Inventory, wherever located. To the best of such Borrower's knowledge, no lessor, warehouseman, filler, processor or packer of such Borrower has granted any Lien with respect to the Inventory maintained by such Borrower at the property of any such lessor, warehousemen, filler, processor or packer. Upon the proper filing of financing statements and the proper recordation of other applicable documents with the appropriate filing or recordation offices in each of the necessary jurisdictions, the security interests granted pursuant to the Credit Documents constitute and shall at all times constitute valid and enforceable first, prior and perfected Liens on the Collateral (other than Permitted Liens). The Borrowers are or will be at the time additional Collateral is acquired by them, the absolute owners of the Collateral with full right to pledge, sell, consign, transfer and create a Lien therein, free and clear of any and all Liens in favor of third parties, except Permitted Liens. The Borrowers and the Subsidiaries will at their expense forever warrant and, at the Agent's request, defend the Collateral from any and all Liens (other than Permitted Liens) of any third party. The Borrowers will not, and will not permit any of their Subsidiaries to, grant, create or permit to exist, any Lien upon the Collateral, or any proceeds thereof, in favor of any third party (other than Permitted Liens).

         6.4      NO CONFLICT.

         The execution and delivery by such Borrower of this Credit Agreement and each of the other Credit Documents executed and delivered in connection herewith and the performance of the obligations of such Borrower hereunder and thereunder and the consummation by such Borrower of the transactions contemplated hereby and thereby: (i) are within the powers of such Borrower;
(ii) are duly authorized by the Board of Directors or members of such Borrower and, if necessary with respect to the Company, its stockholders; (iii) are not in contravention of the terms of the articles or certificate of incorporation or bylaws or other organizational documents of such Borrower or of any indenture, contract, lease, agreement instrument or other commitment to which such Borrower is a party or by which such Borrower or any of its properties are bound; (iv) do not require the consent, registration or approval of any governmental entity or any other

Person (except such as have been duly obtained, made or given, and are in full force and effect, and except such as would not reasonably be expected to have a Material Adverse Effect if not obtained, given or made); (v) do not contravene any statute, law, ordinance regulation, rule, order or other governmental restriction applicable to or binding upon such Borrower; and (vi) will not, except as contemplated herein for the benefit of the Agent on behalf of the Lenders, result in the imposition of any Liens upon any property of such Borrower under any indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which such Borrower is a party or by which it or any of its property may be bound or affected.

         6.5      ENFORCEABILITY.

         The Credit Agreement and all of the other Credit Documents executed and delivered in connection herewith are the legal, valid and binding obligations of such Borrower, and with respect to those Credit Documents executed and delivered by any Subsidiary, of each such Subsidiary, and are enforceable against such Borrower and such Subsidiaries, as the case may be, in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

         6.6      FINANCIAL DATA.

         The Company has furnished to the Lenders the following financial statements (the "Financials"): (i) the consolidated balance sheets of the Company as of February 28, 1997 and February 27, 1998, and consolidated statements of earnings, shareholders' equity and cash flow of the Company for the fiscal years ended February 28, 1996, February 28, 1997 and February 27, 1998, audited by Deloitte & Touche LLP, (ii) the unaudited consolidated balance sheet of the Company as of, and consolidated statement of earnings of the Company for the period ended, April 30, 1998, (iii) the statements of certain assets and liabilities of the Pierre Foods Division as of September 28, 1996 and September 27, 1997, and statements of revenues and expenses of the Pierre Foods Division for the fiscal years ended September 30, 1995, September 28, 1996 and September 27, 1997, audited by Deloitte & Touche LLP, and (iv) an unaudited pro forma combined balance sheet of the Company (including the Pierre Foods Division) as of February 27, 1998 and an unaudited pro forma combined statement of operations of the Company (including the Pierre Foods Division) for the twelve months ended February 27, 1998, together with the comfort letter of Deloitte & Touche LLP relating thereto, with respect to items (iii) and (iv) above, showing no material changes from the representations of senior management of the Company with respect thereto. The Financials are and the historical financial statements to be furnished to the Lenders in accordance with subsection 7.1 below will be in accordance with the books and records of such predecessor corporations and the Borrowers and fairly present the financial condition of such predecessor corporations and each of the Borrowers at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments), and such financial statements have been and will be prepared in conformity with GAAP consistently applied throughout the periods involved. Since the date of the Financials, there have been no changes in the condition, financial or otherwise, of such predecessor corporations or any of the Borrowers as shown on the respective balance sheets of such predecessor corporations and each of the Borrowers described above, except (a) as contemplated herein and (b) for changes in the ordinary course of business (none of which individually or in the aggregate has been materially adverse).

         6.7      LOCATIONS OF OFFICES, RECORDS AND INVENTORY.

         The Borrowers' principal places of business and chief executive offices are set forth in Schedule 6.7 hereto, and the books and records of the Borrowers and all chattel paper and all records of accounts are located at the principal places of business and chief executive offices of the Borrowers. There is no jurisdiction in which any Borrower or any of its Subsidiaries has any assets, equipment or Inventory (except for vehicles, Inventory in transit for processing, or immaterial items) other than those jurisdictions listed on
Schedule 6.7 attached hereto. Attached hereto as Schedule 6.7 is a true, correct and complete list of (i) the legal names and addresses of each warehouseman, filler, processor and packer at which Inventory is stored, (ii) the address of the chief executive offices of the Borrowers and each of their Subsidiaries and
(iii) the address of all offices where records and books of account of the Borrowers and each of their Subsidiaries are kept. None of the receipts received by any of the Borrowers from any warehouseman, filler, processor or packer states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns.

         6.8      FICTITIOUS BUSINESS NAMES.

         Neither such Borrower nor any of its Subsidiaries has used any corporate or fictitious name during the five (5) years preceding the date hereof, other than the corporate name shown on its or such Subsidiary's Articles or Certificate of Incorporation and as set forth on Schedule 6.8.

         6.9      SUBSIDIARIES.

         The only direct or indirect Subsidiaries of the Borrowers are those listed on Schedule 6.9 attached hereto. The Borrowers are the record and beneficial owner of all of the shares of Capital Stock of each of the Subsidiaries listed on Schedule 6.9 as being owned by the Borrowers, there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any Capital Stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of its Capital Stock or securities convertible into or exchangeable for such shares. All of such shares so owned by the Borrowers are owned by them free and clear of any Liens other than Permitted Liens.

         6.10     NO JUDGMENTS OR LITIGATION.

         Except as set forth on Schedule 6.10 hereto, no judgments, orders, writs or decrees are outstanding against such Borrower or any of its Subsidiaries nor is there now pending or, to the best of such Borrower's knowledge after diligent inquiry, threatened any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against such Borrower or any of its Subsidiaries except judgments and pending or threatened litigation, contested claims, investigations, arbitrations and governmental proceedings which could not reasonably be expected to have a Material Adverse Effect.

         6.11     NO DEFAULTS.

         Neither such Borrower nor any of its Subsidiaries is in default under any term of any material indenture, contract, lease, agreement, instrument or other commitment to which any of them is a party or by which any of them is bound. Such Borrower knows of no dispute regarding any indenture, contract, lease, agreement, instrument or other commitment which could reasonably be expected to have a Material Adverse Effect.

         6.12     NO EMPLOYEE DISPUTES.

         There are no controversies pending or, to the best of such Borrower's knowledge after diligent inquiry, threatened between such Borrower or any of its Subsidiaries and any of their respective employees, other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect.

         6.13     COMPLIANCE WITH LAW.

         Neither such Borrower nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government, or any other governmental department or agency or any self regulatory organization, or any judgment, decree or order of any court, applicable to its business or operations except where the aggregate of all such violations or failures to comply could not reasonably be expected to have a Material Adverse Effect. The conduct of the business of such Borrower and each of the Subsidiaries is in conformity with all securities, commodities, energy, public utility, zoning, building code, health, OSHA and environmental requirements and all other foreign, federal, state and local governmental and regulatory requirements and requirements of any self regulatory organizations, except where the aggregate of all such non-conformities could not reasonably be expected to have a Material Adverse Effect. Neither such Borrower nor any of its Subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with, and neither such Borrower nor any of its Subsidiaries has any reason to anticipate that any presently existing circumstances are likely to result in the violation of any such statute, law, ordinance, regulation, rule, judgment, decree or order which failure or violation could reasonably be expected to have a Material Adverse Effect.

         6.14     ERISA.

         Neither such Borrower, any Subsidiary nor any ERISA Affiliate maintains or contributes to any Benefit Plan other than those listed on Schedule 6.14 annexed hereto. Each Benefit Plan has been and is being maintained and funded in accordance with its terms and in compliance in all material respects with all provisions of ERISA and the Internal Revenue Code applicable thereto. Such Borrower, each of the Subsidiaries and each ERISA Affiliate have fulfilled all obligations related to the minimum funding standards of ERISA and the Internal Revenue Code for each Benefit Plan, are in compliance in all material respects with the currently applicable provisions of ERISA and of the Internal Revenue Code and have not incurred any liability (other than routine liability for premiums) under Title IV of ERISA. No Termination Event has occurred nor has any other event occurred that may result in such a Termination Event. No event or events have occurred in connection with which such Borrower, any of the Subsidiaries, any ERISA Affiliate, any fiduciary of a Benefit Plan or any Benefit Plan, directly or indirectly, could be subject to any material liability, individually or in the aggregate, under ERISA, the Internal Revenue Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order.

         6.15     COMPLIANCE WITH ENVIRONMENTAL LAWS.

         Except as disclosed on Schedule 6.15 attached hereto, (a) the operations of such Borrower and each of its Subsidiaries comply with all applicable federal, state or local environmental, health and safety statutes, regulations, directions, ordinances, criteria or guidelines and (b) none of the operations of such Borrower or any of its Subsidiaries is the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation, direction, ordinance, criteria or guidelines. Except as disclosed on Schedule 6.15, none of the operations of such Borrower or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether such Borrower or any of its Subsidiaries disposed any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment. Except as disclosed on Schedule 6.15, neither such Borrower nor any of its Subsidiaries have filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment. Except as disclosed on Schedule 6.15, neither such Borrower nor any of its Subsidiaries have any contingent liability of which such Borrower has knowledge or reasonably should have knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, nor has such Borrower or any of its Subsidiaries received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment.

         6.16     USE OF PROCEEDS.

         All proceeds of the Loans will be used only in accordance with Section
7.13. All proceeds of the Senior Unsecured Debt shall be used to finance the acquisition by the Company of the Pierre Foods Division and to the extent of any surplus proceeds, to repay the Revolving Loans.

         6.17     INTELLECTUAL PROPERTY.

         Such Borrower possesses adequate assets, licenses, patents, patent applications, copyrights, service marks, trademarks and tradenames to continue to conduct its business as heretofore conducted by it. Schedule 6.17 attached hereto sets forth (a) all of the material federal, state and foreign registrations of trademarks, service marks and other marks, trade names or other trade rights of such Borrower and its Subsidiaries, and all material pending applications for any such registrations, (b) all of the material patents and copyrights of such Borrower and its Subsidiaries and all material pending applications therefor and (c) all other material trademarks, service marks and other marks, trade names and other trade rights used by such Borrower or any of its Subsidiaries in connection with their businesses (collectively, the "Proprietary Rights"). Such Borrower and its Subsidiaries are collectively the owners of each of the trademarks listed on Schedule 6.17 as indicated on such schedule, and no other Person has the right to use any of such marks in commerce either in the identical form or in such near resemblance thereto as may be likely to cause confusion or to cause mistake or to deceive. Each of the trademarks listed on Schedule 6.17 is a federally registered trademark of such Borrower or its Subsidiaries having the registration number and issue date set forth on Schedule 6.17. The Proprietary Rights listed on Schedule 6.17 are all those used in the businesses of such Borrower and its Subsidiaries. Except as disclosed on Schedule 6.17, no person has a right to receive any royalty or similar payment in respect of any Proprietary Rights pursuant to any contractual arrangements entered into by such Borrower, or any of its Subsidiaries and no person otherwise has a right to receive any royalty or similar payment in respect of any such Proprietary Rights except as disclosed on Schedule 6.17. Neither such Borrower nor any of its Subsidiaries has granted any license or sold or otherwise transferred any interest in any of the Proprietary Rights to any other person. The use of each of the Proprietary Rights by such Borrower and its Subsidiaries is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, and no proceeding has been instituted against or notice received by such Borrower or any of its Subsidiaries that are presently outstanding alleging that the use of any of the Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to any of the Proprietary Rights. Neither such Borrower nor any of its Subsidiaries have given notice to any Person that it is infringing on any of the Proprietary Rights and to the best of such Borrower's knowledge, no Person is infringing on any of the Proprietary Rights. All of the Proprietary Rights of such Borrower and its Subsidiaries are valid and enforceable rights of such Borrower and its Subsidiaries and will not cease to be valid and in full force and effect by reason of the execution and delivery of this Credit Agreement or the Credit Documents or the consummation of the transactions contemplated hereby or thereby.

         6.18     LICENSES AND PERMITS.

         Such Borrower and each of its Subsidiaries have obtained, and hold in full force and effect, all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or appropriate for the operation of their businesses as presently conducted and as proposed to be conducted. Neither of such Borrower nor any of its Subsidiaries is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval in any such case which could reasonably be expected to have a Material Adverse Effect.

         6.19     TITLE TO PROPERTY.

         Such Borrower has (i) good and marketable fee simple title to or valid leasehold interests in all of its real property, including, without limitation, the Real Estate (all such real property and the nature of such Borrower's or any Subsidiary's interest therein is disclosed on Schedule 6.19) and (ii) good and marketable title to all of its other property (including without limitation, all real and other property in each case as reflected in the Financial Statements delivered to the Agent hereunder), other than, with respect to properties described in clause (ii) above, properties disposed of in the ordinary course of business or in any manner otherwise permitted under this Credit Agreement since the date of the most recent audited consolidated balance sheet of such Borrower, and in each case subject to no Liens other than Permitted Liens. Such Borrower and its Subsidiaries enjoy peaceful and undisturbed possession of all its real property, including, without limitation, the Real Estate, and there is no pending or, to the best of their knowledge, threatened condemnation proceeding relating to any such real property. The leases with respect to the leased property, together with any leases of real property entered into by such Borrower after the date hereof, are referred to collectively as the "Leases". No material default exists under any Lease. To the best knowledge of such Borrower, all of the Structures and other tangible assets owned, leased or used by such Borrower or any of its Subsidiaries in the conduct of their respective businesses are (a) insured to the extent and in a manner customary in the industry in which such Borrower or such Subsidiaries are engaged, (b) structurally sound with no known material defects, (c) in good operating condition and repair, subject to ordinary wear and tear, (d) not in need of maintenance or repair except for ordinary, routine maintenance and repair the cost of which would not be material, (e) sufficient for the operation of the businesses of such Borrower and its Subsidiaries as presently conducted and (f) in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto, except where the failure to conform could not be reasonably be expected to have a Material Adverse Effect.

         6.20     LABOR MATTERS.

         Neither such Borrower nor any of its Subsidiaries is engaged in any unfair labor practice. There is (a) no material unfair labor practice complaint pending against such Borrower or any of its Subsidiaries or, to the best knowledge of such Borrower, threatened against any of them, before the National Labor Relations Board, and no material grievance or significant arbitration proceeding arising out of or under collective bargaining agreements is so pending against such Borrower or any of its Subsidiaries or, to the best knowledge of such Borrower, threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against either of such Borrower or any of its Subsidiaries or, to the best knowledge of such Borrower, threatened against any of them, and (c) no union representation questions with respect to the employees of such Borrower or any Subsidiaries and no union organizing activities.

         6.21     INVESTMENT COMPANY.

         Neither such Borrower nor any of its Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.22     MARGIN SECURITY.

         Such Borrower does not own any margin stock., other than Permitted Investments, and no portion of the proceeds of any Loans or Letters of Credit shall be used by the Borrowers for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) other than Permitted Investments or for any purpose which violates the provisions or Regulation T, U or X of said Board of Governors or for any purpose in violation of any other applicable statute or regulation or of the terms and conditions of this Credit Agreement.

         6.23     NO EVENT OF DEFAULT.

         No Default or Event of Default has occurred and is continuing.

         6.24     TAXES AND TAX RETURNS.

                  (a) Except as set forth on Schedule 6.24, such Borrower and its Subsidiaries (and any affiliated group of which such Borrower or any of its Subsidiaries are now or have been members) has timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all returns (including without limitation, information returns and other material information, in respect of Taxes required to be filed through the date hereof and will timely file (inclusive of any permitted extensions) any such returns required to be filed on and after the date hereof. The information filed is complete and accurate in all material respects. All deductions taken by such Borrower as reflected in such income tax returns have been taken in accordance with applicable laws and regulations. Except as specified in Schedule 6.24 hereto, neither such Borrower nor any of its Subsidiaries, nor any group of which such Borrower or any of its Subsidiaries are now or were members, have requested any extension of time within which to file returns (including without limitation information returns) in respect of any Taxes.

                  (b) All Taxes, in respect of periods beginning prior to the date hereof, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor, as set forth in
         Schedule 6.24 or in the Financial Statements, and neither such Borrower nor any of its Subsidiaries has any material liability for Taxes in excess of the amounts so paid or reserves so established.

                  (c) Except as set forth in Schedule 6.24, no material deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against such Borrower or any of their Subsidiaries and no material tax liens have been filed. Except as set forth in Schedule 6.24, there are no pending or, to the best of such Borrower's knowledge, threatened audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes which are likely to result in a material additional liability for Taxes. Either the federal income tax returns of such Borrower have been audited by the Internal Revenue Service and such audits have been closed (including with respect to the Taxes of the Borrowers' respective predecessor corporations), or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension, for all years up to and including the fiscal year ended February 25, 1994. Except as set forth in Schedule 6.24, no extension of a statute of limitations relating to Taxes is in effect with respect to such Borrower or any of their Subsidiaries (including with respect to the Taxes of the Borrowers' respective predecessor corporations).

         6.25     NO OTHER INDEBTEDNESS.

         Such Borrower has no Indebtedness that is senior, pari passu or subordinated in right of payment to their Indebtedness to the Lenders hereunder, except for Permitted Indebtedness.

         6.26     STATUS OF ACCOUNTS.

         Each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by such Borrower in the ordinary course of its business; the goods and inventory being sold and the Accounts created are its exclusive property and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Liens; and such Borrower's customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any dispute, offset, defense, counterclaim or contra that could have, when aggregated with any such other disputes, offsets, defenses, counterclaims or contras, a Material Adverse Effect. Such Borrower confirms to the Lenders that any and all taxes or fees relating to its business, its sales, the Accounts or the goods relating thereto, are its sole responsibility and that same will be paid by such Borrower when due (unless duly contested and adequately reserved for) and that none of said taxes or fees is or will become a lien on or claim against the Accounts.

         6.27     REPRESENTATIONS AND WARRANTIES.

         As of the Closing Date, each of the representations and warranties made in the Operative Documents by each of the parties thereto is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein.

         6.28     MATERIAL CONTRACTS.

         Attached hereto as Schedule 6.28 is a true, correct and complete list of all the Material Contracts currently in effect on the date hereof. None of the Material Contracts contains provisions which could have a Material Adverse Effect. All of the Material Contracts are in full force and effect, and no material defaults currently exist thereunder.

         6.29     SURVIVAL OF REPRESENTATIONS.

         All representations made by such Borrower in this Credit Agreement and in any other Credit Document executed and delivered in connection herewith shall survive the execution and delivery hereof and thereof.

         6.30     AFFILIATE TRANSACTIONS.

         Except as set forth on Schedule 6.30 hereto, neither such Borrower nor any Subsidiaries is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of such Borrower or of any Subsidiary is a party except (a) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and (b) upon fair and reasonable terms no less favorable to such Borrower and such Subsidiary than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

         6.31     KEY MEMBERS OF MANAGEMENT.

         Attached hereto as Schedule 6.31 is a true, correct and complete list of the key members of management of such Borrower as of the date hereof.

         6.32     ACCURACY AND COMPLETENESS OF INFORMATION.

         All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Borrowers or any of the Subsidiaries in writing to the Agent, any Lender, or the Independent Accountant for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. There is no fact now known to any officer of any Borrower or any of its Subsidiaries which has, or would have, a Material Adverse Effect which fact has not been set forth herein, in the Financials, or any certificate, opinion or other written statement made or furnished by any Borrower to the Agent.

         6.33     FARM PRODUCTS, ETC.

         (a) None of the Collateral constitutes farm products, or proceeds thereof.

         (b) Neither such Borrower nor any of its Subsidiaries is a live poultry dealer (as defined in the Packers and Stockyard Act).

         6.34     RESTAURANT BUSINESS.  The Restaurant Business is described on
 Schedule 6.34.


                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         Until termination of this Credit Agreement and the Commitment hereunder and payment and satisfaction of all Obligations due or to become due hereunder, each Borrower agrees that, unless the Required Lenders shall have otherwise consented in writing:

         7.1      FINANCIAL INFORMATION.

         The Company will furnish to the Lenders the following information within the following time periods:

                  (a) within one hundred twenty (120) days after the close of the fiscal year of the Company, (i) the audited consolidated and consolidating balance sheets and statements of income and retained earnings and of changes in cash flow of the Company and its Subsidiaries, for such year, each in reasonable detail, each setting forth in comparative form the corresponding figures for the preceding year, prepared in accordance with GAAP, and accompanied by a report and unqualified opinion of Deloitte & Touche LLP or other Independent Accountant selected by the Company and approved by the Required Lenders and (ii) a divisional operating income analysis for such year, in reasonable detail, setting forth in comparative form the corresponding analysis for the preceding year, prepared by the Company;

                  (b) within forty-five (45) days after the end of each fiscal quarter of the Company other than the final fiscal quarter, unaudited consolidated financial statements and divisional operating income analyses similar to those required by clause (a) above as of the end of such period and for such period then ended and for the period from the beginning of the current fiscal year to the end of such period, setting forth in comparative form the corresponding figures for the comparable period in the preceding fiscal year, prepared in accordance with GAAP (except that such quarterly statements need not include footnotes) and certified by any two of the officers described in paragraph (d) below;

                  (c) within thirty (30) days after the end of each fiscal month of the Company other than the final month of each fiscal quarter, unaudited consolidated financial statements and divisional operating income analyses similar to those required by clause (a) above as of the end of such period and for such period then ended and for the period from the beginning of the current fiscal year to the end of such period (except that no statements of cash flow shall be required), setting forth in comparative form the corresponding figures for the comparable period in the preceding fiscal year, prepared in accordance with GAAP (except that such monthly statements need not include footnotes) and certified by any two of the officers described in paragraph (d) below;

                  (d) at the time of delivery of each monthly, quarterly and annual statement, a certificate, executed by the Chief Financial Officer, Controller or Treasurer of the Company, stating that such officer has caused this Credit Agreement to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Credit Agreement, during such month or quarter or at the end of such year, or, if such officer has such knowledge, specifying each default and the nature thereof;

                  (e) not later than the 25th day of the end of the prior four-week accounting period, a borrowing base certificate (the "Borrowing Base Certificate") in substantially the form of Exhibit L hereto, duly completed and certified by the Company's chief executive officer or chief financial officer, detailing the Borrowers' Eligible Accounts Receivable and Eligible Inventory as of the most recent date of determination which shall be determined not less frequently than at the end of every four-week accounting period. In addition, on the 25th day after the end of the prior four-week accounting period, the Company shall furnish a written report to the Lenders setting forth (i) the accounts receivable aged trial balance for such prior accounting period indicating which Accounts are current, up to 30, 30 to 60 and over 60 days past due and listing the names and addresses of all applicable Account Debtors and (ii) a summary schedule of each category of Inventory owned by each Borrower. The Agent may, but shall not be required to, rely on each Borrowing Base Certificate delivered hereunder as accurately setting forth the available Borrowing Base for all purposes of this Credit Agreement until such time as a new Borrowing Base Certificate is delivered to the Agent in accordance herewith; Borrowing Base Certificates may be prepared and submitted to the Lenders on a more frequent basis than each four-week accounting period at the option of the Company and may be requested more frequently by the Agent in its reasonable discretion, provided that such certificate complies with the requirements set forth elsewhere herein;

                  (f) within forty-five (45) days after the end of each fiscal quarter of the Company, a certificate in substantially the form of Exhibit K attached hereto (the "Compliance Certificate") executed by the Chief Financial Officer, Controller or Treasurer of the Company, demonstrating compliance with the financial covenants contained in
         Article VIII by calculation thereof as of the end of each such fiscal period and the other provisions contained in the Compliance Certificate;

                  (g) promptly upon receipt thereof, copies of all management letters and other material reports which are submitted to the Company by its Independent Accountant in connection with any annual or interim audit of the books of the Company made by such accountants;

                  (h) as soon as practicable but, in any event, within ten (10) Business Days after the issuance thereof, copies of such other financial statements and reports as the Company shall send to its stockholders as such, and copies of all regular and periodic reports which the Company may be required to file with the Securities and Exchange Commission or any similar or corresponding governmental commission, department or agency substituted therefor, or any similar or corresponding governmental commission, department, board, bureau, or agency, federal or state;

                  (i) no later than the last Business Day of February during each year when this Credit Agreement is in effect, a business plan for such fiscal year of the Company which includes a projected consolidated balance sheet and statement of income for such fiscal year and a projected consolidated statement of cash flows for such fiscal year and, no later than the last Business Day of March during each year when this Credit Agreement is in effect, a business plan for such fiscal year of the Company which includes projected consolidated balance sheets and statements of income on a quarterly basis for such fiscal year and projected consolidated statements of cash flows on a quarterly basis for such fiscal year;

                  (j) promptly upon receipt thereof, copies of all notices delivered to the Company or sent by the Company with respect to Senior Unsecured Debt, including, without limitation, any notice of default (the Company expressly agreeing to furnish all such notices by telecopy);

                  (k) promptly and in any event within two (2) Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of the Company specifying the nature thereof and the Borrowers' proposed response thereto, each in reasonable detail; and

                  (l) with reasonable promptness, such other data as the Agent or any of the Lenders may reasonably request.

         7.2      INVENTORY/EQUIPMENT.

         Within thirty (30) days after the end of each month, upon the request of the Agent from time to time, the Borrowers will provide to the Agent written statements listing items of Inventory and Equipment in reasonable detail as requested by the Agent. The Borrowers will conduct annually a physical count of their Inventory and a copy of such count will be promptly supplied to the Agent accompanied by a report of the value (valued at FIFO) of such Inventory; provided that the Borrowers will conduct such a physical count at such other times and as of such dates as the Agent shall reasonably request.

         7.3      CORPORATE EXISTENCE.

         Each Borrower and each of the Subsidiaries (a) will maintain their corporate existence, will maintain in full force and effect all material licenses, bonds, franchise, leases, trademarks and qualifications to do business, (b) will obtain or maintain patents, contracts and other rights necessary or desirable to the profitable conduct of their businesses, (c) will continue in, and limit their operations to, the food service business and (d) will comply with all applicable laws and regulations of any federal, state or local Governmental Authority, except in each case when noncompliance with the foregoing would not, in the aggregate, have a Material Adverse Effect.

         7.4      ERISA.

         The Borrowers will deliver to the Agent, at the Borrowers' expense, the following information at the times specified below:

                  (a) within ten (10) Business Days after any Borrower, any Subsidiary or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of the Company describing such Termination Event and the action, if any, which the Borrowers or other such entities have taken, are taking or propose to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, DOL or PBGC with respect thereto;

                  (b) within ten (10) Business Days after any Borrower, any Subsidiary or any ERISA Affiliate knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred, a statement of the chief financial officer of the Company describing such transaction and the action which the Borrowers or other such entities have taken, are taking or propose to take with respect thereto;

                  (c) within three (3) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by any Borrower, any Subsidiary or any ERISA Affiliate with respect to such request;

                  (d) within ten (10) Business Days upon the occurrence thereof, notification of any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower, any Subsidiary or any ERISA Affiliate was not previously contributing;

                  (e) within three (3) Business Days after receipt by any Borrower, any Subsidiary or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                  (f) within ten (10) Business Days after receipt by any Borrower, any Subsidiary or any ERISA Affiliate of any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

                  (g) within ten (10) Business Days after receipt by any Borrower, any Subsidiary or any ERISA Affiliate of a notice regarding the imposition of withdrawal liability, copies of each such notice;

                  (h) within ten (10) Business Days after any Borrower, any Subsidiary or any ERISA Affiliate fail to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

                  (i) within three (3) Business Days after any Borrower, any Subsidiary or any ERISA Affiliate know (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, a written statement setting forth any such event or information.

         For purposes of this Section 7.4, any Borrower, any Subsidiary and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Plan of which such entity is the plan sponsor.

         The Borrowers will establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, Internal Revenue Code, and all other applicable laws, and the regulations and interpretations thereunder other than to the extent that the Borrowers are in good faith contesting by appropriate proceedings the validity or implication of any such provision, law, rule, regulation or interpretation.

         7.5      PROCEEDINGS OR ADVERSE CHANGES.

         The Borrowers will as soon as possible, and in any event within five
(5) days after any Borrower learns of the following, give written notice to the Agent of (i) any material proceeding(s) being instituted or threatened to be instituted by or against any Borrower or any of its Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), and (ii) any Material Adverse Change. Provision of such notice by the Borrowers will not constitute a waiver or excuse of any Default or Event of Default occurring as a result of such changes or events.

         7.6      ENVIRONMENTAL MATTERS.

         Each Borrower will conduct its business and the businesses of each of the Subsidiaries so as to comply in all material respects with all environmental laws, regulations, directions, ordinances, criteria and guidelines in all jurisdictions in which any of them is or may at any time be doing business including, without limitation, environmental land use, occupational safety or health laws, regulations, directions, ordinances, criteria, guidelines, requirements or permits in all jurisdictions in which any of them is or may at any time be doing business, except to the extent that any Borrower or any of its Subsidiaries are contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline, or interpretation thereof or application thereof; provided, further, that each Borrower and each of the Subsidiaries will comply with the order of any court or other governmental body of the applicable jurisdiction relating to such laws unless such Borrower or the Subsidiaries shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If any Borrower or any of its Subsidiaries shall (a) receive notice that any violation of any federal, state or local environmental law, regulation, direction, ordinance, criteria or guideline may have been committed or is about to be committed by such Borrower or any of its Subsidiaries, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against such Borrower or any of its Subsidiaries alleging violations of any federal, state or local environmental law, regulation, direction, ordinance, criteria or guideline or requiring such Borrower or any of its Subsidiaries to take any action in connection with the release of toxic or hazardous substances into the environment or (c) receive any notice from a federal, state, or local governmental agency or private party alleging that such Borrower or any of its Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby, the Borrowers will provide the Agent with a copy of such notice within fifteen (15) days after the receipt thereof by the applicable Borrower or any of its Subsidiaries. Each Borrower will promptly take all actions necessary to prevent the imposition of any Liens on any of its properties arising out of or related to any environmental matters. At the reasonable request of the Agent from time to time, but in any event not more frequently than once in any twelve month period, and at the sole cost and expense of the Borrowers, the Borrowers will retain an environmental consulting firm, satisfactory to the Agent in its commercially reasonable judgment, to conduct an environmental review and audit of the properties of the Borrowers and the Subsidiaries located in the United States and provide to the Agent and each Lender a copy of any reports delivered in connection therewith.

         7.7      BOOKS AND RECORDS.

         Each Borrower will, and will cause each of the Subsidiaries to, maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. Each Borrower agrees that the Agent or its agents may enter upon the premises of each Borrower or any of its Subsidiaries at any time and from time to time, during normal business hours, and at any time at all on and after the occurrence of an Event of Default which continues beyond the expiration of any grace or cure period applicable thereto, and which has not otherwise been waived by the Agent, for the purpose of (a) enabling the Agent's internal auditors to conduct quarterly field examinations at the Borrower's expense, (b) inspecting the Collateral, (c) inspecting and/or copying (at Borrowers' expense) any and all records pertaining thereto, (d) discussing the affairs, finances and business of any Borrower or with any officers, employees and directors of any Borrower with the Independent Accountant and (e) verifying Eligible Accounts Receivable and/or Eligible Inventory. The Lenders, in the reasonable discretion of the Agent, may accompany the Agent at their sole expense in connection with the foregoing inspections. Each Borrower agrees to afford the Agent prior written notice of any change in the location of any Collateral or in the location of its chief executive office or place of business from the locations specified in Schedule 6.7, and to execute in advance of such change, cause to be filed and/or delivered to the Agent any financing statements or other documents required by the Agent, all in form and substance satisfactory to the Agent. Each Borrower agrees to advise the Agent promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral or any event which could have a material adverse effect on the value of the Collateral or on the security interests granted to the Lenders therein. Each Borrower agrees to furnish any Lender with such other information regarding its business affairs and financial condition as such Lender may reasonably request from time to time.

         7.8      COLLATERAL RECORDS.

         Each Borrower will, and will cause each of the Subsidiaries to, execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, including without limitation those described in Section 7.1 of this Credit Agreement, designating, identifying or describing the Collateral pledged to the Lenders hereunder. Each Borrower's or any Subsidiary's failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Lenders' security interests in the Collateral. Such Borrower agrees to maintain such books and records regarding Accounts and the other Collateral as the Agent may reasonably require, and agrees that such books and records will reflect the Lenders' interest in the Accounts and such other Collateral.

         7.9      SECURITY INTERESTS.

         Each Borrower will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. Each Borrower agrees to comply with the requirements of all state and federal laws in order to grant to the Lenders valid and perfected first security interest in the Collateral. The Agent is hereby authorized by each Borrower to file any financing statements covering the Collateral whether or not any Borrower's signature appears thereon. Each Borrower agrees to do whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with the Agent's custodians; keeping stock records; obtaining waivers from landlords and mortgagees and from warehousemen, fillers, processors and packers and their respective landlords and mortgagees; paying claims, which might if unpaid, become a Lien (other than a Permitted Lien) on the Collateral; and performing such further acts as the Agent may reasonably require in order to effect the purposes of this Credit Agreement and the other Credit Documents. Any and all fees, costs and expenses of whatever kind and nature (including any Taxes, reasonable attorneys' fees or costs for insurance of any kind), which the Agent may incur with respect to the Collateral or the
Obligations: in filing public notices; in preparing or filing documents; making title examinations or rendering opinions; in protecting, maintaining, or preserving the Collateral or its interest therein; in enforcing or foreclosing the Liens hereunder, whether through judicial procedures or otherwise; or in defending or prosecuting any actions or proceedings arising out of or relating to its transactions with any Borrower or any of its Subsidiaries under this Credit Agreement or any other Credit Document, will be borne and paid by the Borrowers. If same are not promptly paid by the Borrowers, the Agent may pay same on the Borrowers' behalf, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

         7.10     INSURANCE; CASUALTY LOSS.

         Each Borrower will, and will cause each of the Subsidiaries to, maintain public liability insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Agent in its commercially reasonable judgment. All policies covering the Collateral are to name the Borrowers and the Agent as additional insureds and loss payees in case of loss, as their interests may appear, and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies. True copies of all original insurance policies are to be delivered to the Agent on or prior to the Closing Date, premium prepaid, with the loss payable endorsement in the Agent's favor, and shall provide for not less than ten (10) days prior written notice to the Agent, of the exercise of any right of cancellation. In the event any Borrower or any of its Subsidiaries fail to respond in a timely and appropriate manner (as determined by the Agent in its sole discretion) with respect to collecting under any insurance policies required to be maintained under this Section 7.10, the Agent shall have the right, in the name of the Agent, any Borrower or any Subsidiary, to file claims under such insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. Each Borrower will provide written notice to the Lenders of the occurrence of any of the following events within five (5) Business Days after the occurrence of such event: any asset or property owned or used by any Borrower or any of its Subsidiaries is
(i) materially damaged or destroyed, or suffers any other loss or (ii) is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purpose to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value of the Collateral which is in excess of $500,000 (collectively, a "Casualty Loss"). Each Borrower will diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. In the event of a Casualty Loss, the Borrowers will pay to the Agent, promptly upon receipt thereof, any and all insurance proceeds and payments received by any Borrower or any of its Subsidiaries on account of damage, destruction or loss of all or any portion of the Collateral. The Agent may, at its election and in its sole discretion, either (a) apply the proceeds realized from Casualty Losses to payment of accrued and unpaid interest or outstanding principal of the Revolving Loans or (b) pay such proceeds to the Borrowers to be used to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss. After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such Casualty Loss shall be made without the consent of the Required Lenders and (ii) the Agent may participate in any such proceedings and the Borrowers will deliver to the Agent such documents as may be requested by the Agent to permit such participation and will consult with the Agent, its attorneys and agents in the making and prosecution of such claim or claims. Each Borrower hereby irrevocably authorizes and appoints the Agent its attorney-in-fact, after the occurrence and continuance of an Event of Default, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and each Borrower shall, upon demand of the Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever.

         7.11     TAXES.

         Each Borrower will, and will cause each of the Subsidiaries to, pay, when due and in any event prior to delinquency, all Taxes lawfully levied or assessed against any Borrower, any Subsidiary or any of the Collateral; provided, however, that unless such Taxes have become a federal tax or ERISA Lien on any of the assets of any Borrower or any Subsidiary, no such Tax need be paid if the same is being contested in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

         7.12     COMPLIANCE WITH LAWS.

         Each Borrower will, and will cause each of the Subsidiaries to, comply with all acts, rules, regulations, orders, directions and ordinances of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof, or to the operation of its business; provided that any Borrower and any Subsidiary may contest any acts, rules, regulations, orders, directions and ordinances of such bodies or officials in any reasonable manner that would not be reasonably likely to have a Material Adverse Effect.

         7.13     USE OF PROCEEDS.

         The proceeds of any advances made hereunder shall be used by the Borrowers solely to finance the acquisition by the Company of the Pierre Foods Division and to finance the working capital, letter of credit and general corporate needs of the Borrowers; provided, however, that in any event, no portion of the proceeds of any such advances shall be used by the Borrowers for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) other than Permitted Investments or for any purpose which violates the provisions or Regulation U or X of said Board of Governors or for any purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

         7.14     FISCAL YEAR.

         Each Borrower agrees that it will not change its current fiscal year unless required by law, in which case such Borrower will give the Agent at least 30 days prior written notice thereof.

         7.15     NOTIFICATION OF CERTAIN EVENTS.

         Each Borrower agrees that it will promptly notify the Agent of the occurrence of any of the following events:

                  (a) any Material Contract of any Borrower or any of its Subsidiaries is terminated or amended in any material respect or any new Material Contract is entered into (in which event each Borrower shall provide the Agent with a copy of such Material Contract); or

                  (b) any of the material terms upon which suppliers to any Borrower or any of its Subsidiaries do business with any Borrower or any Subsidiary are changed or amended in any material respect; or

                  (c) any order, judgment or decree in excess of $250,000 shall have been entered against any Borrower or any of its Subsidiaries or any of their respective properties or assets, or

                  (d) any notification of violation of any law or regulation or any material inquiry shall have been received by any Borrower or any of its Subsidiaries from any local, state, federal or foreign Governmental Authority or agency.

         7.16     ADDITIONAL BORROWERS.

         As soon as practicable and in any event within 60 days after any Person becomes a direct or indirect U.S. Subsidiary of the Company, the Borrowers will provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit M hereto, (b) cause such Person to pledge all of its assets to the Agent pursuant to a security agreement in substantially the form of the Security Agreement and otherwise in a form acceptable to the Agent, (c) cause all of its Capital Stock to be delivered to the Agent (together with undated stock powers signed in blank and pledged to the Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Agent, (d) cause such Person to execute Revolving Notes in favor of the Lenders and (e) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, Acknowledgment Agreements, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent.

         7.17     SCHEDULES OF ACCOUNTS AND PURCHASE ORDERS.

         In furtherance of the continuing assignment and security interest in the Accounts of each Borrower granted pursuant to the Security Agreement, upon the creation of Accounts, each Borrower will execute and deliver to the Agent in such form and manner as the Agent may require, solely for its convenience in maintaining records of collateral, such confirmatory schedules of Accounts, and other appropriate reports designating, identifying and describing the Accounts as the Agent may require. In addition, upon the Agent's request, each Borrower will provide the Agent with copies of agreements with, or purchase orders from, the customers of each Borrower and its Subsidiaries, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as the Agent may require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each Borrower hereby authorizes the Agent to regard such Borrower's or any Subsidiary's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by such Borrower's or such Subsidiary's authorized officers or agents.

         7.18     COLLECTION OF ACCOUNTS.

         Unless an Event of Default has occurred which continues beyond the expiration of the applicable grace or cure period, or has not otherwise been waived by the Agent, each Borrower may and will enforce, collect and receive all amounts owing on the Accounts, for the Lenders' benefit and on the Lenders' behalf but at the Borrowers' expense in accordance with the provisions of
Section 2.4; such privilege shall terminate automatically, however, without notice to the Borrowers which is hereby expressly waived by the Borrowers, upon the occurrence of any Event of Default which continues beyond the expiration of any applicable grace or cure period, or which has not otherwise been waived by the Required Lenders. Any checks, cash, notes or other instruments or property received by any Borrower or any of its Subsidiaries with respect to any Accounts shall be held by such Borrower or such Subsidiary in trust for the benefit of the Lenders, separate from such Borrower's or Subsidiary's own property and funds, and immediately turned over to the Agent with proper assignments or endorsements. No checks, drafts or other instruments received by the Agent shall constitute final payment unless and until such instruments have actually been collected.

         7.19     NOTICE; CREDIT MEMORANDA; AND RETURNED GOODS.

         Each Borrower will notify the Agent promptly of any matters materially affecting the value, enforceability or collectibility of any Account, and of all material customer disputes, offsets, defenses, counterclaims, returns and rejections, and all reclaimed or repossessed merchandise or goods, provided, however, that such notice shall only be required as to any such matter that affects Accounts outstanding at any one time from any account debtor having a value greater than $250,000. Each Borrower will issue credit memoranda promptly (with duplicates to the Agent upon its request for same) upon accepting returns or granting allowances, and may continue to do so until the occurrence of an Event of Default which continues beyond the expiration of the applicable grace or cure period, or which has not otherwise been waived by the

Required Lenders. After the occurrence and during the continuance of an Event of Default, each Borrower agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by such Borrower, marked with the Lenders' name and held by such Borrower for the Lenders' account as owner and assignee.

         7.20     ACKNOWLEDGMENT AGREEMENTS.

         Each Borrower will assist the Agent in obtaining executed Acknowledgment Agreements from each of the warehousemen, processors, packers, fillers, landlords and mortgagees with whom such Borrower conducts business from time to time.

         7.21     TRADEMARKS.

         Each Borrower will do and cause to be done all things necessary to preserve and keep in full force and effect all registrations of material trademarks, service marks and other marks, trade names or other trade rights.

         7.22     MAINTENANCE OF PROPERTY.

         Each Borrower will, and will cause each of the Subsidiaries to, keep all property useful and necessary to its respective business in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit or suffer any waste with respect to any of its properties, except for properties which either individually or in the aggregate are not material.

         7.23     COVENANTS RELATING TO PACKERS AND STOCKYARD ACT.

         Unless the failure to do so would not have a Material Adverse Effect, each of the Borrowers shall:

                  (a) Comply with all applicable provisions of the Packers and Stockyard Act, including, without limitation, those governing bond requirements and prompt repayment.

                  (b) Maintain written records pertaining to livestock and by-products in its possession to which it does not yet have title, including, without limitation, livestock for which payment is not yet made.

All terms used in this Section 7.23 and defined in the Packers and Stockyard Act shall have the meanings ascribed to such terms therein.

         7.24     COVENANTS RELATING TO FOOD SECURITY ACT.

         Unless the failure to do so would not have a Material Adverse Effect, each Borrower shall:

                  (a) Promptly provide the Agent with a copy of any notice received by such Borrower with respect to a security interest created by a seller of farm products.

                  (b) With respect to any farm products produced in a state with a central filing system, register with the secretary of state of such state prior to the purchase of such farm products.

All terms used in this Section 7.23 and defined in the Food Security Act shall have the meanings ascribed to such terms therein.

         7.25     YEAR 2000 COMPLIANCE.

         The Borrowers shall take all action necessary to assure that the Borrowers' computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Agent, the Borrowers shall provide the Lenders with assurance acceptable to the Agent of the Borrowers' Year 2000 compatibility.

         7.26     ADDITIONAL ELIGIBLE REAL PROPERTY.

         If the Borrowers request that any additional real property consisting of new restaurants be included within "Eligible Real Property", the Borrowers agree to provide the Agent with an appraisal regarding such property and additional items reasonably requested by the Agent (including environmental audits and the other items described in Section 7 of Schedule 1.1B hereto).

         7.27     REORGANIZATION.

         The Company shall cause the Reorganization to occur within sixty (60) days following the Closing Date.

         7.28     POST-CLOSING MATTERS.

                  (a) Claremont IRB Property. Promptly but not later than 45 days following the Closing Date, subject to the reasonable approval of the Agent, the Company shall either (i) cause any and all Liens on its Claremont, North Carolina facility (the "Claremont Property") in favor the trustee for the Catawba County Industrial Facilities and Pollution Control Financing Authority $4,000,000 1992 Industrial Revenue Bonds (WSMP, Inc. Project) to be removed and released and shall provide satisfactory evidence to the Agent that any such Liens have been released and that the Mortgage Instrument securing the Claremont Property in favor of the Agent for the benefit of the Lenders is in full force and effect and is subject to no prior Liens or (ii) deliver any necessary Acknowledgment Agreements to perfect the Agents security interest in the personal property Collateral located at the Claremont Property.

                  (b) Other Real Estate Issues. Promptly but not later than 60 days following the Closing Date, the Company shall deliver, or cause to be delivered, to the Agent (i) surveys on all Eligible Real Properties,
         (ii) title exceptions on all Eligible Real Properties, (iii) satisfactory evidence of removal of survey exceptions from all title policies delivered in connection with the Eligible Real Properties and
         (iv) satisfactory evidence of flood insurance on the Elizabeth City, North Carolina property.


                                  ARTICLE VIII

                               FINANCIAL COVENANTS

         Until termination of this Credit Agreement and the Commitment hereunder and payment and satisfaction of all Obligations due or to become due hereunder, each Borrower agrees that, unless the Required Lenders shall have otherwise consented in writing:

         8.1      LEVERAGE RATIO.

         The Borrowers shall maintain a Leverage Ratio, as of the last day of each fiscal quarter of the Borrowers, of no greater than the following amounts for the periods set forth below:

                  Leverage Ratio                              Period
                  --------------                              ------
                  5.75 to 1.0                        Closing Date through February 25, 1999
                  5.50 to 1.0                        February 26, 1999 through February 24, 2000
                  5.00 to 1.0                        February 25, 2000 through February 22, 2001
                  4.50 to 1.0                        February 23, 2001 through February 21, 2002
                  4.00 to 1.0                        February 22, 2002 and all periods ending thereafter

         8.2      FIXED CHARGE COVERAGE RATIO.

         The Borrowers shall, on and after November 26, 1998, maintain a Fixed Charge Coverage Ratio of not less than (a) for any fiscal quarter ending on or before May 21, 1999, 1.0 to 1.0 as of the last day of each such fiscal quarter and (b) thereafter, 1.2 to 1.0 as of the last day of each such fiscal quarter.

         8.3      CAPITAL EXPENDITURES.

         The Borrowers shall not make Consolidated Capital Expenditures (including Consolidated Restaurant Capital Expenditures) during any fiscal year in excess of the following amounts (on a non-cumulative basis) for the fiscal year periods set forth below:

                  Amount                             Period
                  ------                             ------
                  $17,000,000                        Closing Date through February 26, 1999
                  $17,000,000                        February 27, 1999 through February 25, 2000
                  $10,000,000                        February 26, 2000 through February 24, 2001
                                                          and all fiscal year periods thereafter

         8.4      RESTAURANT CAPITAL EXPENDITURES.

         The Borrowers shall not make Consolidated Restaurant Capital Expenditures in excess of the following amounts (on a non-cumulative basis) for the periods set forth below:

                  Amount                             Period
                  ------                             ------
                  $9,000,000                         Closing Date through February 26, 1999
                  $9,000,000                         February 27, 1999 through February 25, 2000
                  $2,000,000                         February 26, 2000 through February 24, 2001
                                                          and all fiscal year periods thereafter

         8.5      AVAILABILITY.

         Availability shall at all times be at least $6,000,000.


                                   ARTICLE IX

                               NEGATIVE COVENANTS

         Until termination of this Credit Agreement and the Commitment hereunder and payment and satisfaction of all Obligations due to become due hereunder, each Borrower agrees that, unless the Required Lenders shall have otherwise consented in writing, it will not, and will not permit any of the Subsidiaries to:

         9.1      RESTRICTIONS ON LIENS.

         Mortgage, assign, pledge, transfer or otherwise permit any Lien or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for Permitted Liens.

         9.2      RESTRICTIONS ON ADDITIONAL INDEBTEDNESS.

         Incur or create any liability or Indebtedness other than Permitted Indebtedness.

         9.3      RESTRICTIONS ON SALE OF ASSETS.

         Sell, lease, assign, transfer or otherwise dispose of any assets (including stock of any Subsidiary of the Company) other than (i) sales of Inventory in the ordinary course of business,

(ii) sale-leaseback transactions permitted by Section 9.17, (iii) sales in the ordinary course of business of assets that are obsolete or that are no longer used or useful in the conduct of such Borrower's or Subsidiary's business, (iv) sales in the ordinary course of business of assets (other than Inventory) used in such Borrower's or Subsidiary's business that are worn out or in need of replacement and that are replaced with assets of reasonably equivalent value or utility and (v) sales of the assets listed on Schedule 9.3. Any assets disposed of pursuant to this Section 9.3 shall be excluded from the Borrowing Base.

         9.4      NO CORPORATE CHANGES.

         Merge, consolidate with any Person or otherwise alter or modify any Borrower's or any Subsidiary's Articles or Certificate of Incorporation or any operating agreement, names, mailing addresses, principal places of business, structure, status or existence or enter into or engage in any business, operation or activity materially different from that presently being conducted by any Borrower or Subsidiary; provided, however, the Company and its Subsidiaries may consummate the Reorganization so long as the Company takes any and all steps and executes any and all documents requested by the Agent in connection therewith and pay all costs and expenses incurred by the Agent (including reasonable attorneys' fees) in connection therewith.

         9.5      NO GUARANTEES.

         Assume, guarantee, endorse, or otherwise become liable upon the obligations of any other Person, including, without limitation, any Subsidiary or Affiliate of any Borrower, except (a) by the endorsement of negotiable instruments in the ordinary course of business, (b) by the giving of indemnities in connection with the sale of Inventory or other asset dispositions permitted hereunder and (c) in connection with the incurrence of Permitted Indebtedness.

         9.6      NO RESTRICTED PAYMENTS.

         Make a Restricted Payment, other than Restricted Payments consisting of
(a) dividends from any Subsidiary to any Borrower, (b) payments pursuant to the Management Services Agreement, (c) payments which are Permitted Investments and
(d) payments to repurchase Capital Stock of the Company provided the aggregate amount of such payments do not exceed $2,500,000 and provided that there is Availability of at least $10,000,000 immediately after the making of such payment, so long as in the case of clause (b), (c) or (d) hereof, no Event of Default then exists or would result from the making of any such Restricted Payment.

         9.7      NO INVESTMENTS.

         Make any Investment other than Permitted Investments.

         9.8      NO AFFILIATE TRANSACTIONS.

         Enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Subsidiary or Affiliate of any Borrower except (a) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than could be obtained in a comparable arm's-length transaction with an unaffiliated Person and (b) as permitted under Section 9.6.

         9.9      NO PROHIBITED TRANSACTIONS UNDER ERISA.

                  (a) Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction which could result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                  (b) permit to exist with respect to any Benefit Plan any accumulated funding (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

                  (c) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (d) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan where such event would result in any liability of the Borrower, any Subsidiary or any ERISA Affiliate under Title IV of ERISA;

                  (e) fail, or permit any ERISA Affiliate to fail to make any required contribution or payment to any Multiemployer Plan;

                  (f) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

                  (g) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that either of the Borrowers, any Subsidiary or any ERISA Affiliate is required to provide security to such Benefit Plan under
         Section 401(a)(29) of the Internal Revenue Code;

                  (h) withdraw, or permit any ERISA Affiliate to withdraw, from any Multiemployer Plan where such withdrawal may result in any liability of any such entity under Title IV of ERISA; or

                  (i) allow any representation made in Section 6.14 to be untrue at any time during the term of this Agreement.

         9.10     NO ADDITIONAL BANK ACCOUNTS.

         Open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the accounts set forth on Schedule 9.10 hereto.

         9.11     NO EXCESS CASH.

         Maintain in the aggregate in all of the checking, savings or other accounts of the Borrowers, total cash balances and Permitted Investments in excess of $500,000 at any time during which any Revolving Loans are outstanding hereunder.

         9.12     RESTRICTIONS ON THE COMPANY.

         On and after consummation of the Reorganization, the Company may not hold any assets other than the stock of the Borrowers and the Subsidiaries listed on Schedule 6.9 and may not have any liabilities other than (a) the liabilities contemplated by the Credit Documents and (b) tax and routine administrative liabilities in the ordinary course of business. The Company may not sell, transfer or otherwise dispose of any shares of Capital Stock of or other ownership interests in the Borrowers or such Subsidiaries. On and after consummation of the Reorganization, the Company may not engage in any business other than owning the stock of the Borrowers and such Subsidiaries.

         9.13     ISSUANCE OF STOCK.

         Issue or distribute any Capital Stock or other securities for consideration or otherwise if any Default or Event of Default exists immediately before or after giving effect to such issuance or distribution.

         9.14     MATERIAL AMENDMENTS OF MATERIAL CONTRACTS.

         Without the prior written consent of the Agent, amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of any of the Material Contracts, except in the event that such amendments, modifications, cancellations or terminations would not reasonably be expected to have a Material Adverse Effect.

         9.15     ADDITIONAL NEGATIVE PLEDGES.

         Create or otherwise cause or suffer to exist or become effective, or permit any of the Subsidiaries to create or otherwise cause or suffer to exist or become effective, directly or indirectly (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon the assets of any Borrower or the Subsidiaries, other than Permitted Liens, or (ii) any Contractual Obligation which may restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

         9.16     SENIOR UNSECURED DEBT.

         Effect or permit any change in or amendment to any document or instrument pertaining to the terms of payment or required prepayments of any Senior Unsecured Debt, effect or permit any change in or amendment to any document or instrument pertaining to the covenants or events of default of any Senior Unsecured Debt if the effect of any such change or amendment is to make such covenants or events of default more restrictive, give any notice of optional redemption or optional prepayment or offer to repurchase under any such document or instrument, or, directly or indirectly, make any payment of principal of or interest on or in redemption, retirement or repurchase of any Senior Unsecured Debt, except for the scheduled payments required by the terms of the documents and instruments evidencing Senior Unsecured Debt.

         9.17     SALE AND LEASEBACK.

         Enter into any arrangement, directly or indirectly, whereby the Company or any Subsidiary shall sell or transfer any property owned by it to a Person (other than the Company or any Subsidiary) in order then or thereafter to lease such property or lease other property which the Company or any Subsidiary intends to use for substantially the same purpose as the property being sold or transferred. Notwithstanding the foregoing provisions of this Section 9.17, the Company may sell or transfer any property owned by it as described in the preceding sentence provided that the aggregate current market value of all assets so sold or transferred (in each case determined at the time of such sale or transfer) shall not at any time exceed $250,000.

         9.18     LICENSES, ETC.

         Enter into licenses of, or otherwise restrict the use of, any patents, trademarks or copyrights which would prevent the Company or any Subsidiary from selling, transferring, encumbering or otherwise disposing of any such patent, trademark or copyright.

         9.19     LIMITATIONS.

         Create, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's Capital Stock, (b) pay any Indebtedness owed to the Borrowers, (c) make loans or advances to any other Borrower or (d) transfer any of its property to any other Borrower, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest, (ii) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of a Borrower; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of a Borrower and was not entered into in contemplation of such Person becoming a Subsidiary of a Borrower and (iii) this Credit Agreement and the other Credit Documents.


                                    ARTICLE X

                                     POWERS

         10.1     APPOINTMENT AS ATTORNEY-IN-FACT.

         Each Borrower hereby irrevocably authorizes and appoints the Agent, or any Person or agent the Agent may designate, as such Borrower's attorney-in-fact, at the Borrowers' cost and expense, to exercise, subject to the limitations set forth in Section 10.2, all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations to the Lenders have been paid and satisfied in full and all of the Commitments have been terminated:

                  (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent, the Lenders or such Borrower, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

                  (b) To receive, open and dispose of all mail addressed to such Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

                  (c) To request at any time from customers indebted on Accounts, in the name of such Borrower or a third party designee of the Agent, information concerning the Accounts and the amounts owing thereon;

                  (d) To give customers indebted on Accounts notice of the Lenders' interest therein, and/or to instruct such customers to make payment directly to the Agent for such Borrower's account;

                  (e) To take or bring, in the name of the Agent, the Lenders or such Borrower, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts; and

                  (f) To file, record and register any or all of the Lenders' security interest in intellectual property of the Borrowers with the United States Patent and Trademark Office.

         10.2     LIMITATION ON EXERCISE OF POWER.

         Notwithstanding anything hereinabove to the contrary, the powers set forth in subparagraphs (b), (d) and (e) above may only be exercised by the Agent on and after the occurrence of an Event of Default which continues beyond the expiration of the applicable grace or cure period, and which has not otherwise been waived by the Agent. The powers set forth in subparagraphs (a), (c) and (f) above may be exercised by the Agent at any time.


                                   ARTICLE XI

                         EVENTS OF DEFAULT AND REMEDIES

         11.1     EVENTS OF DEFAULT.

         The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  (a) failure of any Borrower to pay (i) any interest or Fees hereunder within three (3) Business Days of when due hereunder, in each case whether at stated maturity, by acceleration, or otherwise, (ii) any principal of the Revolving Loans or the Letter of Credit Obligations when due, whether at stated maturity, by acceleration or otherwise or (iii) any expenses hereunder within five (5) Business Days after receipt by the Borrowers from the Agent or any applicable Lender that such expenses are payable;

                  (b) any representation or warranty, contained in this Credit Agreement, the other Credit Documents or any other agreement, document, instrument or certificate among any Borrower, the Agent and the Lenders or executed by any Borrower in favor of the Agent or the Lenders shall prove untrue in any material respect on the date as of which it was made or was deemed to have been made;

                  (c) failure of any Borrower to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 7.1(k), Section 7.5, Section 7.7, Article VIII or Article IX;

                  (d) failure to comply with any other covenant, contained in this Credit Agreement, the other Credit Documents or any other agreement, document, instrument or certificate among any Borrower, the Agent and the Lenders or executed by any Borrower in favor of the Agent or the Lenders, and in the event such breach or failure to comply is capable of cure, is not cured within thirty (30) days of its occurrence;

                  (e) dissolution, liquidation, winding up or cessation of any Borrower's or any Subsidiary's businesses, or the failure of any Borrower or any Subsidiary to meet its debts as they mature, or the calling of a meeting of any Borrower's or any Subsidiary's creditors for purposes of compromising any Borrower's or any Subsidiary's debts;

                  (f) the commencement by or against any Borrower or any Subsidiary of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law and, in the event any such proceeding is commenced against any Borrower or any Subsidiary, such proceeding is not dismissed within sixty (60) days;

                  (g) the occurrence of a Change of Control;

                  (h) the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) under, or the occurrence of any event that results in or would permit the acceleration of the maturity of, or that would require any Borrower to purchase, acquire or redeem (or make an offer to purchase, acquire or redeem) any note, agreement or instrument evidencing (i) any Senior Unsecured Debt or (ii) any other Indebtedness of any Borrower or any of its Subsidiaries and the aggregate principal amount of all such other Indebtedness with respect to which a default or an event of default has occurred, or the maturity of which is accelerated or permitted to be accelerated, exceeds $1,000,000; or

                  (i) any covenant, agreement or obligation of any party contained in or evidenced by any of the Credit Documents shall cease to be enforceable in accordance with its terms, or any party (other than the Agent or the Lenders) to any Credit Document shall deny or disaffirm its obligations under any of the Credit Documents, or any Credit Document shall be canceled, terminated, revoked or rescinded without the express prior written consent of the Agent, or any action or proceeding shall have been commenced by any Person (other than the Agent or any Lender) seeking to cancel, revoke, rescind or disaffirm the obligations of any party to any Credit Document, or any court or other Governmental Authority shall issue a judgment, order, decree or ruling to the effect that any of the obligations of any party to any Credit Document are illegal, invalid or unenforceable;

                  (j) one or more judgments or decrees shall be entered against one or more of the Borrowers or any Subsidiary involving a liability of $1,000,000 or more in the aggregate (to the extent not paid or covered by insurance (i) provided by a carrier who has acknowledged coverage and has the ability to perform or (ii) as determined by the Agent in its reasonable discretion) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or.

                  (k) any Termination Event with respect to a Benefit Plan shall have occurred and be continuing thirty (30) days after notice thereof shall have been given to the Company by the Agent or any Lender, and the then current value of such Benefit Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such Benefit Plan's assets allocable to such benefits by more than $250,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount).

         11.2     ACCELERATION.

         Upon the occurrence of an Event of Default which has not been cured by the Borrowers or waived by the Agent at the direction of the Required Lenders, the Agent shall, upon the written, telecopied or telex request of the Required Lenders, and by delivery of written notice to the Borrowers from the Agent, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Revolving Note to enforce its claims against any Borrower: (a) declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 11.1(f) in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Agent or any Lender, (b) immediately terminate this Credit Agreement and the Revolving Commitments hereunder; and (c) enforce any and all rights and interests created and existing under the Credit Documents or arising under applicable law, including, without limitation, all rights and remedies existing under the Security Documents and all rights of set-off. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

         In addition, upon demand by the Agent or the Required Lenders after the occurrence of any Event of Default, the Borrowers shall deposit with the Agent for the benefit of the Lenders with respect to each Letter of Credit then outstanding, promptly upon such demand, cash or Cash Equivalents in an amount equal to the greatest amount for which such Letter of Credit may be drawn. Such deposit shall be held by the Agent for the benefit of the Issuing Bank and the other Lenders as security for, and to provide for the payment of, outstanding Letters of Credit.


                                   ARTICLE XII

                                   TERMINATION

         Except as otherwise provided in Article XI of this Credit Agreement, the Revolving Commitments made hereunder shall terminate on the Maturity Date and all then outstanding Revolving Loans shall be immediately due and payable in full and all outstanding Letters of Credit shall immediately terminate. Unless sooner demanded, all Obligations shall become due and payable as of any termination hereunder or under Article XI and, pending a final accounting, the Agent may withhold any balances in the Borrowers' Revolving Loan accounts, unless supplied with a satisfactory indemnity to cover all of the Obligations, whether absolute or contingent. All of the Agent's and the Lenders' rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

                                  ARTICLE XIII

                                    THE AGENT

         13.1     APPOINTMENT OF AGENT.

                  (a) Each Lender hereby designates FUCC as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Revolving Note or participation in any Letter of Credit by the acceptance of a Note or participation shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Credit Agreement and the Revolving Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent shall hold all Collateral and all payments of principal, interest, Fees, charges and expenses received pursuant to this Credit Agreement or any other Credit Document for the ratable benefit of the Lenders. The Agent may perform any of its duties hereunder by or through its agents or employees.

                  (b) The provisions of this Article XIII are solely for the benefit of the Agent and the Lenders, and none of the Borrowers shall have any rights as a third party beneficiary of any of the provisions hereof (other than Section 13.9). In performing its functions and duties under this Credit Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower.

                  (c) Without limiting the generality of this Section 13.1, each Lender expressly authorizes the Agent to determine, subject to the terms of this Credit Agreement, on behalf of such Lender whether or not Inventory or Accounts shall be deemed to constitute Eligible Accounts Receivable, Eligible Equipment, Eligible Inventory and Eligible Real Property. Such authorization may be withdrawn by the Required Lenders; provided, however, that unless otherwise agreed by the Agent such withdrawal of authorization shall not become effective until the thirtieth Business Day after receipt of such notice by the Agent. Thereafter, the Required Lenders shall jointly instruct the Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine.

         13.2     NATURE OF DUTIES OF AGENT.

         The Agent shall have no duties or responsibilities except those expressly set forth in this Credit Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Credit Agreement a fiduciary relationship in respect of any Lender; and nothing in this Credit Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement except as expressly set forth herein.

         13.3     LACK OF RELIANCE ON AGENT.

                  (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of each Borrower in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Borrower, and, except as expressly provided in this Credit Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter.

                  (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or the Notes or the financial or other condition of any Borrower. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or the Notes, or the financial condition of any Borrower, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

         13.4     CERTAIN RIGHTS OF THE AGENT.

         The Agent shall have the right to request instructions from the Required Lenders or, as required, each of the Lenders. If the Agent shall request instructions from the Required Lenders or each of the Lenders, as the case may be, with respect to any act or action (including the failure to act) in connection with this Credit Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders or each of the Lenders, as the case may be, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or each of the Lenders, as the case may be.

         13.5     RELIANCE BY AGENT.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent may consult with legal counsel (including counsel for the Borrowers with respect to matters concerning the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         13.6     INDEMNIFICATION OF AGENT.

         To the extent the Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify the Agent, in proportion to its respective Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Credit Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         13.7     THE AGENT IN ITS INDIVIDUAL CAPACITY.

         With respect to its obligation to lend under this Credit Agreement, the Loans made by it and the Revolving Notes issued to it, its participation in Letters of Credit issued hereunder, and all of its rights and obligations as a Lender hereunder and under the other Credit Documents, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers or any Affiliate of the Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection with this Credit Agreement and otherwise without having to account for the same with the Lenders.

         13.8     HOLDERS OF NOTES.

         The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         13.9     SUCCESSOR AGENT.

                  (a) The Agent may, upon five (5) Business Days' notice to the Lenders and the Borrowers, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this
         Section 13.9(a)) by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, upon five (5) days' notice to the Company, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice , the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $500,000,000. Notwithstanding anything herein to the contrary, so long as no Event of Default shall have occurred and be continuing, any successor Agent (whether appointed by the Required Lenders or the Agent) shall have been approved in writing by the Company (such approval not to be unreasonably withheld).

                  (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

         13.10    COLLATERAL MATTERS.

                  (a) Each Lender authorizes and directs the Agent to enter into the Security Documents for the benefit of the Lenders. Each Lender authorizes and directs the Agent to make such changes to the form Acknowledgment Agreement attached hereto as Exhibit A as the Agent deems necessary in order to obtain any Acknowledgment Agreement from any landlord, warehouseman, filler, packer or processor of any Borrower. Each Lender also authorizes and directs the Agent to review and approve all agreements regarding the Lockboxes and the Lockbox Accounts (including the Lockbox Agreements) on such terms as the Agent deems necessary. Each Lender hereby agrees, and each holder of any Revolving Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders or each of the Lenders, as applicable, in accordance with the provisions of this Credit Agreement or the Security Documents, and the exercise by the Required Lenders or each of the Lenders, as applicable, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Document which may be necessary or appropriate to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

                  (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in cash and satisfaction of all of the Obligations (including the Letter of Credit Obligations) at any time arising under or in respect of this Credit Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by the Agent if the applicable Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 9.3 (and the Agent may rely conclusively on any such certificate, without further inquiry) or
         (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 13.10(b).

                  (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the applicable Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of such Borrower or any Subsidiary in respect of) all interests retained by such Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

                  (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrowers or any Subsidiary or is cared for, protected or insured or that the liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in


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

         this Section 13.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

         13.11    ACTIONS WITH RESPECT TO DEFAULTS.

         In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Required Lenders; provided that, until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

         13.12    DELIVERY OF INFORMATION.

         The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the Borrowers, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (a) as specifically provided in this Credit Agreement or any other Credit Document and (b) as specifically requested from time to time in writing by any Lender with respect to a specific document instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.


                                   ARTICLE XIV

                                  MISCELLANEOUS

         14.1     WAIVERS.

         Each Borrower hereby waives due diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent or the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

         14.2     JURY TRIAL.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS CREDIT AGREEMENT, THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

         14.3     GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

                  (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document shall be brought in the courts of the State of North Carolina in Mecklenburg County or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Borrowers hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Borrowers further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 14.5, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Borrower in any other jurisdiction.

                  (b) Each of the Borrowers hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         14.4     ARBITRATION.

                  (a) Notwithstanding the provisions of Section 14.3 to the contrary, upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Credit Agreement and other Credit Documents ("Disputes") between or among parties to this Credit Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Credit Agreement.

                  Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then no more than a total extension of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. The parties hereto do not waive applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Hedging Agreements.

                  (b) Notwithstanding the preceding binding arbitration provisions, the Agent, the Lenders and the Borrowers agree to preserve, without diminution, certain remedies that the Agent on behalf of the Lenders may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Agent on behalf of the Lenders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

                  (c) The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

                  (d) By execution and delivery of this Credit Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available.

         14.5     NOTICES.

         Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent, then to First Union Commercial Corporation, One First Union Center, 301 South College Street, DC-5, Charlotte, North Carolina 28288-0737,
Attention: Terri K. Lins, Director; if to the Borrowers, then to Borrowers at P.O. Box 399, One WSMP Drive, Claremont, North Carolina 28610, Attention: James
E. Harris, Executive Vice President and Chief Financial Officer, and to any Lender, at the address set forth beneath the signature of such Lender contained herein, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent, at (704) 374-2703, and if to the Borrowers at
(704) 459-3148 and if to any Lender at the facsimile number set forth beneath the signature of such Lender contained herein. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three (3) Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by facsimile transmission, when receipt of such transmission is acknowledged; provided that notices to the Agent shall not be effective until received.

         14.6     ASSIGNABILITY.

                  (a) No Borrower shall have the right to assign this Credit Agreement or any interest therein except with the prior written consent of the Agent.

                  (b) Notwithstanding subsection (c) of this Section 14.6, nothing herein shall restrict, prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank or (ii) granting assignments or participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any affiliate of such Lender or to any existing Lender or affiliate thereof. Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrowers.

                  (c) Each Lender may, with the consent of the Agent (such consent not to be unreasonably withheld or delayed) and concurrent notice to the Borrowers, but without the consent of the Borrowers or any other Lender, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement and the Notes; provided that (i) for each such assignment, the parties thereto shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 to be paid by the assignee, (ii) no such assignment shall be for less than $5,000,000, or if less the entire remaining Revolving Credit Commitment of such Lender, (iii) if such assignee is a Foreign Lender, all of the requirements of Section 2.7(b) shall have been satisfied as a condition to such assignment and (iv) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Revolving Credit Commitment and all Revolving Loans of such Lender. Upon such execution and delivery of the Assignment and Acceptance to the Agent, from and after the date specified as the effective date in the Assignment and Acceptance (the "Acceptance Date"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 14.8 which will survive) and be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto).

                  (d) By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the Revolving Notes or any other instrument or document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under this Credit Agreement or any other instrument or document furnished pursuant hereto, (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the financial statements referred to in Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement, (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

                  (e) The Agent shall maintain at its address referred to in
         Section 14.5 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Commitments of, and principal amount of the Revolving Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, together with the Revolving Note or Revolving Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five (5) Business Days after its receipt of such notice, the Borrowers shall execute and deliver to the Agent in exchange for the surrendered Revolving Note or Revolving Notes (which the assigning Lender agrees to promptly deliver to the Company) a new Revolving Note or Revolving Notes to the order of the assignee in an amount equal to the Revolving Commitment or Revolving Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Commitment or Revolving Commitments hereunder, a new Revolving Note or Revolving Notes to the order of the assigning Lender in an amount equal to the Revolving Commitment or Revolving Commitments retained by it hereunder. Such new Revolving Note or Revolving Notes shall re-evidence the indebtedness outstanding under the old Revolving Notes or Revolving Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Note or Revolving Notes, shall be dated the Closing Date and shall otherwise be in substantially the form of the Revolving Note or Revolving Notes subject to such assignments.

                  (g) Each Lender may sell participations (without the consent of the Agent, the Borrowers or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Revolving Commitments, the Revolving Loans owing to it and the Revolving Note or Revolving Notes held by it); provided that (i) such Lender's obligations under this Credit Agreement (including, without limitation, its Revolving Commitments to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Revolving Note for all purposes of this Credit Agreement, (iv) the Borrowers, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement and (v) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Revolving Loans or Letter of Credit reimbursement obligations in which such participant is participating, (B) reduce the amount of any installment of principal of the Revolving Loans or Letter of Credit reimbursement obligations in which such participant is participating, (C) except as otherwise expressly provided in this Credit Agreement, reduce the interest rate applicable to the Revolving Loans or Letter of Credit reimbursement obligations in which such participant is participating, or (D) except as otherwise expressly provided in this Credit Agreement, reduce any Fees payable hereunder.

                  (h) Each Lender agrees that, without the prior written consent of the Borrowers and the Agent, it will not make any assignment or sell a participation hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Revolving Loan, Revolving Note or other Obligation under the securities laws of the United States of America or of any jurisdiction.

                  (i) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding the Borrowers.

         14.7     INFORMATION.

         The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrowers pursuant to this Credit Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information
(a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority; provided, however, that, to the extent permitted by law, the affected Lending Party shall provide prior written notice to the affected Borrower of any such request or demand, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Credit Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, (i) subject to provisions substantially similar to those contained in this Section 14.7, to any actual or proposed participant or assignee and (j) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information customarily found in such publications.

         14.8     PAYMENT OF EXPENSES; INDEMNIFICATION.

         The Borrowers agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of special counsel to the Agent and the fees and expenses of counsel for the Agent in connection with collateral issues), and (B) any amendment, waiver or consent relating hereto and thereto and (ii) the Agent and the Lenders after the occurrence and during the continuation of an Event of Default or in connection with enforcement of the Credit Documents and the documents and instruments referred to therein, including but not limited to, any work-out, re-negotiation or restructure relating to the performance by the Borrowers under this Credit Agreement and any amendment, waiver or consent relating thereto and, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders (including the allocated costs of internal counsel). The Borrowers shall and hereby agree to indemnify, defend and hold harmless the Agent, the Issuing Bank and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against (x) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigation, claim or proceeding which arises out of or is in any way related to (i) this Credit Agreement, any Letter of Credit or the transactions contemplated thereby, (ii) any actual or proposed use by any Borrower of the proceeds of the Loans or (iii) the Agent's, the Issuing Bank's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (y) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by any Borrower or any of the Lenders in connection with compliance by any Borrower or any of its Subsidiaries, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of any Borrower hereunder are unenforceable for any reason, such Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Borrowers' obligations under this
Section 14.8 shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Credit Agreement. In addition, the Borrowers shall, upon demand, pay to the Agent and any Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent, the Issuing Bank or such Lender in (1) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (2) in collecting the Loans, (3) in foreclosing or otherwise collecting upon the Collateral or any part thereof and (4) obtaining any legal, accounting or other advice in connection with any of the foregoing.

         14.9     ENTIRE AGREEMENT, SUCCESSORS AND ASSIGNS.

         This Credit Agreement along with the other Credit Documents and the Fee Letter constitutes the entire agreement among the Borrowers, the Agent and the Lenders, supersedes any prior agreements among them, and shall bind and benefit the Borrowers and the Lenders and their respective successors and permitted assigns.

         14.10    AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Credit Agreement or any other Credit Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, or if the Lenders shall not be parties thereto, by the parties thereto and consented to by the Required Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall unless in writing and signed by all the Lenders, do any of the following: (a) increase the Revolving Credit Committed Amount, the Revolving Commitments of the Lenders or subject the Lenders to any additional obligations,
(b) except as otherwise expressly provided in this Credit Agreement, reduce the principal of, or interest on, any Revolving Note or any Letter of Credit reimbursement obligations or any fees hereunder, (c) postpone any date fixed for any payment in respect of principal of, or interest on, any Revolving Note or any Letter of Credit reimbursement obligations or any fees hereunder, (d) change the percentage of the Revolving Commitments, or any minimum requirement necessary for the Lenders or the Required Lenders to take any action hereunder,
(e) amend or waive this Section 14.10, or change the definition of Required Lenders or the definition of Borrowing Base or (f) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of the Borrowers permitted under this Credit Agreement, release any Liens in favor of the Lenders on any material portion of the Collateral and, provided, further, that no amendment, waiver or consent affecting the rights or duties of the Agent or the Issuing Bank under any Credit Document shall in any event be effective, unless in writing and signed by the Agent and/or the Issuing Bank, as applicable, in addition to the Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of the Borrowers shall not be required for any amendment, modification or waiver of the provisions of Article XIII (other than the provisions of Section 13.9). In addition, the Borrowers and the Lenders hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing Schedule 1.1A from time to time in the manner requested by the Borrowers, the Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Agent shall promptly deliver a copy of any such modification to the Borrowers and each Lender.

         14.11    NONLIABILITY OF AGENT AND LENDERS.

         The relationship between any Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Agent nor any Lender undertakes any responsibility to any Borrower to review or inform such Borrower of any matter in connection with any phase of such Borrower's business or operations.

         14.12    INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The amounts payable at any time hereunder to each Lender under such Lender's Revolving Note or Revolving Notes shall be a separate and independent debt.

         14.13    COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         14.14    EFFECTIVENESS.

         This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 14.5 or, in the case of the Lenders, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

         14.15    SEVERABILITY.

         In case any provision in or obligation under this Credit Agreement or the Revolving Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         14.16    HEADINGS DESCRIPTIVE.

         The headings of the several sections and subsections of this Credit Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         14.17    MAXIMUM RATE.

         Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrowers, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to any Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the applicable Borrower. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other indebtedness of the Borrowers to the Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all agreements among the Borrowers, the Agent and the Lenders.

         14.18    RIGHT OF SETOFF.

         In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, if any Event of Default has occurred and is continuing and whether or not such Lender or such holder has made any demand or the Obligations of any Borrower are matured, have the right to appropriate and apply to the payment of the Obligations of such Borrower all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder, including, without limitation, any and all amounts in any Cash Collateral Account. Any amount received as a result of the exercise of such rights shall be reallocated among the Lenders as set forth in Section 3.8.

         14.19    CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

                  (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

                  (b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

                  (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

                  (d) The obligations of each Borrower under the provisions of this Section 14.19 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstances whatsoever.

                  (e) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loan made under this Credit Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by any Lender under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this Section 14.19, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 14.19, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this Section
         14.19 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 14.19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.

                  (f) The provisions of this Section 14.19 are made for the benefit of the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 14.19 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 14.19 will forthwith be reinstated in effect, as though such payment had not been made.

                  (g) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the federal Bankruptcy Code).

                  (h) The Borrowers hereby agree, as among themselves, that if any Borrower shall become an Excess Funding Borrower (as defined below), each other Borrower shall, on demand of such Excess Funding Borrower (but subject to the next sentence hereof and to subsection (B) below), pay to such Excess Funding Borrower an amount equal to such Borrower's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Borrower) of such Excess Payment (as defined below). The payment obligation of any Borrower to any Excess Funding Borrower under this Section 14.19(h) shall be subordinate and subject in right of payment to the prior payment in full of the Obligations of such Borrower under the other provisions of this Credit Agreement, and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such Obligations. For purposes hereof,
         (i) "Excess Funding Borrower" shall mean, in respect of any Obligations arising under the other provisions of this Credit Agreement (hereafter, the "Joint Obligations"), a Borrower that has paid an amount in excess of its Pro Rata Share of the Joint Obligations; (ii) "Excess Payment" shall mean, in respect of any Joint Obligations, the amount paid by an Excess Funding Borrower in excess of its Pro Rata Share of such Joint Obligations; and (iii) "Pro Rata Share", for the purposes of this
         Section 14.19(h), shall mean, for any Borrower, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of such Borrower and all of the other Borrowers exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower and the other Borrowers hereunder) of such Borrower and all of the other Borrowers, all as of the Closing Date (if any Borrower becomes a party hereto subsequent to the Closing Date, then for the purposes of this
         Section 14.19(h) such subsequent Borrower shall be deemed to have been a Borrower as of the Closing Date and the information pertaining to, and only pertaining to, such Borrower as of the date such Borrower became a Borrower shall be deemed true as of the Closing Date).

         14.20    POWER OF ATTORNEY.

         Each of the Subsidiary Borrowers appoints each of David R. Clark and James E. Harris, each senior officers of the Company, to be its attorneys ("its Attorneys") and in its name and on its behalf and as its act and deed or otherwise to sign all documents and carry out all such acts as are necessary or appropriate in connection with executing any Notice of Borrowing, Notice of Extension/Conversion or any Borrowing Base Certificate or any security documents (the "Documents") in connection with this Credit Agreement, provided that such Documents are in substantially the form provided therefor in the applicable exhibits thereto. This Power of Attorney shall be valid for the duration of the term of this Credit Agreement. Each Subsidiary Borrower hereby undertakes to ratify everything which any of its Attorneys shall do in order to execute the Documents mentioned herein.

         IN WITNESS WHEREOF the parties hereto have caused this Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.


COMPANY:                                    FRESH FOODS, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President


SUBSIDIARY BORROWERS:                       BRUNSWICK ASSOCIATES, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President


                                            CLAREMONT RESTAURANT GROUP, LLC

                                            BY:      FRESH FOODS, INC.,
                                                     its Sole Member


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President


                                            ELLOREE FOODS, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President

                                            FRESH FOODS PROPERTIES, LLC

                                            BY:      FRESH FOODS, INC.,
                                                     its Sole Member


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President


                                            GEORGIA BUFFET RESTAURANTS, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President


                                            KNOXVILLE FOODS, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   Vice President


                                            MOM `n' POP'S COUNTRY HAM, LLC

                                            BY:      PIERRE FOODS, INC.,
                                                     its Sole Member

                                            BY:      FRESH FOODS, INC.,
                                                     its Sole Member


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President

                                            OAK RIDGE FOODS, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   Vice President


                                            SAGEBRUSH, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   Vice President


                                            SAGEBRUSH OF SEVIERVILLE, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   Vice President


                                            SAGEBRUSH DTN, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   Vice President


                                            SAGEBRUSH OF TENNESSEE, L.P.

                                            BY:     SAGEBRUSH OF SOUTH CAROLINA,
                                                    LLC, General Partner

                                            BY:     SAGEBRUSH, INC.
                                                    its Sole Member


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   Vice President

                                            SEVEN STARS, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President


                                            ST. AUGUSTINE FOODS, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President


                                            TENNESSEE WSMP, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President


                                            VIRGINIA WSMP, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President


                                            CHARDENT, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President

                                            D & S FOODS, LLC

                                            BY:      GEORGIA WSMP, INC.,
                                                     its Sole Member


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President



                                            GEORGIA WSMP, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President


                                            KINGSPORT FOODS, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   Vice President


                                            MATTHEWS PRIME SIRLOIN, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President


                                            NAPLES FOODS, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President

                                            PRIME SIRLOIN, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President


                                            SAGEBRUSH OF NORTH CAROLINA, LLC

                                            BY:      SAGEBRUSH, INC.
                                                     its Sole Member

                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   Vice President


                                            SAGEBRUSH OF SOUTH CAROLINA, LLC

                                            BY:      SAGEBRUSH, INC.
                                                     its Sole Member

                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   Vice President


                                            SPICEWOOD, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President


                                            SOUTH CAROLINA WSMP, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President

                                            SUNSHINE WSMP, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President


                                            TUMBLEWEED OF PIGEON FORGE, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   Vice President


                                            GREENVILLE FOODS SYSTEMS, INC.


                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President


                                            FRESH FOODS SALES, LLC

                                            BY:      FRESH FOODS, INC.,
                                                     its Sole Member

                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President


                                            PIERRE FOODS, LLC

                                            BY:      FRESH FOODS, INC.,
                                                     its Sole Member

                                            By: /s/ David R. Clark
                                               ---------------------------------
                                            Name:    David R. Clark
                                            Title:   President

AGENT AND LENDERS:                         FIRST UNION COMMERCIAL CORPORATION,
                                           as Agent and a Lender


                                           By: /s/ Todd A. Witmer
                                               --------------------------------
                                           Name:    Todd A. Witmer
                                           Title:   Director


                                           Lending Office (Base Rate Loans)

                                           Address: Charlotte Plaza Building
                                                    201 S. College Street, CP-17
                                                    Charlotte, NC  28288
                                           Attention: Scott Eberhardt
                                           Telephone: (704) 383-1409
                                           Facsimile: (704) 374-6352


                                           Lending Office (Eurodollar Loans)

                                           Address: Charlotte Plaza Building
                                                    201 S. College Street, CP-17
                                                    Charlotte, NC  28288
                                           Attention: Scott Eberhardt
                                           Telephone: (704) 383-1409
                                           Facsimile: (704) 374-6352


                                           Notice Address

                                           Address: One First Union Center,
                                                    5th Floor
                                                    301 S. College Street, DC-5
                                                    Charlotte, NC  28288-0737
                                           Attention: Terri K. Lins,
                                                        Vice President
                                           Telephone: (704) 383-1251
                                           Facsimile: (704) 374-2703

                                           NATIONSBANK, N.A.,
                                           as a Lender


                                           By: /s/ Scott R. McGeein
                                               -------------------------------
                                           Name: Scott R. McGeein
                                                 -----------------------------
                                           Title: Vice President
                                                  ----------------------------

                                           Lending Office (Base Rate Loans)

                                           Address: 600 Peachtree Street, N.E.
                                                    2nd Floor
                                                    Atlanta, Georgia  30308
                                           Attention: Michele Buehnke
                                           Telephone: (404) 607-5361
                                           Facsimile: (404) 607-6431


                                           Lending Office (Eurodollar Loans)

                                           Address: 600 Peachtree Street, N.E.
                                                    2nd Floor
                                                    Atlanta, Georgia  30308
                                           Attention: Michele Buehnke
                                           Telephone: (404) 607-5361
                                           Facsimile: (404) 607-6431


                                           Notice Address

                                           Address: 600 Peachtree Street, NE
                                                    13th Floor
                                                    Atlanta, Georgia  30308
                                           Attention: Angela Leake
                                                      Vice President
                                           Telephone: (404) 607-5372
                                           Facsimile: (404) 607-6437

                                           NATIONAL CITY COMMERCIAL
                                           FINANCE, INC.,
                                           as a Lender


                                           By: /s/ Joseph L. White
                                               -------------------------------
                                           Name:    Joseph L. White
                                           Title:   Senior Vice President


                                           Lending Office (Base Rate Loans)

                                           Address: 1965 E. Sixth Street
                                                    Suite 400
                                                    Cleveland, Ohio 44114
                                           Attention: Kate George, AVP
                                           Telephone: (216) 575-2951
                                           Facsimile: (216) 575-9555


                                           Lending Office (Eurodollar Loans)

                                           Address: 1965 E. Sixth Street
                                                    Suite 400
                                                    Cleveland, Ohio 44114
                                           Attention: Kate George, AVP
                                           Telephone: (216) 575-2951
                                           Facsimile: (216) 575-9555


                                           Notice Address

                                           Address: 35 Technology Parkway South
                                                    Suite 170
                                                    Norcross, Georgia 30092
                                           Attention: Joseph L. White, SVP
                                           Telephone: (770) 613-5350
                                           Facsimile: (770) 613-5349

                                           AMERICAN NATIONAL BANK AND
                                           TRUST COMPANY OF CHICAGO,
                                           as a Lender


                                           By: /s/ Lee LaBine
                                               -------------------------------
                                           Name: Lee LaBine
                                                 -----------------------------
                                           Title:  AVP
                                                  ----------------------------

                                           Lending Office (Base Rate Loans)

                                           Address: One North LaSalle Street
                                                    9th Floor
                                                    Chicago, Illinois  60690
                                           Attention: Lee LaBine
                                           Telephone: (312) 661-3599
                                           Facsimile: (312) 661-6929


                                           Lending Office (Eurodollar Loans)

                                           Address: One North LaSalle Street
                                                    9th Floor
                                                    Chicago, Illinois  60690
                                           Attention: Lee LaBine
                                           Telephone: (312) 661-3599
                                           Facsimile: (312) 661-6929


                                           Notice Address

                                           Address: One North LaSalle Street
                                                    9th Floor
                                                    Chicago, Illinois  60690
                                           Attention: Dennis Harrison
                                                      Senior Vice President
                                           Telephone: (312) 661-5728
                                           Facsimile: (312) 661-5292

                                    EXHIBIT A

                        FORMS OF ACKNOWLEDGMENT AGREEMENT

                                 [Alternative A]


         THIS ACKNOWLEDGMENT AGREEMENT is made by _______________________, a _______________ (together with its successors and assigns, the "Acknowledgor"), for the benefit of FIRST UNION COMMERCIAL CORPORATION, as Agent (together with all successors and assigns, the "Agent") for the Lenders (as defined in the Credit Agreement described below).

         WHEREAS, the Acknowledgor holds certain property of Fresh Foods, Inc. (the "Borrower") at the location described in Exhibit A attached hereto (the "Premises"); and

         WHEREAS, the Lenders have provided a $________________ credit facility (the "Credit Facility") in favor of the Borrower, as evidenced and secured by, among other things, (i) a credit agreement, dated as of June 9, 1998 (together with all modifications, renewals or replacements, the "Credit Agreement"), executed by Borrower, certain other borrowing entities parties thereto, the Lenders, and the Agent; and (ii) a security agreement, dated as of June 9, 1998 (together with all modifications, renewals or replacements, the "Security Agreement"), on all inventory now or hereafter delivered to or located or installed at the Premises (the "Inventory;" the Credit Agreement, the Security Agreement, UCC financing statements relating to the Security Agreement (the "Financing Statements") and all other documents relating to, evidencing or securing the Credit Facility being referred to herein collectively as the "Credit Documents"); and

         WHEREAS, the Lenders have requested the Acknowledgor to furnish the Lenders certain assurances and agreements regarding the Inventory, which assurances and agreements the Acknowledgor is willing to give as set forth herein;

         NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00) paid by each party to the other, receipt of which is hereby acknowledged, and other good and valuable consideration, the Acknowledgor hereby certifies to and agrees with the Agent and the Lenders as follows:

         1. The Acknowledgor consents to the extensions of credit under the Credit Facility, the execution of the Credit Documents, the collateral assignment of any contracts between the Acknowledgor and the Borrower and the recordation of the Financing Statements.

         2. The Acknowledgor agrees that: (a) the Borrower is the owner of the Inventory; (b) the Agent's lien upon or security interest in the Inventory is prior and superior to any interest, lien or claim of any nature the Acknowledgor may now have or hereafter obtain in the Inventory whether by operation of law, contract or otherwise; and (c) either the Borrower or the Agent may remove the Inventory from the Premises at any time without hindrance on the part of the Acknowledgor. The Acknowledgor hereby waives any rights it may now or hereafter have in the Inventory, including without limitation any lien rights available under applicable law.

         3. The Acknowledgor shall send to the Agent (in the manner provided herein) a copy of any notice or statement sent to the Borrower by the Acknowledgor with respect to the Inventory or amounts owed in connection therewith. Such copy shall be sent to the Agent at the same time such notice or statement is sent to the Borrower. Notices shall be sent to the Agent by prepaid, registered or certified mail, addressed to the Agent at the following address, or such other address as the Agent shall designate to the Acknowledgor in writing:

                           FIRST UNION COMMERCIAL CORPORATION
                           One First Union Center
                           301 South College Street, 5th Floor
                           Charlotte, NC  28288
                           Attention:  [__________]
                           Telephone: (704) [_______]
                           Facsimile: (704) [_______]

         The Acknowledgor shall not pursue any right or remedy against the Borrower until the Acknowledgor shall have given thirty (30) days' prior written notice to the Agent as provided above.

         EXECUTED under seal this _____ day of _________________, 199_.

                                    ACKNOWLEDGOR:



                                    -------------------------------------

                                    By:
                                       ----------------------------------
                                    Name:
                                         --------------------------------
                                    Title:
                                          -------------------------------

                                 [Alternative B]



[Date]


[Name and address of warehouse owner]


                  Re:      [Name of Borrower]

Dear _________:

         The undersigned, First Union Commercial Corporation, as Agent for certain lenders ("First Union") has been informed by [Name of Borrower] (the "Borrower") that the Borrower has delivered and will, from time to time hereafter, deliver certain goods and other inventory (the "Goods") to you for storage in your facility located at the address set forth above.

         First Union is engaged in a financing of the Borrower, which financing is secured by a security interest in certain personal property of the Borrower, including the Goods.

         By execution of this letter, you agree that First Union's security interest in the Goods shall be senior to all liens, claims and interests you may now have or hereafter obtain in the Goods whether by operation of law, contract or otherwise, other than your lien for any accrued and unpaid storage fees charged by you for the actual storage of the Goods. To protect First Union's security interest in the Goods, all warehouse receipts and other documents of title, if any, which evidence any Goods now or hereafter delivered by the Borrower to you shall be non-negotiable and issued to or for the account of First Union. You agree to provide First Union with a copy of such warehouse receipts and other documents upon First Union's request therefor.

         Notwithstanding the issuance of such receipts or other documents to or for the account of First Union, First Union hereby authorizes you, subject to the conditions described below, to release any of the Goods to any authorized agent of the Borrower upon the Borrower's request. Your authority to release the Goods to the Borrower or the Borrower's customers is subject to the following conditions: (i) upon the written request of First Union, within one day after your release of the Goods, you shall mail to First Union at One First Union Center, 301 South College Street, DC-5, Charlotte, NC 28288-0737, Attention:
Terri Lins, Vice President, a copy of a receipt describing the agent to whom such Goods were released and the quantity and description of the released Goods, and (ii) upon the oral or written direction of First Union, you shall refuse to release the Goods to the Borrower or the Borrower's customers and you shall only release such Goods to First Union or the party designated by First Union in such oral or written direction.

         The Borrower agrees that you shall have no liability to the Borrower if you comply with First Union's oral or written direction as described above. The Borrower further agrees that it will continue to pay all storage fees and other expenses related to the storage of the Goods and will reimburse you for all reasonable costs or expenses incurred as a direct result of your compliance with the terms and provisions of this letter.

         Please confirm your agreement with the terms of this letter by signing the enclosed copy of this letter as indicated and returning it to First Union at First Union at One First Union Center, 301 South College Street, DC-5, Charlotte, NC 28288-0737, Attention: Terri Lins, Vice President,.


                                    Very truly yours,

                                    FIRST UNION COMMERCIAL CORPORATION


                                    By:
                                       ----------------------------------
                                    Title:
                                          -------------------------------



ACKNOWLEDGED AND AGREED TO:

[NAME OF BORROWER]


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------
Date:
     --------------------------------


ACKNOWLEDGED AND AGREED TO:

[NAME OF WAREHOUSE OWNER]


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------
Date:
     --------------------------------

                                    EXHIBIT B

                        FORM OF ASSIGNMENT AND ACCEPTANCE

         THIS ASSIGNMENT AND ACCEPTANCE dated as of ________, 199_ is entered into between ________________ ("Assignor") and ____________________
("Assignee").

         Reference is made to the Credit Agreement, dated as of June 9, 1998 (together with all modifications, renewals or replacements, the "Credit Agreement"), among Fresh Foods, Inc., certain other borrowing entities party thereto, the financial institutions party thereto, and First Union Commercial Corporation, as Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

         1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Revolving Credit Commitments of the Assignor on the effective date of the assignment designated below (the "Effective Date") and the Revolving Loans and other extensions of credit owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Revolving Loans and other extensions of credit to the Effective Date and the amount, if any, set forth below of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 14.6(d) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 14.8 of the Credit Agreement which will survive) and be released from its obligations under the Credit Agreement (and, in the case of an assignment of all or the remaining portion of the Assignor's rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement).

         2. The Assignor represents and warrants to the Assignee that (i) it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and (ii) it is legally authorized to enter into this Assignment and Acceptance.

         3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of North Carolina.

         4.   Terms of Assignment

         (a)    Date of Assignment:

         (b)    Legal Name of Assignor:

         (c)    Legal Name of Assignee:

         (d)    Effective Date of Assignment:

         (e)    Revolving Credit Commitment
                of Assignee after Assignment                            $
                                                                         ------

         (f)    Revolving Credit Commitment Percentage
                of Assignee after Assignment                                   %
                                                                         ------

         (g)    Revolving Loans of Assignee after Assignment            $
                                                                         ------
         (h)    Revolving Credit Commitment
                of Assignor after Assignment                            $
                                                                         ------

         (i)    Revolving Credit Commitment Percentage
                of Assignor after Assignment                                   %
                                                                         ------
         (j)    Revolving Loans of Assignor after Assignment            $
                                                                         ------



The terms set forth above
are hereby agreed to:


                           , as Assignor
---------------------------

By:
   ----------------------------------
Title:
      -------------------------------


                           , as Assignor
---------------------------

By:
   ----------------------------------
Title:
      -------------------------------


CONSENTED TO:

FIRST UNION COMMERCIAL CORPORATION,
as Agent


By:
   ----------------------------------
Title:
      -------------------------------

                                    EXHIBIT C

                          FORM OF SOLVENCY CERTIFICATE

         The undersigned treasurer of [name of Borrower] ("______"), a _________________, is familiar with the properties, businesses, assets and liabilities of [name of Borrower] and is duly authorized to execute this certificate on behalf of [name of Borrower].

         Reference is made to that Credit Agreement dated as of June 9, 1998 among Fresh Foods, Inc. and [certain Subsidiary Borrowers] (the "Borrowers"), First Union Commercial Corporation, as Agent (the "Agent"), and the lenders from time to time parties thereto (the "Lenders") (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). All capitalized terms used and not defined herein have the meanings stated in the Credit Agreement.

         1. The undersigned certifies that he has made such investigation and inquiries as to the financial condition of [name of Borrower] as he deems necessary and prudent for the purpose of providing this Certificate. The undersigned acknowledges that the Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with making of the Revolving Loans under the Credit Agreement.

         2. The undersigned certifies that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

         BASED ON THE FOREGOING, the undersigned certifies that, both before and after giving effect to the Revolving Loans:

         A. [Name of Borrower] and its Subsidiaries, on a consolidated basis, are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.

         B. [Name of Borrower] and its Subsidiaries, on a consolidated basis, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature in their ordinary course.

         C. [Name of Borrower] and its Subsidiaries, on a consolidated basis, are not engaged in any business or transaction, and are not about to engage in any business or transaction, for which the assets of [name of Borrower] and its Subsidiaries, on a consolidated basis, would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which [name of Borrower] and its Subsidiaries are engaged or are to engage.

         D. The present fair saleable value of the consolidated assets of [name of Borrower] and its Subsidiaries, taken on a going concern basis, is not less than the amount that will be required to pay the probable liability on the debts of [name of Borrower] and its Subsidiaries, on a consolidated basis, as they become absolute and matured.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of June, 1998, in his capacity as the treasurer of [name of Borrower].


                                    -------------------------------------
                                    Name:  [name of Treasurer]
                                    Title: Treasurer of [name of Borrower]

STATE OF ______________ )
                        )
COUNTY OF _____________ )



                                  VERIFICATION


         The undersigned, being first duly sworn, deposes and says that he is the treasurer of [name of Borrower], a ________________, that he has read the foregoing and to his personal knowledge the matters and statements contained therein are true and accurate.

         This the ____ day of June, 1998.


                                       ----------------------------



Sworn to and subscribed before
me this ___ day of June, 1998.



----------------------------------
         Notary Public


My Commission Expires:


----------------------------------

                                    EXHIBIT D

                     FORM OF LANDLORD LIEN WAIVER AGREEMENT


Drawn by and return to:
Moore & Van Allen, PLLC (_____)
100 North Tryon St., 47th Floor
Charlotte, N. C. 28202-4003

         THIS LANDLORD LIEN WAIVER AGREEMENT (the "Agreement") is entered as of this <<DATE>> by and between ______________________, a _________________ (the
"Landlord"), the owner of certain real property, buildings and improvements located in _______________, and First Union Commercial Corporation, in its capacity as agent (the "Agent") for itself and the other lenders (the "Lenders") providing revolving credit and letter of credit facilities to Fresh Foods, Inc. and certain other borrowing entities (collectively, the "Borrowers") pursuant to that certain Credit Agreement dated as of June 9, 1998 (as it may be amended from time to time, the "Credit Agreement").

RECITALS:

         1. The Lenders have agreed to provide the Borrowers with credit facilities (the "Loans") up to an aggregate amount of $75,000,000 under the terms and conditions of the Credit Agreement. The Borrowers have secured the repayment of the Loans inter alia by granting the Agent, for the ratable benefit of the Lenders, a first priority security interest in all of the Borrowers' accounts receivable, general intangibles, patents, trademarks and inventory, whether now owned or hereafter acquired, including without limitation, all raw materials, work-in-process, finished goods, packaging materials and all other materials and supplies of any nature related thereto, and all proceeds of any of the foregoing (collectively, the "Collateral").

         2. ____________________ has assumed lease obligations with respect to the Premises (as hereinafter defined) for the purpose of storing and warehousing the Collateral.

         3. As a condition to extending the Loans, the Lenders and the Agent have requested the Borrowers to obtain, and cause Landlord to provide, Landlord's waiver and subordination all of its rights as a lessor against any of the Collateral for so long as the Loans remain outstanding. Landlord has agreed to execute this Agreement upon request by the Borrowers.

         NOW, THEREFORE, in consideration of the foregoing, and the mutual benefits accruing to the Agent and Landlord as a result of the credit facilities provided by the Lenders, the sufficiency and receipt of such consideration being hereby acknowledged, the parties hereto agree as follows:

         1. For so long as any of the Loans remain outstanding, Landlord hereby waives, releases, and quitclaims in favor of the Agent and each and every party now or hereafter participating as a Lender under the Credit Agreement all rights that Landlord, or its successors and assigns, may now or hereafter have to a lien, claim, charge or encumbrance of any kind or nature, arising by statute, contract, common law or otherwise, relating to the storage of the Collateral at any premises owned or controlled by Landlord (the "Premises").

         2. For so long as any of the Loans remain outstanding, Landlord hereby agrees that the liens and security interests existing in favor of the Agent, for the ratable benefit of each and every party now or hereafter participating as a Lender under the Credit Agreement, shall be prior and superior to (i) any and all rights of distraint, levy, and execution which Landlord may now or hereafter have against the Collateral, (ii) any and all liens and security interests which Landlord may now or hereafter have on and in the Collateral, and (iii) any and all other rights, demands and claims of every nature whatsoever which Landlord may now or hereafter have on or against the Collateral for any rent, storage charge, or similar expense, cost or sum due or to become due Landlord by any of the Borrowers under the provisions of any lease, storage agreement or otherwise, and Landlord hereby subordinates all of its foregoing rights and interests in the Collateral to the security interest of the Agent in the Collateral.

         3. Upon notice from the Agent that a default or event of default has occurred under the Credit Agreement, Landlord agrees that the Agent or its delegates or assigns may enter upon the Premises at any time or times, during normal business hours, to inspect or remove the Collateral, or any part thereof, from the Premises, without charge. The Agent shall repair or pay reasonable compensation to Landlord for damage, if any, to the Premises caused by the removal of Collateral.

         4. Landlord represents and warrants: (a) that it has not assigned its claims for payment, if any, nor its right to perfect or assert a lien of any kind whatsoever against the Inventory; (b) that it has the right, power and authority to execute this Agreement; (c) that it holds legal title to the Premises. Landlord further agrees to provide the Agent with prompt written notice in the event that Landlord sells the Premises, or any portion thereof where any of the Borrowers stores any Collateral; and (d) that it is not aware of any breach or default by _____________________ of its lease obligations with respect to the Premises.

         5. This Agreement shall continue in effect during the term of the Credit Agreement, and any extensions, renewals or modifications thereof and any substitutions therefor, shall be binding upon the successors, assigns and transferees of Landlord, and shall inure to the benefit of the transferees of Landlord, and shall inure to the benefit of the Agent, each Lender, and their respective successors and assigns. Landlord hereby waives notice of the Agent's acceptance of and reliance on this Agreement.

         IN WITNESS WHEREOF, Landlord and the Agent have each caused this Agreement to be duly executed by their respective authorized representatives as of the date first above written.


                                    FIRST UNION COMMERCIAL CORPORATION,
                                      as Agent for the Lenders

                                    By:
                                       ----------------------------------
                                    Name:
                                         --------------------------------
                                    Title:
                                          -------------------------------


                                    [LANDLORD]                           '
                                              ---------------------------

                                    By:
                                       ----------------------------------
                                    Name:
                                         --------------------------------
                                    Title:
                                          -------------------------------



Acknowledged and Agreed:

                                , as Lessee
--------------------------------

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

                                    EXHIBIT E

                            FORM OF PLEDGE AGREEMENT

                                    EXHIBIT F

                           FORM OF SECURITY AGREEMENT

                                    EXHIBIT G

                             FORM OF REVOLVING NOTE

$                                                              [DATE]
 ----------------


FOR VALUE RECEIVED, the undersigned, FRESH FOODS, INC., a North Carolina corporation (the "Company") and ________________________ (the "Subsidiary Borrower") (hereinafter, the Company and the Subsidiary Borrower collectively referred to as the "Borrowers" or individually referred to as a "Borrower"), jointly and severally promise to pay to the order of [Payee Lender] (the "Lender") at c/o First Union Commercial Corporation, as Agent for the Lender, One First Union Center, 301 South College Street, 5th Floor, Charlotte, North Carolina 28288 in lawful money of the United States of America and in immediately available funds, the principal amount of _____________ Million Dollars ($____________), or such lesser amount as may then constitute the unpaid aggregate principal amount of all Revolving Loans made by the Lender to the Borrowers pursuant to the Credit Agreement (as defined below), at the times set forth in the Credit Agreement, but no later than the Maturity Date.

The Borrowers further agree to jointly and severally pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time outstanding from the date of disbursement on the dates and at the rates specified in Article 4 of the Credit Agreement.

This promissory note is one of the Revolving Notes referred to in the Credit Agreement, dated as of June 9, 1998 (together with all modifications, renewals or replacements, the "Credit Agreement"), among the Borrowers, the Lender, certain other financial institutions parties thereto, and First Union Commercial Corporation, as agent ("Agent"), and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, provides [after giving effect to the Assignment and Acceptance executed by the Lender and [name of assigning Lender] as of the date hereof]1 for the making of Revolving Loans by the Lender to the Borrowers from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement which have not been cured by the Borrowers or waived by the Agent at the direction of the Required Lenders, the Agent shall, upon the written, telecopied or telex request of the Required Lenders, and by delivery of written notice to the Borrowers from the Agent, take any or all of the following actions, without prejudice to the rights of the Agent, the Lender or any holder of this promissory note to enforce its claims against the Borrowers: (a) declare all Obligations due hereunder to be immediately due and payable (except with respect to any Event of Default set forth in Section 11.1(e) of the Credit Agreement, in which case all Obligations due hereunder shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Lender; and (b) immediately terminate the Credit Agreement and the Revolving Credit Commitments thereunder.


-------
(1)      To be used for replacement Revolving Notes.

This promissory note is secured by security agreements and other collateral documents dated as of June 9, 1998 [and re-evidences the indebtedness outstanding on the date hereof with respect to the Revolving Loans which indebtedness has been assigned to the Lender pursuant to Section 14.6 of the Credit Agreement].2

The Borrowers hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PROMISSORY NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                                    FRESH FOODS, INC.


                                    By:
                                       ---------------------------------
                                    Title:
                                          ------------------------------


                                    [SUBSIDIARY BORROWER]


                                    By:
                                       ---------------------------------
                                    Title:
                                          ------------------------------


-------
(2)      To be used for replacement Revolving Notes.

                                    EXHIBIT H

                           FORM OF NOTICE OF BORROWING


                                                             _________, 199__


First Union Commercial Corporation
  as Agent for the Lenders
One First Union Center
301 South College Street, 5th Floor
Charlotte, North Carolina  28202
Attention:  [________________]

Ladies and Gentlemen:

         The undersigned, Fresh Foods, Inc., a North Carolina corporation (the "Company"), on behalf of itself and on behalf of the other borrowing entities parties to the Credit Agreement, dated as of June 9, 1998, among the Company, such other Borrowers, certain financial institutions parties thereto, and First Union Commercial Corporation, as agent (together with all modifications, renewals or replacements, the "Credit Agreement"; capitalized terms used herein shall have the meanings given such terms in the Credit Agreement), hereby gives you notice, irrevocably, pursuant to Section 2.1(d) of the Credit Agreement that the Company hereby requests, on behalf of the Borrowers, borrowings under the Credit Agreement, and in that connection sets forth below the information relating to such borrowings (the "Proposed Borrowings") as required by Sections 2.1(d) of the Credit Agreement:

  ------------------------------------------------------------------------------------------------------------------
                                                                               Interest             Interest
   Borrower           Date of Borrowing                 Amount                   Rate                Period
  ------------------------------------------------------------------------------------------------------------------

   Company                                         $101,616,559.03                                     N/A

  ------------------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------------------

         The requested funds shall be made available to the following accounts in the amounts set forth below:

         The Company hereby certifies, on behalf of the Borrowers, that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

         (A) the representations and warranties contained in the Credit Agreement and in each other document executed in connection therewith are true and correct in all material respects before and after giving effect to the Proposed Borrowings and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

         (B) no event has occurred and is continuing, or would result from such Proposed Borrowings or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default;

         (C) all of the other conditions to the Proposed Borrowings set forth in
Article 5 of the Credit Agreement have been fulfilled; and

         (D) the Proposed Borrowings satisfy all limitations set forth in the Credit Agreement (including, without limitation, availability under the Borrowing Base).

         If notice of this Proposed Borrowing has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.1(d) of the Credit Agreement.

                                    FRESH FOODS, INC.


                                    By:
                                       ---------------------------------
                                    Title:
                                          ------------------------------

                                    EXHIBIT I

                            FORM OF LOCKBOX AGREEMENT


         This Lock Box Agreement is made as of the ____ day of ______________, 19__, by and among [Borrower], a ________________ corporation (the "Borrower"), First Union Commercial Corporation, as agent (the "Agent"), and [Lockbox Bank] (the "Bank").

         WHEREAS, the Agent and certain financial institutions ("Lenders") have entered into a Credit Agreement, dated as of June 9, 1998 (together with all modifications, renewals or replacements, the "Credit Agreement"), with the Borrower and certain other borrowing entities; and

         WHEREAS, to secure its obligations under the Credit Agreement, the Borrower has granted the Lenders a security interest in, inter alia, its present and future accounts receivable, and all proceeds thereof and the Borrower has agreed that all collections and proceeds of such accounts receivable shall be remitted in kind to the Agent; and

         WHEREAS, in order to provide for a more efficient and faster collection and deposit of said collections and proceeds the Agent and the Borrower desire to use the lock box service of the Bank; and

         WHEREAS, the Bank is willing to provide said service for the Borrower and the Agent commencing as of ___________________,


         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Post Office Box. The Bank will rent P.O. Box _______ (the "Lock Box") of the post office located at in the name of the Borrower. Customers of the Borrower have been, or will be, instructed to mail their remittances to the Lock Box.

         2. Access to Mail. Subject to the provisions contained elsewhere herein, the Bank will have exclusive and unrestricted access to the Lock Box and will have complete and exclusive authority to receive, pick up and open all regular, registered, certified or insured mail addressed to the Lock Box. On written demand of the Agent, the Bank shall cease its processing of said mail, and shall release same, in kind, to the Agent, and the Agent shall thereafter process said mail promptly in accordance with this Agreement. The Bank shall not inquire into the Agent's right to make such a demand under any agreement among the Agent, the Lenders and the Borrower, and shall be forever released of all obligations with respect to said remittances upon release to the Agent. The Borrower shall have no control whatsoever over any mail, checks, money orders, collections or other forms of remittances received in the Lock Box except as aforesaid. Appropriate instructions have been, or will be, given by the Bank to the United States Post Office where the Lock Box is maintained, and such instructions shall not be revoked without the prior written consent of the Agent. Any instruction given to the Bank by the Borrower without the prior or concurrent written agreement of the Agent shall be void and of no force or effect. All mail addressed to the Lock Box will be picked up by the Bank according to its regular collection schedule.

         3. Remittance Collection. On the day received the Bank will open all mail addressed to the Lock Box and remove and inspect the enclosures. All checks, money orders and other forms or orders for the payment of money and other collection remittances (hereinafter collectively referred to as "checks") shall be processed by the Bank as follows:

                  a. Missing Date. All undated checks will be dated by the Bank as of the postmark date and processed as hereafter provided.

                  b. Postdated. Checks postdated up to three days from date of receipt shall be processed on the date indicated on the check. The Bank shall not deposit checks postdated more than three days and which are in excess of $______________, but shall notify the Agent by telephone of such checks and follow the Agent's instructions for disposition of such checks.

                  c. Stale Date. The Bank shall notify the Agent of checks dated six months or more prior to the date of collection and which exceed $__________. The Agent may, in its reasonable discretion, require that any such checks be forwarded promptly to the Agent.

                  d. Different Amount. Where written and numeric amounts differ, a check will be processed by the Bank only if the correct amount can be determined from the accompanying documents; otherwise the check will not be deposited and, if any such check is for an amount in excess of $________, it shall be sent to the Agent.

                  e. Signature Missing. Checks which do not bear the drawer's signature and do not indicate the drawer's identity will not be deposited. If, as determined by the Bank, the drawer can be identified from the face of the check, the Bank will deposit and process the check by affixing a stamped impression requesting the drawer bank to contact the drawer for authority to pay. The Bank shall notify the Agent of any checks in excess of $____________ which cannot be deposited pursuant to this clause (e).

                  f. Alterations and Restrictions. Checks with alterations and checks bearing restrictive notations such as "Payment in Full" will not be deposited, and the Bank shall notify the Agent of such checks which exceed $_________________ by telephone on the day of receipt and will deposit, hold or forward such checks with accompanying written matter, if any, as requested by the Agent.

                  g. Foreign Banks and Currency. Checks drawn in foreign currency will be processed in accordance with the Bank's normal procedure for such checks and the Agent will be notified by advice of any such checks which exceed $_______________ on the date received by the Bank.

                  h. Other Items. Any items which the Agent has specifically instructed the Bank in writing not to process will not be deposited and shall be sent to the Agent.

         Notwithstanding anything to the contrary contained in this Agreement, the Bank shall have no obligation to perform services on a basis any different than it performs lockbox services in the normal course of business, except with respect to receiving instructions from the Agent rather than the Borrower.

         4. Processing Acceptable Checks. All checks, except those not acceptable for deposit under the terms of this Agreement, shall be deposited on the day of receipt by the Bank to Account No. ______________________ (the "Depository Account"), and all such checks shall be endorsed as follows:

                  credited to account number ________________: absence of endorsement hereby supplied and guaranteed by [Lock Box Bank]

                  Any funds in the Depository Account will be wired on a daily basis with the following instructions:

                  First Union Commercial Corporation
                  One First Union Center
                  301 South College Street
                  Charlotte, North Carolina  28288
                  Attn:
                  Account No.______________
                  For the account of the Borrower

; provided, however, that no funds shall be required to be wired unless and until the amount of funds in the Depository Account shall be in excess of an aggregate of $1000, unless the Agent shall, in its sole discretion, otherwise instruct the Bank.

All remittance advices, envelopes, and written matter (except as expressly provided herein) received in the Lock Box together with photocopies of all checks shall be sent to the Borrower and, if requested by the Agent, copies of same shall be sent to the Agent. The Bank shall mail a statement of account, on a monthly basis, to both the Agent and the Borrower. If no deposit is made on a bank business day, a deposit advice, correctly dated, will be sent to the Agent and the Borrower with the notation "No Deposit" appearing thereon. In addition, the Bank shall indicate by telephone to the Agent on each Bank business day by 2:30 P.M. (Eastern time zone) the amount of each day's deposit total. The Depository Account shall be opened and established by the Borrower for the benefit of the Agent on behalf of the Lenders and shall be subject to the terms and provisions of the Credit Agreement and Security Agreement (as such term is defined in the Credit Agreement). Neither the Bank nor the Borrower shall have the right to withdraw funds from the Depository Account, except that the Bank may make such debits therefrom as provided in Section 5 hereof.

         5. Returned Checks. Checks deposited in the Depository Account which are returned unpaid because of "Insufficient Funds," "Uncollected Funds," etc. will be redeposited by the Bank only once, except that if a returned check exceeds $1,000 the Bank shall not redeposit such check but shall telephone the Agent for further instructions on the day such check is received. If redeposit is not warranted for reasons such as "account closed" or "payment stopped" or if a check is returned a second time, the Bank will charge the Depository Account and send a debit advice with the item to the Agent with copies of same to the Borrower.

         6. Remittance Received by the Borrower. Remittances which are sent directly to or received by the Borrower shall be forwarded to the Lock Box on the day received.

         7. Record Maintenance. All deposit checks will be microfilmed (on front and back) by the Bank and retained for five years by the Bank prior to destruction. Photocopies of filmed items will be provided to the Agent or the Borrower on request, within the five-year period.

         8. Bank Charges. All charges of the Bank for services rendered pursuant to this agreement shall be billed to and paid directly by the Borrower. Said charges shall not be charged against remittances nor shall they be debited to the Depository Account.

         9. No Offset. The Bank hereby agrees that it will treat all remittances received in the Lock Box in accordance with the terms of this agreement. The Bank will not offset or assert any claim against the Lock Box or the Depository Account or divert such remittances on account of any obligations owed to the Bank by the Borrower or by the party making the remittance, except as provided in Section 5 hereof.

         10. Bank Liability. In acting under this agreement the Bank shall not be liable to the Agent, the Lenders or the Borrower for any error of judgment, or for any act done or step taken or omitted by it in good faith, except for gross negligence or willful misconduct.

         11. Term. This Agreement shall continue in full force and effect until termination by the Bank on 60 days' prior written notice to all other parties. The Agent may terminate this Agreement at any time which termination shall be effective on receipt of written notice by the Bank and in the event of such termination, the Agent shall at its option have the sole right to remove mail from the Lock Box. The Borrower shall have no right to unilaterally terminate this Agreement.

         12. Modification. This Agreement may only be modified by a writing signed by all of the parties hereto.

         13. Addresses.

             a. All notices, including phone notice, any daily deposit advices, monthly statements of account and copies of all checks and the documents which are to be given or sent to the Agent shall be sent to the following address, and, where applicable, given at the following phone number:

                           First Union Commercial Corporation
                           One First Union Center
                           301 South College Street, 5th Floor
                           Charlotte, North Carolina 28288
                           Attention:
                           Telephone:
                           Telecopier:

             b. All notices to the Bank shall be sent to:

                           [Bank]

                           ------------------------------

                           ------------------------------

                           ------------------------------
                           Attention:
                           Telephone:
                           Telecopier:

                  c. All notices and items which are to be sent to the Borrower shall be sent to:

                           [Borrower]

                           ------------------------------

                           ------------------------------

                           ------------------------------
                           Attention:
                           Telephone:
                           Telecopier:

         14. Agent Agreement.

         The Agent agrees that it will indemnify and hold the Bank harmless from any and all loss, liability, expense or damage that the Bank may incur in processing lockbox items in accordance with this Agreement, including, without limitation, any loss that the Bank experiences as a result of returned items to the extent the balances in the Depository Account referenced in paragraph 4 are insufficient to cover such losses or in the event the balances in such Depository Account are insufficient to cover the Bank charges referenced in paragraph 8.

         15. Limitation on Liability.

         The Agent and the Borrower acknowledge that the Bank undertakes to perform only such duties as are expressly set forth in this Agreement and those which are normally undertaken by the Bank in connection with lockbox processing. Notwithstanding any other provision of this Agreement, it is agreed by the parties that the Bank shall not be liable for any action taken by the Bank or any of its directors, officers, agents (including specifically the Borrower and any of its directors, officers, agents or employees) or employees in accordance with this Agreement, except for the Bank's or such natural person's gross negligence or willful misconduct. In no event shall the Bank be liable for losses or delays resulting from force majeure, computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond its reasonable control or for any indirect, special or consequential damages.

         This Agreement shall become effective upon its receipt by the Agent, properly executed by all of the parties hereto.


                                    FIRST UNION COMMERCIAL CORPORATION

                                    By:
                                       -------------------------------
                                    Title:

                                    [LOCKBOX BANK]

                                    By:
                                       -------------------------------
                                    Title:


                                    [BORROWER]

                                    By:
                                       -------------------------------
                                    Title:

                                    EXHIBIT J

                     FORM OF NOTICE OF EXTENSION/CONVERSION


                                                             ___________, 199__


First Union Commercial Corporation,
  as Agent for the Lenders
One First Union Center
301 South College Street, 5th Floor
Charlotte, North Carolina  28288
Attention:  [_______________]

Ladies and Gentlemen:

         The undersigned, Fresh Foods, Inc., a North Carolina corporation (the "Company"), on behalf of itself and the other borrowing entities parties to the Credit Agreement, dated as of June 9, 1998, among the Company, such other Borrowers, certain financial institutions parties thereto, and First Union Commercial Corporation, as agent (together with all modifications, renewals or replacements, the "Credit Agreement"; capitalized terms used herein shall have the meanings given such terms in the Credit Agreement). The Company, on behalf of the Borrowers, hereby gives you notice, irrevocably, pursuant to Section 2.10 of the Credit Agreement that the Borrowers hereby request extensions and/or conversions under the Credit Agreement, and in that connection set forth below the information relating to such extensions and/or conversions (the "Extensions/Conversions") as required by Sections 2.10 of the Credit Agreement:

  ------------------------------------------------------------------------------------------------------------------
                                                                               Interest             Interest
   Borrower           Date of Borrowing                 Amount                   Rate                Period
  ------------------------------------------------------------------------------------------------------------------

   Company                                         $101,616,559.03                                     N/A

  ------------------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------------------

         The Company, on behalf of the Borrowers, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Extension/Conversion:

         (A) the representations and warranties contained in the Credit Agreement and in each other document executed in connection therewith are true and correct in all material respects before and after giving effect to the Extensions/Conversions and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

         (B) no event has occurred and is continuing, or would result from such Extensions/Conversions or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default;

         (C) all of the other conditions to the Extensions/Conversions set forth in Article 2 of the Credit Agreement have been fulfilled; and

         (D) the Extensions/Conversions satisfy all limitations set forth in the Credit Agreement (including, without limitation, availability under the Borrowing Base).

         If notice of these Extensions/Conversions has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.10 of the Credit Agreement.

                                    FRESH FOODS, INC.


                                    By:
                                       -----------------------------------
                                    Title:
                                          --------------------------------

                                    EXHIBIT K

                         FORM OF COMPLIANCE CERTIFICATE

                             [Letterhead of Company]

                                                            ____________, 199__


First Union Commercial Corporation,
  as Agent for the Lenders
One First Union Center
301 South College Street, 5th Floor
Charlotte, North Carolina  28288


Ladies and Gentlemen:

         I hereby certify to you as follows:

         (a) I am the duly elected [Title] of Fresh Foods, Inc., a North Carolina corporation (the "Company"). Capitalized but undefined terms used in this Certificate shall have the meanings assigned to them in the Credit Agreement, dated as of June 9, 1998 (together with all modifications, renewals or replacements, the "Credit Agreement"), among the Company, certain other borrowing entities parties thereto (together with the Company, the "Borrowers"), the financial institutions parties thereto, and you, as Agent.

         (b) I have reviewed the terms of the Credit Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrowers during the immediately preceding [month] [fiscal quarter] [fiscal year].

         (c) The review described in paragraph (b) above did not disclose the existence during or at the end of such period, and I have no knowledge of the existence as of the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as hereinafter set forth. Described in a separate attachment to this Certificate are (i) detailed calculations demonstrating compliance by the Borrowers with the financial covenants contained in Section 8 of the Credit Agreement and (ii) the exceptions, if any, to this paragraph (c) (listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company or applicable Borrower has taken, is taking, or proposes to take with respect to such condition or event).

         I further certify that, based on the review described in paragraph (b) above, neither the Company, any other Borrower nor any of the Subsidiaries at any time during or at the end of such period, except as specifically described in paragraph (k) below, did any of the following:

         (d) Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Credit Agreement.

         (e) Changed the location of its chief executive office, or changed the location of or disposed of any of its assets (other than as permitted under the Credit Agreement) or established any new inventory locations.

         (f) Changed its capital structure (other than as permitted under the Credit Agreement).

         (g) Materially changed the terms upon which it sells goods (including sales on consignment) or provides services, nor has any vendor or trade supplier to any of the Borrowers during or at the end of such month decreased the terms upon which it supplies goods to any of such Borrowers.

         (h) Permitted or suffered to exist any Liens or encumbrances on any of its properties, whether real or personal, other than as specifically permitted in the Credit Agreement.

         (i) Received any notices of any kind from any federal, state or local agency, tribunal or other authority regulating or having responsibility for any environmental matters.

         (j) Became aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of indebtedness for money borrowed by any of the Borrowers or any of the Subsidiaries.

         (k) [List exceptions, if any, to paragraphs (d) through (j) above].

         I further certify that Herth Management, Inc. is not in default or in arrears under any of its indebtedness which is secured by any of the Company's capital stock.

         The foregoing certifications are made and delivered this ____ day of ___________, 199__.


                                    Very truly yours,

                                    FRESH FOODS, INC.


                                    By:
                                       -----------------------------------
                                    Title:
                                           -------------------------------

                                   Schedule A

[set forth evidence of compliance with financial covenants showing the calculations therefor in reasonable detail]

                                    EXHIBIT L

                       FORM OF BORROWING BASE CERTIFICATE

                                    EXHIBIT M

                       FORM OF BORROWER JOINDER AGREEMENT

         THIS BORROWER JOINDER AGREEMENT (the "Agreement"), dated as of , 19__, is by and between ____________ , a ____________(the "Applicant Borrower"), and FIRST UNION COMMERCIAL CORPORATION, in its capacity as Agent (the "Agent") under that certain Credit Agreement (as amended and modified, the "Credit Agreement") dated as of June 9, 1998 by and among Fresh Foods, Inc., a North Carolina corporation and certain related borrowing entities (the "Borrowers"), the Lenders party thereto and the Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

         The Applicant Borrower has indicated its desire to become a Borrower pursuant to the terms of the Credit Agreement.

         Accordingly the Applicant Borrower hereby agrees as follows with the Agent, for the benefit of the Lenders:

         1. The Applicant Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Borrower will be deemed to be a party to the Credit Agreement and a "Borrower" for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Borrower thereunder as if it has executed the Credit Agreement and the other Credit Documents. The Applicant Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and in the Credit Documents, including without limitation (i) all of the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement, as supplemented from time to time in accordance with the term thereof, and (ii) all of the affirmative and negative covenants set forth in Sections 7, 8, and 9 of the Credit Agreement.

         2. The Applicant Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Borrower will be deemed to be a party to the Security Agreement, and shall have all the obligations of an "Obligor" (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Applicant Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the Applicant Borrower hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Applicant Borrower in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Applicant Borrower.

         3. The Applicant Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Borrower will be deemed to be a party to the Pledge Agreement, and shall have all the obligations of a "Pledgor" thereunder as if it had executed the Pledge Agreement. The Applicant Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph 3, the Applicant Borrower hereby pledges and assigns to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Applicant Borrower in and to Pledged Stock (as such term is defined in Section 1 of the Pledge Agreement) and the other Collateral (as such term is defined in
Section 1 of the Pledge Agreement).

         4. The Applicant Borrower acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto, the Pledge Agreement and the schedules and exhibits thereto and the Security Agreement and the schedules and exhibits relating thereto. The information on the Schedules to the Credit Agreement, the Pledge Agreement and the Security Agreement are amended to provide the information shown on the attached Schedule A.

         5. Fresh Foods, Inc. confirms that all of its and its Subsidiaries' obligations under the Credit Agreement are, and upon the Applicant Borrower becoming a Borrower shall continue to be, in full force and effect. Fresh Foods, Inc. further confirms that immediately upon the Applicant Borrower becoming a Borrower the term "Obligations", as used in the Credit Agreement, shall include all Obligations of such Applicant Borrower under the Credit Agreement and under each other Credit Document.

         6. The Applicant Borrower hereby agrees that upon becoming a Borrower it will assume all Obligations of a Borrower as set forth in the Credit Agreement. By its execution of this Agreement, the Applicant Borrower appoints each of __________________, [title] and _________________, [title], of Fresh
Foods, Inc., to be its attorneys ("its Attorneys") and in its name and on its behalf and as its act and deed or otherwise to sign all documents and carry out all such acts as are necessary or appropriate in connection with executing any Notice of Borrowing, Notice of Extension/Conversion or any Borrowing Base Certificate or any security documents (the "Documents") in connection with the Credit Agreement, provided that such Documents are in substantially the form provided therefor in the applicable exhibits thereto. This Power of Attorney shall be valid for the duration of the term of the Credit Agreement. The Applicant Borrower hereby undertakes to ratify everything which either of its Attorneys shall do in order to execute the Documents mentioned herein.

         7. Each of Fresh Foods, Inc. and the Applicant Borrower agrees that at any time and from time to time, upon the written request of the Agent, it will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the purposes of this Agreement.

         8. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

         9. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

         IN WITNESS WHEREOF, the Applicant Borrower has caused this Borrower Joinder Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.


                                    <<APPLICANT BORROWER>>


                                    By:
                                       -----------------------------------

                                    Name:
                                         ---------------------------------

                                    Title:
                                          --------------------------------

                                    FRESH FOODS, INC.


                                    By:
                                       -----------------------------------

                                    Name:
                                         ---------------------------------

                                    Title:
                                          --------------------------------


                                    FIRST UNION COMMERCIAL CORPORATION


                                    By:
                                       -----------------------------------

                                    Name:
                                         ---------------------------------

                                    Title:
                                          --------------------------------

                                   SCHEDULE A
                                       to
                           Borrower Joinder Agreement

                         Schedules to Credit Agreement
                      -----------------------------------
                          (to be updated as necessary)



                      Schedule 1(b) to Security Agreement
                      -----------------------------------
                             Intellectual Property



                      Schedule 3(a) to Security Agreement
                      -----------------------------------
                             Chief Executive Office



                      Schedule 3(b) to Security Agreement
                      -----------------------------------
                             Location of Collateral



                      Schedule 3(c) to Security Agreement
                      -----------------------------------
                      Mergers, Consolidations, Changes in
                         Structure or Use of Tradenames



                         Schedule 1 to Pledge Agreement
                      -----------------------------------
                                 Pledged Stock

                                    EXHIBIT N


                          FORM OF MORTGAGEE LIEN WAIVER


MORTGAGEE WAIVER
[DEBTOR OWNED REAL ESTATE]

         WHEREAS, FIRST UNION COMMERCIAL CORPORATION (the "Agent"), has or is about to enter into certain financing agreements with FRESH FOODS, INC., a North Carolina corporation (the "Company") and [SUBSIDIARY BORROWER] (the "Subsidiary Borrower") pursuant to which the Agent has been or may be granted a security interest in any or all of [Company's] [Subsidiary Borrower's] personal property including, but not limited to, [Company's] [Subsidiary Borrower's] inventory (hereinafter "Personal Property") and,

         WHEREAS, the Personal Property has or may become affixed to or be located on, wholly or in part, the certain real estate located at ___________________________________, the legal description of which is (include metes and bounds, lot and block, range and section):

SEE EXHIBIT A ANNEXED HERETO AND MADE A PART HEREOF

(hereinafter "Premises") and,

         WHEREAS, the undersigned has an interest in the Premises as mortgagee,

         NOW, THEREFORE, in consideration of any financial accommodation extended by the Agent to [Company] [Subsidiary Borrower], at any time, and other good and valuable consideration, the undersigned agrees as follows:

         (a) That it waives and relinquishes any lien, all rights of levy or distraint, security interest or other interest the undersigned may now or hereafter have in any of the Personal Property;

         (b) That the Personal Property may be installed in or located on the Premises and the undersigned agrees that the Personal Property is not and shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property;

         (c) That it disclaims any interest in the Personal Property and agrees to assert no claim to the Personal Property while [Company] [Subsidiary Borrower] is indebted to Lenders;

         (d) That Lenders or their representatives may enter upon the Premises at any time to inspect or remove the Personal Property, and may advertise or conduct a public or private auction thereon;

         (e) That Lenders, at their option, may enter the Premises for the purpose of repossessing, removing, selling or otherwise dealing with said Personal Property, and such license shall be irrevocable and shall continue without charge from the date Lenders enter the Premises for as long as Lenders deem necessary but not to exceed a period of 90 days after the receipt by Lenders of written notice by the undersigned directing removal of the Personal Property. Lenders may, subsequent to the 90 day period, remain on said Premises for an additional period not to exceed 180 days at a rental equal to the interest owed the undersigned by the [Company] [Subsidiary Borrower] relating to such Premises (at the rate prior to any default by the [Company] [Subsidiary Borrower]), prorated on a per diem basis to be determined on a 30 day month, without incurring any other obligations of [Company] [Subsidiary Borrower];

         (f) The undersigned agrees to give notice in writing by certified or registered mail of any default by [Company] [Subsidiary Borrower] of any of the provisions of the mortgage or deed of trust upon the premises held by the undersigned, as the case may be to:

         Agent:   First Union Commercial Corporation
                  One First Union Center
                  301 South College Street, 5th Floor
                  Charlotte, NC  28288
                  Attention:  [__________]
                  Telephone: (704) [_______]
                  Facsimile: (704) [_______]

Upon receipt of said notice, Lenders shall thereupon have the right, but not the obligation, to cure said default within any cure period available to [Company] [Subsidiary Borrower], and within 10 days thereafter. Any payment made or act done by Lenders to cure any such default shall not constitute an assumption of any obligations of [Company] [Subsidiary Borrower].

This waiver may not be changed or terminated orally and is binding upon the undersigned and the heirs, personal representatives, successors and assigns of the undersigned and inures to the benefit of the Lenders and the successors and assigns of Lenders.

Dated this ___ day of June, 1998.

WITNESSED BY:                       MORTGAGEE:

                                    ----------------------------------

                                    By:
                                       -------------------------------

                                    Title:
                                          ----------------------------

                                    Address:

CORPORATE ACKNOWLEDGMENT

STATE OF
        ------------------------

COUNTY OF
          ----------------------

         Personally appeared before me, the undersigned a Notary Public in and for said State and County aforesaid, _____________________________, who acknowledged himself to be, the __________________________________ of
_____________________, a corporation and as such officer duly authorized and empowered to execute the above instrument for and on behalf of the said corporation for the consideration, uses and purposes therein specified.

         WITNESS my hand and Notarial Seal at office this ___ day of June, 1998.


                                    -----------------------------------
                                    NOTARY PUBLIC

My Commission Expires:

---------------------

                                  SCHEDULE 1.1A

                             LENDERS AND COMMITMENTS


                                                         REVOLVING
                                 REVOLVING                CREDIT                   LETTER OF
                                   CREDIT               COMMITMENT                   CREDIT
LENDER                           COMMITMENT             PERCENTAGE                 COMMITMENT
------                           ----------             ----------                 ----------
First Union Commercial          $22,500,000              30.00001%                 $3,000,000
Corporation

American National Bank &        $17,500,000              23.33333%
Trust Company

National City Bank              $17,500,000              23.33333%

NationsBank, N.A.               $17,500,000              23.33333%


TOTAL                           $75,000,000             100.00000%                 $3,000,000

                                 SCHEDULE 1.1B

                               CLOSING CONDITIONS

The obligation of each Lender to make Revolving Loans and/or of the Issuing Bank to issue Letters of Credit shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent:

         1. Executed Credit Documents. Receipt by the Agent of duly executed copies of:

            (a)   this Credit Agreement;

            (b)   the Revolving Notes;

            (c)   the Security Documents; and

            (d)   all other Credit Documents,

         each in form and substance acceptable to the Lenders in their sole discretion.

         2. Corporate Documents.  Receipt by the Agent of the following:

            (a) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Borrower to be true and correct as of the Closing Date.

            (b) Bylaws. A copy of the bylaws of each Borrower certified by a secretary or assistant secretary of such Borrower to be true and correct as of the Closing Date.

            (c) Resolutions. Copies of resolutions of the Board of Directors of each Borrower approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Borrower to be true and correct and in force and effect as of the Closing Date.

            (d) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to each Borrower certified as of a recent date by the appropriate governmental authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (ii) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

            (e) Incumbency. An incumbency certificate of each Borrower certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

         3. Financial Statements. Receipt by the Agent and the Lenders of the financial statements and the accountants' unqualified opinion and management letter prepared in connection therewith described in Section 6.6 of the Credit Agreement and such other information relating to the Borrowers as the Agent may reasonably require in connection with the structuring and syndication of credit facilities of the type described herein. The Borrowers shall certify as of the Closing Date that such financial statements have been prepared in accordance with the books and records of the Borrowers and fairly present in all material respects the financial condition of each of the Borrowers (including the Pierre Foods Division) at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnote disclosures ), and such financial statements have been prepared in conformity with GAAP consistently applied throughout the periods involved.

      4. Opinions of Counsel. Receipt by the Agent of an opinion, or opinions (which shall cover, among other things, authority, legality, validity, binding effect, enforceability and attachment and perfection of liens), satisfactory to the Agent, addressed to the Agent and the Lenders and dated the Closing Date, from legal counsel to the Borrowers.

      5. Environmental Reports. Receipt by the Agent in form and substance satisfactory to it of the environmental assessment reports and related documents prepared in connection with the Real Estate.

      6. Personal Property Collateral. The Agent shall have received:

            (a) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Borrower and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

            (b) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral;

            (c) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral;

            (d) all stock certificates evidencing the Capital Stock pledged to the Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto;

            (e) such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral;

            (f) all instruments and chattel paper in the possession of any of the Borrowers, together with allonges or assignments as may be necessary or appropriate to perfect the Agent's security interest in the Collateral to the extent required under the Security Agreement; and

            (g) duly executed consents as are necessary, in the Agent's sole discretion, to perfect the Lenders' security interest in the Collateral.

      7. Real Property Collateral. Receipt by Lender of the following:

            a. Fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each, as the same may be amended, modified, restated or supplemented from time to time, a and collectively the "Mortgage Instruments") encumbering the fee interest of Borrowers in each real property asset designated in Schedule 6.19 (each a "Mortgaged Property" and collectively the "Mortgaged Properties".

            b. A title report obtained by Borrower in respect of each of the Mortgaged Properties.

            c. Lender shall have received, and the title insurance company issuing the title policies (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the real property covered by the Mortgage Instruments certified to Lender and the Title Insurance Company in a manner reasonably satisfactory to each of Lender and the Title Insurance Company, dated a date reasonably satisfactory to Lender and the Title Insurance Company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be made in accordance with standards that enable the Title Insurance Company to issue the title policies without exception for "Survey matters", except for matters as are reasonably acceptable to Lender.

            d. ALTA mortgagee title insurance policies issued by Chicago Title Insurance Company (the "Mortgage Policies"), in amounts not less than the respective amounts designated in Schedule 6.19 with respect to any particular Mortgaged Property, assuring Lender that each of the Mortgage Instruments creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policies shall be in form and substance reasonably satisfactory to Lender and shall provide for affirmative insurance and such reinsurance as Lender may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Lender.

            e. Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (i) any Mortgaged Property (a "Flood Hazard Property") is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and (ii) the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program.

            f. If there are any Flood Hazard Properties, Borrower's written acknowledgment of receipt of written notification from Lender (i) as to the existence of each such Flood Hazard Property and (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program.

            g. Evidence satisfactory to Lender that each of the Mortgaged Properties, and the uses of the Mortgaged Properties, are in compliance in all material respects with all applicable laws, regulations and ordinances including without limitation health and environmental protection laws, erosion control ordinances, storm drainage control laws, doing business and/or licensing laws, zoning laws (the evidence submitted as to zoning should include the zoning designation made for each of the Mortgaged Properties, the permitted uses of each such Mortgaged Property under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks) and laws regarding access and facilities for disabled persons.

            h. Duly executed UCC fixture financing statements for each Mortgaged Property to be filed in the appropriate jurisdiction as is necessary, in Lender's sole discretion, to perfect Lender's lien on such Mortgaged Property.

            i. Real estate appraisals for each Mortgaged Property satisfactory in form and substance to the Agent.

      8. Priority of Liens. The Agent shall have received satisfactory evidence that (a) the Agent, on behalf of the Lenders, holds a perfected, first priority Lien on all Collateral (subject to clause (b)) and (b) none of the Collateral is subject to any other Liens other than Permitted Liens.

      9. Equipment Appraisals. The Agent shall have received and approved appraisals of the Equipment prepared by each of the appraisers listed on
Schedule 1.1(G) to the Credit Agreement. ------

      10. Opening Borrowing Base Certificate. Receipt by the Agent of a Borrowing Base Certificate as of the Closing Date, substantially in the form of Exhibit L, certified by the chief financial officer of the Company to be true and correct as of the Closing Date and demonstrating availability of Loans permitted to be borrowed under the Credit Agreement, after giving effect to the Acquisition of the Pierre Foods Division and the Loans made on the Closing Date, of at least $17,000,000.

      11. Evidence of Insurance. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Borrowers evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as loss payee on behalf of the Lenders and as additional insured.

      12. Corporate Structure. The corporate capital and ownership structure of the Company and its Subsidiaries shall be as described in Schedule 6.9.

      13. Subordinated Debt. (a) the Company shall have issued the Subordinated Debt and such which shall contain subordination provisions satisfactory to the Agent, (b) the Agent shall have received a copy, certified by an officer of the Company as true and complete, of the indenture governing the Subordinated Debt as originally executed and delivered, and no amendment or modification thereof shall have been entered into on or prior to the Closing Date which shall not have been approved by each of the Lenders and (c) the Borrowers shall have received gross cash proceeds from the issuance of the Subordinated Debt in an aggregate principal amount of $100,000,000.

      14. Consents. Receipt by the Agent of evidence that all governmental, shareholder and third party consents and approvals, if any, required in connection with the financings and other transactions contemplated by the Credit Agreement and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Agent could have such effect.

      15. Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against a Borrower that could reasonably be expected to have a Material Adverse Effect.

      16. Other Indebtedness. Receipt by the Agent of evidence that, after giving effect to the making of the Revolving Loans made on the Closing Date, the Borrowers shall have no Funded Indebtedness other than the Indebtedness under
(a) the Credit Documents, and (b) the Subordinated Debt.

      17. Solvency Certificate. Receipt by the Agent of an officer's certificate for each Borrower prepared by the chief financial officer of each such Borrower as to the financial condition, solvency and related matters of each such Borrower, in each case after giving effect to the initial borrowings under the Credit Documents, in substantially the form of Exhibit C hereto.

      18. Officer's Certificates. The Agent shall have received a certificate or certificates executed by an Executive Officer of the Company as of the Closing Date stating that (a) each Borrower is in compliance with all existing financial obligations, (b) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (c) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Borrower or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, (d) the transactions contemplated by the Separation Agreement have been consummated in accordance with the terms thereof and (e) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (i) each of the Borrowers is solvent, (ii) no Default or Event of Default exists, (iii) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (iv) the Borrowers are in compliance with each of the financial covenants set forth in Section 8.

      19. Fees and Expenses. Payment by the Borrowers of all fees and expenses owed by them to the Lenders and the Agent, including, without limitation, payment to the Agent of the fees set forth in the Fee Letter.

      20. Sources and Uses; Payment Instructions. Receipt by the Agent of (a) a statement of sources and uses of funds covering all payments reasonably expected to be made by the Company in connection with the transactions contemplated by the Credit Documents to be consummated on the Closing Date, including an itemized estimate of all fees, expenses and other closing costs and (b) payment instructions with respect to each wire transfer to be made by the Agent on behalf of the Lenders or the Company or the Subsidiary Borrower on the Closing Date setting forth the amount of such transfer, the purpose of such transfer, the name and number of the account to which such transfer is to be made, the name and ABA number of the bank or other financial institution where such account is located and the name and telephone number of an individual that can be contacted to confirm receipt of such transfer.

      21. Purchase Agreement. There shall not have been any material modification, amendment, supplement or waiver to the Purchase Agreement without the prior written consent of the Agent, including, but not limited to, any modification, amendment, supplement or waiver relating to the amount or type of consideration to be paid in connection with the Acquisition of the Pierre Foods Division and the contents of all disclosure schedules and exhibits, and the Acquisition of the Pierre Foods Division shall have been consummated in accordance with the terms of the Purchase Agreement (without waiver of any conditions precedent to the obligations of the buyer thereunder). The Agent shall have received the final Purchase Agreement, together with all exhibits and schedules thereto, certified by an officer of the Company.

      22. Year 2000 Compliance. Receipt by the Agent of the Company's plan to assure that its computer-based systems will be able to operate and effectively process data including dates on and after January 1, 2000.

      23. Regulatory Compliance. Receipt by the Agent of copies of the Company's licenses from applicable federal, state and local regulatory agencies.

      24. Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Borrowers.

      The documents referred to in this Schedule shall be delivered to the Agent and the Lenders no later than the Closing Date. The certificates and opinions referred to in this Schedule shall be dated the Closing Date and shall be satisfactory in all material respects to the Agent and the Lenders.

                                  SCHEDULE 1.1C

                                      LIENS


Lienor                              Equipment
------                              ---------

Waldorf Corporation                 One (1) Adco Cavity Load Cartoner
                                    Two (2) Waldorf Hot Melt Midget Sealers
                                    One (1) Adco Top Loading Cartoner

Refco Investments Inc.              Two (2) Waldorf Hoerner Cartoners


The Catawba County Industrial Facilities and Pollution Control Financing Authority $4,000,000 1992 Industrial Revenue Bond (WSMP, Inc. Project), First Union National Bank of North Carolina, Trustee, with a balance of $2,352,132.43, will be paid in full at closing, but the lien will not be released for up to 30 days after payoff.


The following are liens of record which may apply to Pierre Foods, LLC assets and which will be released post-closing by Tyson Foods, Inc. or Hudson Foods, Inc., as applicable:

Lienor                              Equipment
------                              ---------

Shawmut Bank N.A.                   Automatic finished frozen patty stacker

BOT Financial Corporation           Rheon sandwich line
                                    Formax patty forming and shaping plates

IBM Corp.                           IBM equipment


In addition, all of the lessors with whom the Borrowers have capital leases have filed security interests in the leased machinery and equipment. See
Schedule 1.1D, Indebtedness.

                                  SCHEDULE 1.1D

                                  INDEBTEDNESS


                                                             Principal Balance
                                                             as of June 9, 1998
                                                             ------------------
Creditor
--------

Western Steer of North Carolina, Inc.                           $  700,000
Davidson Foods, Inc.                                               100,000
Industrial Revenue Bonds                                         2,352,132

Capital Lease Lessor
--------------------

CITIF                                                               92,881
Siemens Credit                                                      45,420
Amplicon Financial                                                 227,992
Hudson Foods                                                        29,702
Textron Financial #1                                               219,086
Textron Financial #2                                                28,509
Capital Associates                                                 439,456

The Borrowers also have two unsecured letters of credit. See Schedule 1.1H, Unsecured Letters of Credit.

                                  SCHEDULE 1.1E

                                   INVESTMENTS


Money Fund Account with J.C. Bradford & Company. Balance as of May 31, 1998 was $213,874.

                                  SCHEDULE 1.1F

                               CORPORATE STRUCTURE


         Fresh Foods, Inc. has begun a project to simplify its corporate structure and to obtain state tax savings through reorganization.

         The Company's structure in the past has been one with all operations in Fresh Foods, Inc. - food processing, ham-curing and restaurant operations. A group of 14 subsidiaries (11 of which are wholly owned) was created over the years by acquisitions and joint ventures and to hold restaurant real estate in other states.

         The reorganization will result in four principal subsidiaries:

         1) Pierre Foods, LLC ("Pierre"). Pierre will own the Company's headquarters and manufacturing facilities and will operate the Company's Claremont and Cincinnati-based food processing business.

         2) Mom `n' Pop's Country Ham, LLC ("MPCH"). MPCH will operate the Company's ham-curing business. It will lease the facility where it conducts its ham-curing operations from Pierre.

         3) Claremont Restaurant Group, LLC ("CRG"). CRG will hold the Company's restaurant properties and operate the Company's restaurants. All 14 presently-existing subsidiaries will be merged into CRG.

         4) Fresh Foods Properties, LLC ("FFP"). FFP will hold the Company's manufacturing-related intellectual property and will license such intellectual property to FFNC and MPCH.

         Fresh Foods, Inc. acquired Sagebrush, Inc. and its subsidiaries in January, 1998. Sagebrush, Inc. has its own state tax-planned corporate structure. Sagebrush, Inc. owns Virginia restaurant properties and has three principal restaurant subsidiaries: (1) Sagebrush of South Carolina, LLC, which owns all South Carolina restaurant properties, (2) Sagebrush of North Carolina, LLC, which owns all North Carolina restaurant properties, and (3) Sagebrush of Tennessee, LP, which owns all Tennessee restaurant properties. Sagebrush also owns Chardent, Inc., a Delaware captive finance corporation, and Spicewood, Inc., a Delaware corporation which serves as the limited partner of Sagebrush of Tennessee, LP.

         The Company plans to merge Sagebrush, Inc. into CRG, which will result in its restaurant properties being held as follows:

North Carolina Sagebrush restaurants:          Sagebrush of North Carolina, LLC
South Carolina Sagebrush restaurants:          Sagebrush of South Carolina, LLC
Tennessee Sagebrush restaurants:               Sagebrush of Tennessee, LP
Virginia Sagebrush restaurants:                CRG
Florida real estate:                           Fresh Foods, Inc.
Other restaurants and restaurant properties:   CRG

         The Company anticipates that (i) FFNC and MPCH will issue promissory notes to Fresh Foods, Inc. as dividends, (ii) upon merger into CRG, the 14 original subsidiaries will issue promissory notes to Fresh Foods, Inc. as dividends, (iii) the Sagebrush subsidiaries will issue promissory notes to CRG as dividends, and (iv) Fresh Foods, Inc. and CRG will contribute these promissory notes as capital to the captive finance company, Chardent, Inc. All promissory notes will secured by the assets of the entity issuing the notes.

         At present, all four proposed subsidiaries of Fresh Foods, Inc. (plus a fifth, Fresh Foods Sales, LLC) have been formed. The mergers discussed above have not yet been consummated.

                            [ORGANIZATIONAL CHART OF
                             FRESH FOODS, INC. AND
                            SUBSIDIARIES -- OMITTED]

                                  SCHEDULE 1.1G

                              EQUIPMENT APPRAISALS


Machinery and equipment located at Cincinnati facility             $6,413,025
Machinery and equipment located at Claremont facility               3,407,615

                                  SCHEDULE 1.1H

                           UNSECURED LETTERS OF CREDIT


1.        People's Bank for $450,000
2.        People's Bank for $700,000

                                  SCHEDULE 6.1

                          JURISDICTIONS OF ORGANIZATION


                                                                       States where Qualified to do
                                            State of                   Business as a Foreign
Entity                                      Organization               Corporation or LLC

Brunswick Associates, Inc.                  Georgia                    North Carolina

Claremont Restaurant Group, LLC             North Carolina             None

Elloree Foods, Inc.                         South Carolina             North Carolina

Fresh Foods, Inc.                           North Carolina             None

Fresh Foods Properties, LLC                 North Carolina             None

Georgia Buffet Restaurants, Inc.            Georgia                    North Carolina

Knoxville Foods, Inc.                       Tennessee                  North Carolina

Mom `n' Pop's Country Ham, LLC              North Carolina             None

Oak Ridge Foods, Inc.                       Tennessee                  North Carolina

Sagebrush, Inc.                             North Carolina             Virginia, Tennessee

Sagebrush of Sevierville, Inc.              Tennessee                  North Carolina

Sagebrush of Tennessee, LP                  Tennessee                  North Carolina

Seven Stars, Inc.                           Maryland                   North Carolina

St. Augustine Foods, Inc.                   Florida                    North Carolina

Tennessee WSMP, Inc.                        Tennessee                  North Carolina

Virginia WSMP, Inc.                         Virginia                   North Carolina

Chardent, Inc.                              Delaware                   North Carolina

D & S Food Systems, LLC                     Georgia                    North Carolina

Pierre Foods, LLC                           North Carolina             Ohio, New Hampshire

Georgia WSMP, Inc.                          Georgia                    North Carolina

Kingsport Foods, Inc.                       Tennessee                  North Carolina

Matthews Prime Sirloin, Inc.                North Carolina             None

Naples Foods, Inc.                          Florida                    North Carolina, Georgia

Prime Sirloin, Inc.                         Tennessee                  North Carolina

Sagebrush of North Carolina, LLC            North Carolina             None

Sagebrush of South Carolina, LLC            South Carolina             North Carolina

Spicewood, Inc.                             Delaware                   North Carolina

South Carolina WSMP, Inc.                   South Carolina             North Carolina

Sunshine WSMP, Inc.                         Florida                    North Carolina

Tumbleweed of Pigeon Forge, Inc.            Tennessee                  North Carolina

Fresh Foods Sales, LLC                      North Carolina             None

Greenville Foods Systems,                   North Carolina             None
  Incorporated

Sagebrush DTN, Inc.                         Tennessee                  North Carolina

                                  SCHEDULE 6.7

                              COLLATERAL LOCATIONS

(i) The name and address of each warehouseman, filler, processor and packer at which Pierre Foods, LLC stores Inventory is as follows:

         Name                                                          Address
         ----                                                          -------

         Cincinnati Freezer                                            2881 E. Sharon Road
                                                                       Cincinnati, OH 45241

         Buckles Warehouse Ohio                                        11880 Enterprise Avenue
                                                                       Cincinnati, OH 45241

         Cicom/Cincinnati Commercial CS                                Unknown

         Cloverleaf Cold Storage                                       3110 Homeward Way
                                                                       Fairfield, OH 45018-0550

         CS Integrated LLC                                             2750 Orbitor Drive
                                                                       Brea, CA 92621

         CS Integrated LLC                                             325 Blake Road North
                                                                       Hopkins, MN 55343-8209

         US Cold Storage Campbell                                      4302 South 30th Street
                                                                       Omaha, NE 68107

         CS Integrated LLC                                             8 Lee Boulevard
                                                                       Malvern, PA 19355

         Wash. Whslrs                                                  999 Montague Expressway
                                                                       Milpitas, CA 95035

         Costco Whlsle Consignment Center                              7635 Cent. Industrial Drive, #18
                                                                       Riviera Beach, FL 33404

         US Cold Storage/Dallas Sams                                   3300 East Park Row
                                                                       Arlington, TX 76010

         United Refrig. (Westgate)/Sams                                1740 A. Westgate Parkway
                                                                       Atlanta, GA 30336

         Henderson C.S./Sams Las Vegas                                 830 Horizon Drive
                                                                       Henderson, NV 80-14


           Trenton Cold Storage Limited                                P.O. Box 100
                                                                       Trenton Ontario CN K8V 5R1

           K & N Distribution/Price Costco                             601 S. W. 7th
                                                                       Renton, WA 98055

           Polar Cold Storage                                          3776 Taylorsville Highway
                                                                       Statesville, NC 28625

           United Refrigerated/Sams Indy                               3320 S. Arlington Avenue
                                                                       Indianapolis, IN 46203

           Wiscold, Inc./Sams Rochelle                                 600 Wiscold Drive
                                                                       Rochelle, IL 61068

           Columbia Farms/Price Costco                                 16 Sutton Road
                                                                       Webster, MA 01570

           Burris Maryland/Price Costco                                Rte 313 N. Federalsburg Road
                                                                       Federalsburg, MD 21632

           Jay D.C.S./Oregon Commodity                                 8830 Southeast Herbert Court
                                                                       Clackamas, OR 97015

           Nordic C.S./Price Costco                                    647 Occidental Avenue South
                                                                       Seattle, WA 98104

           Mirlo/Washington Wholesales                                 11600 Riverside Dr. `B'
                                                                       Mira Loma, CA 91752

           C & S Wholesale Grocers/BJ's                                Old Ferry Road
                                                                       Brattleboro, VT 05301

           Commodity/Surplus District                                  12 Hills Avenue
                                                                       Concorde, NH 03301-4899

           United Refrig./Sams Leesport                                RD #2 Orchard Lane
                                                                       Leesport, PA 19533

           PFS Miami/Cost-U-Less                                       501 NE 183rd Street
                                                                       Miami, FL 33269

           Interstate Distribution                                     110 Distribution Drive
                                                                       Hamilton, OH 45014

           PFS West Sacramento                                         P.O. Box 1325
                                                                       West Sacramento, CA 95691


           Security Capital Industrial Trust                           4770 Interstate Drive
                                                                       Cincinnati, OH 45246

           The name and address of each warehouseman, filler, processor and packer at which Fresh Foods, Inc. stores Inventory is as follows:

           Polar Cold Storage                                          3736 Taylorsville Highway
                                                                       Statesville, NC 28625


(ii) The chief executive offices of all Borrowers and Subsidiaries are located at One WSMP Drive, Claremont, North Carolina 28610.

(iii) The books and accounts of the Borrowers and each of their Subsidiaries are kept at One WSMP Drive, Claremont, North Carolina 28610. Pierre Foods, LLC also maintains books and accounts at 9990 Princeton Road, Cincinnati, OH 45246.

         Also see Schedule 6.19, Real Estate for a listing of additional jurisdictions in which the Borrowers and its Subsidiaries have assets, equipment and inventory.

                                  SCHEDULE 6.8

                            FICTITIOUS BUSINESS NAMES

Mom `n' Pop's
Mom `n' Pop's Smokehouse
Mom `n' Pop's Buffet & Bakery
Mom `n' Pop's Country Biscuits
Mom `n' Pop's Retail Outlets
Mom `n' Pop's Country Collections
Mom `n' Pop's Racing
Mom `n' Pop's Ham House
Mom `n' Pop's Bakery
Mom `n' Pop's Bakery - WSMP, Inc.
Mom `n' Pop's Bakery #18
Mom `n' Pop's Country Ham
Western Steer Family Steakhouse
Western Steer Steaks, Buffet & Bakery
WSMP, Inc.
WSMP, Inc. #9
WSMP, Inc. #18
WSMP, Inc. - Manufacturing
WSMP/Mom `n' Pop's
WSMP - Smokehouse Division
WSMP, Inc. DBA - Mom `n' Pop's Smokehouse
Bennett's Smokehouse & Saloon
Bennett's Barbeque
Bennett's Pit Bar-B-Que
Bennett's
Bennett's Catering
Prime Sirloin Steak & Buffet
Prime Sirloin Steaks, Buffet & Bakery
Prime Sirloin
Prime Sirloin of (location)
Western Steer Mom `n' Pop's
Mom's Kitchen
WSMP Real Estate
Sagebrush
Sagebrush Steakhouse & Saloon

Pierre Foods, LLC used the following names prior to its acquisition by Fresh Foods, Inc:
Hudson Foods
Pierre Frozen Foods, a division of Hudson Foods
Hudson Specialty Foods
Pierre
Hudson
Pierre Foods

                                  SCHEDULE 6.9

                                  SUBSIDIARIES


Brunswick Associates, Inc.
Claremont Restaurant Group, LLC
Elloree Foods, Inc.
Fresh Foods Properties, LLC
Georgia Buffet Restaurants, Inc.
Knoxville Foods, Inc.
Mom `n' Pop's Country Ham, LLC
Oak Ridge Foods, Inc.
Sagebrush, Inc.
Sagebrush of Sevierville, Inc.
Sagebrush of Tennessee, LP
Seven Stars, Inc.
St. Augustine Foods, Inc.
Tennessee WSMP, Inc.
Virginia WSMP, Inc.
Chardent, Inc.
D & S Food Systems, LLC
Pierre Foods, LLC
Georgia WSMP, Inc.
Kingsport Foods, Inc.
Matthews Prime Sirloin, Inc.
Naples Foods, Inc.
Prime Sirloin, Inc.
Sagebrush of North Carolina, LLC
Sagebrush of South Carolina, LLC
Spicewood, Inc.
South Carolina WSMP, Inc.
Sunshine WSMP, Inc.
Tumbleweed of Pigeon Forge, Inc.
Fresh Foods Sales, LLC
Greenville Food Systems, Incorporated
Sagebrush DTN, Inc.

                                  SCHEDULE 6.10

                                   LITIGATION


None

                                  SCHEDULE 6.14

                                      ERISA

Fresh Foods Employee Health Plan
WSMP Flexible Benefits Plan
Fresh Foods Employee Stock Purchase Plan
WSMP 401(k) Profit Sharing Plan
Pierre Foods 401(k) Profit Sharing Plan
Pierre Foods Life Insurance AD&D Plan
Pierre Foods Short and Long-Term Disability Plan
Pierre Foods Business Travel Insurance Plan
Hudson Foods Employee Health, Medical and Dental Plan

                                  SCHEDULE 6.15

                            ENVIRONMENTAL DISCLOSURES


1. Prior to 1996, the Claremont facility was subject to surcharges for its level of BODs in discharges to a municipal sewer. The facility installed sewage pretreatment equipment to prevent such discharges.

2. The Pierre facility, in accordance with its county-issued industrial pretreatment permit, is currently paying a surcharge of approximately $67,000 per year for its level of BODs in discharge of waste water to a municipal sewer.

                                  SCHEDULE 6.17

                              INTELLECTUAL PROPERTY


                                                                                      Registration         Issue
Trademark                                                      Type                       No.               Date
---------                                                     -------                 -------------       --------

Breakfast on the Go!                                          federal                   2,005,805         10/08/96
Cafe Pierre                                                   federal                   1,876,055         01/24/95
Cafeteria Adventures                                          federal                   1,797,362         10/05/93
Commodity Magic                                               federal                   1,331,238         04/16/85
Dine `n With                                                  federal                   1,912,699         08/15/95
Fast Choice                                                   federal                   2,052,455         04/15/97
French Toast Boat                                             federal                   1,554,935         09/05/89
French Toast Boat & Design                                    federal                   1,626,155         12/04/90
Global Grill                                                  federal                   2,112,383         11/11/97
GoldDiggers                                                   federal                   1,121,101         06/26/79
Hot Diggity Subs                                              federal                   1,388,435         04/01/86
Hot Diggity Subs & Design                                     federal                   1,387,648         03/25/86
Lean Magic                                                    federal                   1,677,773         03/03/92
Like Mom's & Design                                           federal                   1,517,327         12/20/88
Link-N-Dog                                                    federal                   1,917,400         09/05/95
Micro-Wiches                                                  federal                   1,505,035         09/20/88
Pierre & Design                                               state (Ohio)                 TM7315         05/22/86
Pierre Classics                                               federal                   2,052,456         04/15/97
Pierre Main Street Diner                                      federal                   2,016,292         11/12/96
Pizza Parlor Sandwich                                         federal                   1,270,140         03/13/84
Pizza Parlor Sandwich                                         federal                   1,642,199         04/23/91
Pizza Parlor Sub                                              federal                   1,926,623         10/10/95
Quick-Wiches                                                  federal                   1,784,320         07/27/93
Rib-B-Q                                                       federal                   1,257,730         11/15/83
Rib-B-Q                                                       federal                   1,270,954         03/20/84
Rib-B-Q                                                       federal                   1,598,832         05/29/90
Rib-B-Q & Design                                              federal                   1,276,424         05/01/84
Rib-B-Q & Design                                              federal                   1,275,419         04/24/84
Rib-B-Q & Design                                              foreign (Canada)            305,056         07/19/85
Rib-B-Q                                                       foreign (Canada)            305,055         07/19/85
Saus-A-Rage                                                   federal                   1,928,706         10/17/95
Tastes of the World Logo (copyright)                                                    VA613-418         12/16/93
Two-Fers                                                      federal                   1,505,013         09/20/88
Two-Fers                                                      federal                   1,599,764         06/05/90
Villa Cinti                                                   federal                   1,772,497         05/18/93
Wonderbites                                                   federal                   1,781,595         07/13/98

                                                                                      Registration         Issue
Trademark                                                      Type                       No.               Date
---------                                                     -------                 -------------       --------

Mom `n' Pop's Buffet & Bakery and Design                      federal                   1,802,454         11/02/93
Western Steer Steaks Buffet Bakery
     and Design                                               federal                   1,773,290         05/25/93
Western Steer Family Retaurant
     and Design                                               federal                   1,674,648         02/04/92
Western Steer and Design                                      federal                   1,626,425         12/04/90
Mom `n' Pop's Country Store and
     Restaurant                                               federal                   1,460,268         10/06/87
Mom `n' Pop's Country Store and
     Restaurant                                               federal                   1,460,250         10/06/87
All-American Food Bar                                         federal                   1,436,858         04/14/87
For an All-American Family Meal                               federal                   1,428,857         02/10/87
Western Steer Family Steakhouse                               federal                   1,403,394         07/29/86
Western Steer                                                 federal                   1,391,171         04/22/86
Mom `n' Pop's and Design                                      federal                   1,346,951         07/02/85
Mom `n' Pop's and Design                                      federal                   1,346,950         07/02/85
Steer and Design                                              federal                   1,384,755         02/25/86
Design Only                                                   federal                   1,333,815         04/30/85
Steerburger                                                   federal                   1,343,067         06/18/85
Super Stuffed                                                 federal                   1,364,706         10/08/85
Western Steer Family Steakhouse and
     Design                                                   federal                   1,322,741         02/26/85
Mom `n' Pop's and Design                                      federal                   1,341,238         06/11/85
Mom `n' Pop's and Design                                      federal                   1,335,749         05/14/85
Mom `n' Pop's                                                 federal                   1,341,236         06/11/85
`Fluffy' and Design                                           federal                   1,272,996         04/03/84
Little Richard the Western Steer
     WS and Design                                            federal                   1,179,634         11/24/81
Design Only                                                   federal                   1,214,411         10/26/82
Waltzing Matilda                                              federal                   1,165,051         08/11/81
Mom's Kitchen                                                 federal                   1,146,516         01/27/81
Mom `n' Pop's and Design                                      federal                   1,095,528         07/04/78
Mom `n' Pop's and Design                                      federal                   1,095,364         07/04/78
Mom `n' Pop's                                                 federal                   1,065,988         05/17/77
Mom `n' Pop's                                                 federal                   1,071,065         08/09/77
Western Steer Family Steakhouse                               federal                   1,068,735         06/28/77
Fast Choice                                                   federal                   2,152,895         [need date]
Rib-B-Q and Design                                            federal                   2,132,710         [need date]
Sagebrush Steakhouse & Saloon                                 federal                   1,743,755         12/29/92
[Others from Eric Fingerhut]

                                                                                       Application         Serial
Pending Trademark Applications                           Type                             Date               No.
------------------------------                           ----                          -----------         -------
H.E.L.P.S. Healthcare Entree
      Low Prep Selections                            federal                            11/19/97          75/392520
Pierre & Design                                      foreign (Mexico)
Pierre                                               foreign (Mexico)
Rib-B-Q & Design                                     foreign (Japan)                                      34095/89
Rib-B-Q & Design                                     foreign (Mexico)
Rib-B-Q                                              foreign (Japan)                                      34094/89
Rib-B-Q                                              foreign (Mexico)
Boomerang                                            federal                            06/14/90          75-119,119
Quick Classics                                       federal                            02/26/90          74-032,512


Patents:
--------

Exclusive, royalty-free, worldwide and perpetual patent license to be granted by Hudson Foods, Inc. on June 9, 1998 in the invention entitled "Process for Preparing Pureed Meat Products" set forth in an application for United States Letters Patent, Serial No. 08/959,485 recorded in the U.S. Patent and Trademark Office on October 10, 1997, and which was assigned to Hudson Foods, Inc. by Assignment dated October 16, 1997 recorded in the U.S. Patent and Trademark Office on October 28, 1997 at Reel/Frame: 8806/0691.

Copyrights:
-----------


                                                                     Registration       Registration
Title                                                Type                  No.               Date
-----                                                ----            ------------       ------------

Western Steer Steaks, Buffet,
    Bakery: Operations Manual                        federal           Txu618984          08/11/94
Cafeteria Adventures Tastes of
    the World Logo                                   federal           VA613418           12/16/93
Tastes of the World Promotion
    Program: Manager's Kit                           federal           TX3738877          12/27/93
Cafeteria Adventures Radical
   Chicken                                           federal           VA528350           10/08/92
Cafeteria Adventures Stars &
   Stripes General                                   federal           VA528349           10/08/92
Cafeteria Adventures Hamburger Man                   federal           VA528348           10/08/92
Cafeteria Adventures Stars & Stripes
   Promotion Program                                 federal           TX3421700          10/08/92
Cafeteria Adventures Rock `n Roll
  Promotion Program                                  federal           TX3421699          10/08/92
Cafeteria Adventures Radical
  Promotion Program                                  federal           TX3421698          10/08/92

Barnyard Basics of Good
  Nutrition Questions and Answers                    federal           TX3390603          08/07/92
Barnyard Basics of Good
  Nutrition Hunch-Out Toys                           federal           VA524973           08/07/92
Today's Nutritious Lunch:
  It's Barnyard Bonus Day!                           federal           VA519990           08/07/92
Barnyard Scene Bulletin Board
   Display: Barnyard Basics of
   Good Nutrition                                    federal           VA519989           08/07/92
Barnyard Basics of Good
   Nutrition: For Grades 1 & 2:
   Educator's Guide                                  federal           TX3380555          08/07/92
Barnyard Basics of Good
   Nutrition: For Grades 1 & 2:
   Educator's Guide                                  federal           TX3291538          04/02/92

                                  SCHEDULE 6.19

                                   REAL ESTATE


Owned Properties:
-----------------

Property                           Address                                 City                 State      Zip
--------                           -------                                 ----                 -----      ---

Claremont manufacturing facility   One WSMP Drive                          Claremont              NC       28610

Cincinnati manufacturing facility  9990 Princeton Road                     Cincinnati             OH       45246

Western Steer #22                  1190 Lenoir Rhyne Blvd., SE             Hickory                NC       28602

Western Steer #51                  3062 Hickory Blvd.                      Hudson                 NC       28638

Western Steer #111                 316 Ehring House St.                    Elizabeth City         NC       27909

Western Steer #292                 101 Bost Road                           Morganton              NC       28655

Western Steer #329                 314 Blowing Rock Blvd.                  Lenoir                 NC       28645

Bennett's #345                     1819 Fairgrove Church Road              Conover                NC       28613

Prime Sirloin #376                 3302 S. I-85 Service Road               Charlotte              NC       28208

Prime Sirloin #382                 10450 E. Independence Blvd.             Matthews               NC       28105

Sagebrush #511                     110 Cedar Lane                          Knoxville              TN       37912

Sagebrush #527                     566 Arbor Hill Road                     Kernersville           NC       27284

Sagebrush #531                     2468 Alcoa Highway                      Alcoa                  TN       37701

Sagebrush #532                     482 By-Pass 72 NW                       Greenwood              SC       29649

Sagebrush #535                     2000 Woodland Drive                     Mt. Airy               NC       27030

Sagebrush #536                     428 Jake Alexander Blvd. S.             Salisbury              NC       28144

Sagebrush #537                     5030 Valley View Blvd., NW              Roanoke                VA       24012

Sagebrush #538                     954 Blowing Rock Blvd., NE              Lenoir                 NC       28645

Sagebrush #539                     6170 South NC 16 Highway                Denver                 NC       28037

Sagebrush #540                     190 Aiken Mall Drive                    Aiken                  SC       29803


Sagebrush #541                     2100 Dalrymple Street                   Sanford                NC       27330

Sagebrush #546                     623 NC 24-27 By-Pass East               Albemarle              NC       28001

Sagebrush #547                     1529 Freeway Drive                      Reidsville             NC       27320

Closed Restaurant                  2225 12th Avenue NE                     Hickory                NC

Closed Restaurant                  1603 US-1                               Ft. Pierce             FL

Closed Restaurant                  2005 US-1 S                             St. Augustine          FL

Closed Restaurant                  997 Sunset Blvd.                        Jessup                 FL

Closed Restaurant                  1336 Andrew Johnson Highway             Morristown             TN

Closed Restaurant                  2911 Cypress Mill Road                  Brunswick              GA

Leased Properties:
------------------


Property                          Address                                  City                 State         Zip
--------                          -------                                  ----                 -----         ---

Western Steer #52                 334 SW Blvd.                              Newton                NC          28658

Prime Sirloin  #377               19601 Statesville Road                    Cornelius             NC          28031

Prime Sirloin  #379               3103 Taylorsville Road                    Statesville           NC          28677

Western Steer #420                26 Radio Road                             Lexington             NC          27292

Western Steer #425                1018 Rockford Street                      Mt. Airy              NC          27030

Western Steer #426                1580 Yadkinville Road                     Mocksville            NC          27028

Western Steer #427                825 E. Main Street                        Jefferson             NC          28640

Western Steer #428                Corner 601 & 421                          Yadkinville           NC          27055

Western Steer #431                955 Stuart Drive                          Galax                 VA          24333

Western Steer #433                112 N. Generals Blvd.                     Lincolnton            NC          28093

Western Steer #434                1675 Blowing Rock Road                    Boone                 NC          28607

Western Steer #435                1750 S. Stratford Road                    Winston-Salem         NC          27103

Sagebrush #507                    1520 Highway 70, SE                       Hickory               NC          28601

Sagebrush #508                    3909 Parkway                              Pigeon Forge          TN          37863

Sagebrush #509                    117 Turnersberg Road                      Statesville           NC          28677

Sagebrush #510                    390 South Illinois Avenue                 Oak Ridge             TN          37830

Sagebrush #513                    1420 Second Street, NE                    Hickory               NC          28601

Sagebrush #514                    1111 Highway 105                          Boone                 NC          28607

Sagebrush #515                    2445 Cherry Road                          Rock Hill             SC          29730

Sagebrush #516                    1600 East Stone Drive                     Kingsport             TN          37660

Sagebrush #517                    101 Steakhouse Road                       Morganton             NC          28655

Sagebrush #518                    2905 Reynolda Road                        Winston-Salem         NC          27106

Sagebrush #519                    2560 Lewisville-Clemmons Road             Clemmons              NC          27012

Sagebrush #520                    895 Russ Avenue                           Waynesville           NC          28786


Sagebrush #521                    985 West Asheville Highway                Brevard               NC          28712

Sagebrush #522                    815 Parkway                               Sevierville           TN          37862

Sagebrush #523                    2250 Hendersonville Road                  Arden                 NC          28704

Sagebrush #524                    1302 Collegiate Drive                     Wilkesboro            NC          28697

Sagebrush #525                    608 C West Roosevelt Blvd.                Monroe                NC          28110

Sagebrush #526                    217 Airport Road                          Gatlinburg            TN          37738

Sagebrush #528                    1541 West Floyd Baker Blvd.               Gaffney               SC          29341

Sagebrush #529                    2614 North Roan                           Johnson City          TN          37601

Sagebrush #530                    7815 Timberlake Road                      Lynchburg             VA          24502

Sagebrush #533                    204 Southgate Square Shopping Center      Colonial Heights      VA          23834

Sagebrush #534                    2323 East Morris Blvd.                    Morristown            TN          37814

Sagebrush #542                    801 N. Lake Drive                         Lexington             SC          29072

Sagebrush #543                    201 Heritage Blvd.                        Newport               TN          37821

Sagebrush #544                    800 South Main Street                     Graham                NC          27253

Sagebrush #545                    5920 University Parkway                   Stanleyville          NC          27105

Sagebrush #548                    190 Nye Road                              Wytheville            NC          24382

Sagebrush #549                    630 Randolph Mall                         Asheboro              NC          27203

Sagebrush #550                    1432 N. Bridge Street                     Elkin                 NC          28621

Sagebrush #551                    1006 East Cumberland Street               Dunn                  NC          28335

Closed restaurant                 504 Leming Drive                          Morganton             NC

Closed restaurant                 536 Highway 64-70                         Hickory               NC

Closed restaurant                 1600 N. Queen St.                         Kinston               NC

Closed restaurant                 835 S. Main St.                           Kernersville          NC

Closed restaurant                 Route 3                                   Tobbaccoville         NC

Closed restaurant                 751 W. Elk Ave.                           Elizabethton          TN

                                  SCHEDULE 6.24

                                      TAXES


(a) The Borrowers and Subsidiaries routinely file permitted requests for extensions for their federal and state tax returns.

(b) The state of North Carolina is currently auditing WSMP, Inc. in connection with its state income tax returns for the 1992, 1993, 1994 and 1995 tax years. No material liability is expected to result from such audits.

                                  SCHEDULE 6.28

                               MATERIAL CONTRACTS

1. License Agreement between WSMP, Inc. and Hardee's Food Systems, Inc. dated January 30, 1998.
2. License Agreement between WSMP, Inc. and Checkers Drive-In Restaurants, Inc. dated January 30, 1998.
3. License Agreement between WSMP, Inc. and Rally' Hamburgers, Inc. dated January 30, 1998.
4.       License Agreement between WSMP, Inc. and GB Foods Corp. dated January
         30, 1998.
5.       Production/Pricing Agreement between WSMP, Inc. and Hormel Company.
6. Procurement Agreement between Fresh Foods, Inc. and Institutional Food House, Inc. dated May 28, 1998.
7. Management Contract between WSMP, Inc. and HERTH Management, Inc. dated June 23, 1995, extended by an Extension Agreement dated August 29, 1997.
8. Employment Agreement between WSMP, Inc. and David R. Clark dated June 30, 1996 and subsequently amended on February 23, 1998.
9. Employment Agreement between WSMP, Inc. and L. Dent Miller dated January 29, 1998.
10.      Consulting and Noncompetition Agreement between WSMP, Inc. and Charles
         F. Connor, Jr. dated January 29, 1998.
11. Employment Agreement between WSMP, Inc. and Norbert E. Woodhams dated February 1998.

The following Material Contracts are to be assigned to Pierre Foods, LLC by Hudson Foods, Inc. on June 9, 1998:

1. Trademark License Agreement between Hudson Foods, Inc. and Nathan's Famous dated October 14, 1997.
2.       Trademark Agreement between Hudson Foods, Inc. and Sysco Corporation.
3. Custom Manufacturing Agreement between Hudson Foods, Inc. and E.A. Sween Company dated July 7, 1997.
4. Custom Manufacturing Agreement between Hudson Foods, Inc. and Fairmont Foods of Minnesota dated March 25, 1997.
5. Custom Manufacturing Agreement between Hudson Foods, Inc. and Suzanna's Kitchen, Inc. dated August 6, 1997.
6. Master Processing Agreements for the period from July 1, 1998 through June 30, 1999 between Hudson Foods, Inc. (and variations of such name) and the following state agencies:

                  Arkansas Department of Human Services
                  California Department of Education
                  Colorado State Department of Human Services
                  Connecticut DAS Food Distribution Program
                  Florida Department of Agriculture
                  Georgia State Board of Education
                  Idaho Department of Education
                  Illinois State Board of Education
                  Kentucky Division of Food Distribution
                  Louisiana Department of Agriculture and Forestry Maryland Department of Education
                  Massachusetts Department of Education
                  Michigan Department of Education
                  Missouri Department of Education
                  Nebraska Health and Human Services
                  Nevada Department of Administration
                  New Hampshire Surplus Distribution Section
                  New Jersey Department of Agriculture
                  New Mexico Human Services Department

                  New York Office of General Services
                  Ohio Department of Education
                  North Carolina Department of Agriculture
                  Oklahoma Department of Human Services
                  Oregon Department of Education
                  Pennsylvania Department of Agriculture
                  Rhode Island Food Distribution Program
                  South Carolina Department of Agriculture
                  Texas Department of Human Services
                  Wyoming Department of Education
                  Wisconsin Department of Public Information
                  Virginia Department of Agriculture
                  Utah State Office of Education

                                  SCHEDULE 6.30

                             AFFILIATE TRANSACTIONS


None.

                                  SCHEDULE 6.31

                            KEY MEMBERS OF MANAGEMENT


The key members of management of the Borrowers and Subsidiaries are as follows:

Name                                Position(s) with the Company
----                                ----------------------------
Richard F. Howard                   Chairman of the Board, Fresh Foods, Inc.

James C. Richardson, Jr.            Vice Chairman of the Board and Chief Executive Officer,
                                            Fresh Foods, Inc.

David R. Clark                      President and Chief Operating Officer, Fresh Foods, Inc.

James E. Harris                     Executive Vice President, Chief Financial Officer,
                                            Treasurer and Secretary, Fresh Foods, Inc.

Norbert E. Woodhams                 President, Pierre Foods, LLC

L. Dent Miller                      President, Claremont Restaurant Group, LLC

Larry D. Hefner                     President, Mom `n' Pop's Country Ham, LLC

Noland M. Mewborn                   Vice President of Finance, Fresh Foods, Inc.

                                  SCHEDULE 6.34

                               RESTAURANT BUSINESS


         The Company's restaurant operations are located primarily in smaller cities and suburban areas in the southeastern United States, a market niche where the primary competitors are economy steakhouses. At May 1, 1998, the Company owned and operated 38 Sagebrush steakhouse restaurants, which provide family-oriented, full-service, casual dining in an atmosphere suggestive of a Texas roadhouse. The Company also owned and operated 17 Western Steer and five Prime Sirloin restaurants, which are more mature family steakhouses using the "buffet and bakery" format, and one Bennett's barbecue-style restaurant. Sagebrush restaurants are the only causal dining steakhouses in a majority of the local markets in which they operate. The Company intends to convert all but seven of its family steakhouse restaurants to the Sagebrush concept within two years based on the historically attractive unit economics of the Sagebrush format. A typical Sagebrush restaurant generates 44% more revenue and 99% more EBITDA than a typical Western Steer restaurant. The Company has extensive experience in converting restaurants to the Sagebrush format as 27 of the Company's 38 Sagebrush restaurants were originally converted from other restaurant concepts. Since Fresh Foods acquired Sagebrush, Inc. in January 1998, the Company has converted three Western Steer restaurants to the Sagebrush concept and has realized a significant increase in weekly sales volume at these locations. Other than the restaurants currently being converted and three new Sagebrush restaurants in development, the company has no plans to build other Sagebrush restaurants.

                                  SCHEDULE 9.3

                                SALES OF ASSETS

None.

                                  SCHEDULE 9.10

                                  BANK ACCOUNTS



WSMP, Inc.
Bank Confirmation Control
For the Year Ended Feb. 27, 1998

===================================================================================================================================
                                                                                            Bank
                     Corporation                   Store                                    Name                  Account
                        Name                         #                                    & Address                  #
-----------------------------------------------------------------------------------------------------------------------------------
WSMP, Inc.                                           1        HOME OFFICE          NationsBank                     511242489
                                                                                   P.O. Box 30120
                                                                                   104-11
                                                                                   Charlotte, NC  28255

WSMP, Inc.        Sinking Fund                       1        HOME OFFICE          NationsBank                     510086325
                                                                                   P.O. Box 30120
                                                                                   104-11
                                                                                   Charlotte, NC  28255

WSMP, Inc.                                           1        HOME OFFICE          Rosie Erb                      5800003289
                                                                                   NationsBank
                                                                                   ARP Dept C015-2
                                                                                   P O Box 31590
                                                                                   Tampa,FL 33631

WSMP, Inc.                                           1        HOME OFFICE          Rosie Erb                      5800003297
                                                                                   NationsBank
                                                                                   ARP Dept C015-2
                                                                                   P O Box 31590
                                                                                   Tampa,FL 33631

WSMP, Inc.     Certificate Deposit                   1        HOME OFFICE          Bank of Granite                    142580
                                                                                   Jo Wagoner
                                                                                   P.O. Box 189
                                                                                   Newton, NC  28658

WSMP, Inc.      Payroll Acct.                        1        HOME OFFICE          Peoples Bank                    534828745
                                                                                   P O Box 467
                                                                                   Newon, NC 28658

WSMP, INC.                                           1        HOME OFFICE          Rosie Erb                      5800003262
                                                                                   NationsBank
                                                                                   ARP Dept C015-2
                                                                                   P O Box 31590
                                                                                   Tampa,FL 33631

WSMP, INC.                                           1        HOME OFFICE          Rosie Erb                      5800003270
                                                                                   NationsBank
                                                                                   ARP Dept C015-2
                                                                                   P O Box 31590
                                                                                   Tampa,FL 33631

WSMP, Inc.                                           1        HOME OFFICE          Peoples Bank                    558053356
                                                                                   P O Box 467
                                                                                   Newon, NC 28658

WSMP, Inc.                                           1        HOME OFFICE          Peoples Bank                    350180751
                                                                                   P O Box 467
                                                                                   Newon, NC 28658

WSMP, Inc.                                           1        HOME OFFICE          Peoples Bank                    534822052
                                                                                   P O Box 467
                                                                                   Newon, NC 28658

WSMP, Inc.          Deposit Acct.                    1        HOME OFFICE          South Trust                      60929918
                                                                                   P O Box 563975
                                                                                   Charlotte, NC 28256

WSMP, Inc.  Investment Acct.                         1        HOME OFFICE          South Trust                      60929929
                                                                                   P O Box 563975
                                                                                   Charlotte, NC 28256

WSMP, Inc.   Disbursement Acct                       1        HOME OFFICE          South Trust                      64007168
                                                                                   P O Box 2425
                                                                                   Ft. Myers, FL 33902


WSMP, Inc.         CD                        1        HOME OFFICE          Lincoln Bank                            8957
                                                                           P O Box 657
                                                                           Lincolnton, NC 28093

WSMP, Inc.         CD                        1        HOME OFFICE          First Century                        6001520
                                                                           P O Box 879
                                                                           Wytheville, VA 23482

WSMP, Inc.                                   1        HOME OFFICE          J.C. Bradford & Co.               139-84421-
(Western Steer Gift Cert. Acct.)                                           P.O. Box 3857                        1-9-792
                                                                           Hickory, NC  28603

WSMP,Inc.   Money Market                     1        HOME OFFICE          Peoples Bank                       534800645
                                                                           P O Box 467
                                                                           Newon, NC 28658

WSMP, Inc.                                   1     FRANCHISE PAYROLL       Carolina First                    1010058546
                                                                           P O Box 1029
                                                                           Greenville, SC 29602
WSMP, Inc.                                   6     ACCOUNTING SERVICE      Carolina First                    1010055740
                                                                           P O Box 1029
                                                                           Greenville, SC 29602

WSMP, Inc.                                   6     ACCOUNTING SERVICE      Carolina First                    1010058554
                                                                           P O Box 1029
                                                                           Greenville, SC 29602

WSMP, Inc.                                17-292-   MOM'S KITCH-MORG       First Union National Bank      2000000437079
                                            329      W/S MORGANTON         P.O. Box 279
                                                       W/S LENOIR          Hickory, NC  28603

                                            22     L R BLVD- HICKORY       Peoples Bank                     53-480076-9
                                                                           P.O. Box 467
                                                                           Newton, NC  28658

WSMP, Inc.                                  51         W/S HUDSON          Bank of Granite                      1606549
                                                                           Jo Wagoner
                                                                           P O Box 189
                                                                           Newton, NC 28658

WSMP, Inc.                       51     W/S HUDSON              Centura Bank                     0430006525
                                                                P O Box 1220
                                                                Rocky Mount, NC 27802

WSMP, Inc.                       52     W/S NEWTON              Peoples Bank                    53-480089-2
                                                                P.O. Box 467
                                                                Newton, NC  28658

WSMP, Inc.                       111    W/S ELIZABETH CITY      First Citizens Bank           595-18-02-953
                                                                P.O. Box 1588
                                                                Elizabeth City, NC  27906

WSMP, Inc.                       111    W/S ELIZABETH CITY      B B & T                          5115548893
                                                                P O Box 819
                                                                Wilson, NC 27894-0819

WSMP, Inc.                       291     W/S SPRINGS ROAD       Peoples Bank                      534800777
                                                                P.O. Box 467
                                                                Newton, NC  28658



WSMP, Inc.                       329        W/S LENOIR          Bank of Granite                   160-653-0
                                                                Jo Wagoner
                                                                P.O. Box 189
                                                                Newton, NC  28658

WSMP, Inc.                       331       WSMP SPORTS          Peoples Bank                    53-482159-1
                                            AFFILIATION         P.O. Box 467
                                                                Newton, NC  28658

WSMP, Inc.                       345    BENNETT'S CONOVER       Peoples Bank                    53-481939-7
                                                                P.O. Box 467
                                                                Newton, NC  28658

WSMP, Inc.                          345    BENNETT'S CONOVER       Peoples Bank                       534826699
                                             BEVERAGE ACCT.        P.O. Box 467
                                                                   Newton, NC  28658

WSMP, Inc.                          376   PRIME- BILLY GRAHAM      Lincoln Bank                         0034185
                                                                   P O Box 657
                                                                   Lincolnton, NC 28093

WSMP, Inc.                          377     PRIME-CORNELIUS        Lincoln Bank                         0034193
                                                                   P O Box 657
                                                                   Lincolnton, NC 28093

WSMP, Inc.                          378      PRIME-ASHEBORO        First National Bank & Trust          0180998
                                                                   P O Box 1328
                                                                   Asheboro , NC 27204

WSMP, Inc.                          379   PRIME - STATESVILLE      Peoples Bank                       534822094
                                                                   P.O. Box 467
                                                                   Newton, NC  28658

WSMP, Inc                           379    PRIME - STATESVLLE      Centura Bank                    097000-317-3
                                                                   P O Box 6057
                                                                   Rocky Mount, NC 27802-6057

WSMP, Inc.                          420      W/S-LEXINGTON         First Union National Bank      2000000581624
                                                                   P.O. Box 279
                                                                   Hickory, NC  28603



WSMP, Inc.                          421     W/S-STANLEYVILLE       First Citizen's Bank              4851435102
                                                                   P O Box 27131
                                                                   Raleigh, NC 27611-7131

WSMP, Inc.                          422     W/S-KERNERSVILLE       Centura Bank                      0402064250
                                                                   P O Box 1220
                                                                   Rocky Mount, NC 27802

WSMP, Inc.                        423      W/S-GRAHAM            Wachovia                           1447035020
                                                                 212 S. Main St.
                                                                 Graham. NC 27253

WSMP, Inc.                        424      W/S-ELKIN             First Union National Bank       2000000261436
                                                                 P.O. Box 279
                                                                 Hickory, NC  28603

WSMP, Inc.                        425      W/S-MT. AIRY          First Union National Bank       2000000824763
                                                                 P.O. Box 279
                                                                 Hickory, NC  28603

WSMP, Inc.                        426      W/S-MOCKSVILLE        B B & T                            5113863406
                                                                 P O Box 1626
                                                                 Wilson, NC 27893

WSMP, Inc.                        427      W/S-JEFFERSON         First Union National Bank       2000000796325
                                                                 P.O. Box 279
                                                                 Hickory, NC  28603

WSMP, Inc.                        428     W/S-YADKINVILLE        Central Carolina Bank              58-1038715
                                                                 P O Box 427
                                                                 Yadkinville, NC 27055

WSMP, Inc.                        429     W/S-TOBACCOVILLE       First Union National Bank       2000000382085
                                                                 P.O. Box 279
                                                                 Hickory, NC  28603

WSMP, Inc.                        430     W/S-ELIZABETHTON       Carter County Bank                      62278
                                                                 P O Box 1990
                                                                 Elizabethton, TN 37644-1990

WSMP, Inc.                        431        W/S-GALAX           Mountain National Bank           090221130000
                                                                 P O Box 165
                                                                 Galax, VA 24333


WSMP, Inc.                                   431    W/S-GALAX               Bank of Carroll                            160154701
                                                                            P O Box 407
                                                                            Galax, VA 24333

WSMP, Inc.                                   432    W/S-WYTHEVILLE          First Century Bank                          83000283
                                                                            P O Box 879
                                                                            Wytheville, VA 24382

WSMP, Inc.                                   433    W/S-LINCOLNTON          Lincoln Bank                                   34363
                                                                            P O Box 657
                                                                            Lincolnton, NC 28093

WSMP, Inc.                                   434    W/S-BOONE               First Union National Bank              2000000988159
                                                                            P.O. Box 279
                                                                            Hickory, NC  28603

WSMP, Inc.                                   435    W/S-WINSTON SALEM       First Citizen's Bank                      4851435209
                                                                            P O Box 27131
                                                                            Raleigh, NC 27611-7131



OPERATING ACCOUNTS - CONSOLIDATED SUBS.
South Carolina WSMP, Inc.                     58    S. C. WSMP, INC.-HO     Peoples Bank                               534830444
                                                                            P.O. Box 467
                                                                            Newton, NC  28658

Sunshine WSMP, Inc.                           95    SUNSHINE WSMP-H.O.      Peoples Bank                               534827085
                                                                            P.O. Box 467
                                                                            Newton, NC  28658

Georgia WSMP, Inc.                           141    GEORGIA WSMP, INC       Peoples Bank                               534827028
                                                       HOME OFFICE          P.O. Box 467
                                                                            Newton, NC  28658

Elloree Foods, Inc.                          208    LEXINGTON, SC           Carolina First Bank                       1040057770
                                                                            P.O. Box 1029
                                                                            Greenville, SC 29602

Tennessee WSMP, Inc.                      233    TENN. WSMP - H. O.      Peoples Bank                       534828869
                                                                         P.O. Box 467
                                                                         Newton, NC  28658

Tennessee WSMP, Inc.                      244       NEWPORT, TN          Union Planters Bank               0590001173
                                                                         P O Box 1217
                                                                         Morristown, TN  37816-1217

Naples Food, Inc.                         267    NAPLES FOODS, INC.      Peoples Bank                       534826954
                                                    HOME OFFICE          P.O. Box 467
                                                                         Newton, NC  28658

Seven Stars, Inc.                         272       WALDORF, MD          NationsBank                       2593006042
                                                                         P O Box 27025
                                                                         Richmond, VA 23261-7025

Prime Sirloin, Inc.                       360   PRIME SIRLOIN, INC.      Peoples Bank                       558537908
                                                                         P.O. Box 467
                                                                         Newton, NC  28658

Matthews Prime Sirloin, Inc.              382      PRIME-MATTHEWS        BB & T                            5110423901
                                                                         P.O. Box 1626
                                                                         Wilson, NC 27893

St. Augustine Foods, Inc.                 416    ST. AUGUSTINE, FL       First Union National Bank      2090000394135
                                                                         P O Box 279
                                                                         Hickory, NC 28603

D & S Food Systems, L L C                 417        JESUP, GA           SunTrust Bank                     9800273360
                                                                         P O Box 129
                                                                         Jesup, GA 31545-3509

Brunswick Associates, Inc.                465     BRUNSWICK ASSOC.       First Union National Bank      2074380537421
                                                                         P O Box 279
                                                                         Hickory, NC 28603

OPERATING ACCOUNTS - UNCONSOLIDATED SUBS.
Georgia Buffet Restaurants, Inc.                    412        BUFORD, GA          SouthTrust Bank                68-960-083
                                                                                   4325 Hwy 20
                                                                                   Buford, Ga.  30518

Georgia Buffet Restaurants, Inc.                    413        CANTON, GA          Security State Bank                105502
                                                                                   P.O. Box 351
                                                                                        Canton, GA 30114



BANK ACCOUNTS:  PIERRE FOODS
----------------------------

Pierre Foods                                                   Depository          Star Bank                      48079-7117
                                                               Account             Checking Business

Pierre Foods                                                   Payroll             Star Bank                      48079-7125
                                                               Account             Checking Business